Exhibit 10.2

(GF—2017—0201)

Project Construction Contract

Prepared by

The Ministry of Housing and Urban-Rural Development of the People’s Republic of China

State Administration for Industry and Commerce of the People’s Republic of China

Instructions

Pursuant to the relevant laws and regulations, such as the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China, the Tendering and Bidding Law of the People’s Republic of China, the Ministry of Housing and Urban Rural Development of the People’s Republic of China (MoHURD) and the State Administration for Industry and Commerce (SAIC) have revised the Project Construction Contract (Model Text) (GF-2013-0201) and formulated the Project Construction Contract (Model Text) (GF-2017-0201) (hereinafter referred to as the Model Text), in order to guide the contract signing behaviors of the parties to the project construction contract and to safeguard their respective legitimate rights and interests. To help the parties concerned use the Model Text, the relevant issues are hereby explained as follows:

I. Composition of the Model Text

The Model Text consists of three parts: Contract Agreement, General Contract Terms, and Special Contract Terms respectively.

(I) Contract Agreement

The Contract Agreement specified in the Model Text is composed of 13 articles in total, mainly including Project Overview, Contract Term, Quality Standard, Signed Contract Price and Contract Price Form, Project Manager, Composition of Contract Documents, Commitments, and Conditions for the Effectiveness of The Contract, etc. It specifies the basic contractual rights and obligations of the parties to the contract centrally.

(II) General Contract Terms

The General Contract Terms refer to the principle agreements made and entered into by and between both parties to the contract as per relevant laws and regulations such as the Construction Law of the People’s Republic of China and the Contract Law of the People’s Republic of China, in order to specify their respective rights and obligations for the implementation and other relevant matters of project construction.

The General Contract Terms include a total of 20 articles, including General Provisions, the Employer, the Contractor, the Supervisor, Project Quality, Safe and Civilized Construction and Environmental Protection, Construction Term and Schedule, Materials and Equipment, Test and Inspection, Changes, Price Adjustment, Contract Price, Measurement and Payment, Acceptance and Commissioning, Completion Settlement, Defect Liability and Warranty, Breach of The Contract, Force Majeure, Insurance, Claims and Dispute Resolution. The aforesaid terms are concluded by complying with the relevant requirements of current laws and regulations on engineering construction and by considering the special needs of project construction management.

(III) Special Contract Terms

The Special Contract Terms elaborate, improve, supplement, modify or otherwise specify the principle provisions of the General Contract Terms. The parties to the contract may, based on the characteristics of the specific project and the realities, modify and supplement the corresponding Special Contract Terms via amicable consultation. While using the Special Contract Terms, please ensure:

1. The No. of the Special Contract Terms is consistent with that of the corresponding General Contract Terms;

2. The parties to the contract may modify the Special Contract Terms to satisfy the special needs of the specific project, thus avoiding modifying the General Contract Terms;

3. Where there are horizontal lines in the special contract terms, The parties to the contract may elaborate, improve, supplement, modify or otherwise specify the corresponding General Contract Terms in the underlined parts of the Special Contract Terms; fill in “None” or tick “/” there, if no provision needs elaborating, improving, supplementing, modifying or otherwise specifying.

II. Nature and Applicable Scope of the Model Text

The Model Text is not a compulsory text and is applicable to the awarding and contracting of construction projects, such as house construction, civil engineering, pipeline and equipment installation projects, decoration projects, etc. Both parties to the contract may, based on the realities of projects, enter into a contract as per the Model Text, and bear the corresponding legal responsibilities, and contractual rights and obligations as per relevant laws, regulations and the contract.

Table of Contents

Part 1 Contract Agreement	1
1. Project Overview	1
2. Contract Term	1
3. Quality Standard	1
4. Signed Contract Price and Contract Price Form	2
5. Project Manager	2
6. Composition of Contract Documents	2
8. Meaning of the Terms	3
9. Date of Signature	3
10. Place of Signature	3
11. Supplementary Agreement	3
12. Effectiveness of This Contract	3
13. Pieces of This Contract	3
Part 2 General Contract Terms	4
1. General Provisions	4
1.1 Terms and definitions	4
1.2 Language	7
1.3 Laws	7
1.4 Standards and norms	7
1.5 Priority of contract documents	7
1.6 Drawings and the Contractor’s documents	8
1.7 Contacts	8
1.8 Bribery prohibition	9
1.9 Fossils and cultural relics	9
1.10 Transportation	9
1.11 IPRs	10
1.12 Confidentiality	11
1.13 Corrections of errors in the BoQ	11
2. The Employer	11
2.1 Permission or approval	11
2.2 The Employer’s representative	11
2.3 The Employer’s personnel	12
2.4 Provision of construction site, construction conditions, and basic data	12
2.5 Proof of fund source and payment guarantee	13
2.7 Organization of completion acceptance	13
2.8 Agreement on unified site management	13
3. The Contractor	13
3.1 General obligations of the Contractor	13
3.2 Project manager	14
3.3 The Contractor’s personnel	15
3.4 The Contractor’s onsite survey	16
3.5 Subcontracting	16
3.6 Project keeping and protection of finished and semi-finished products	17
3.7 Performance guarantee	17
3.8 Consortium	18

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4. The Supervisor	18
4.1 General provisions on the Supervisor	18
4.2 Supervision personnel	18
4.3 The Supervisor’s instructions	18
4.4 Negotiation or determination	19
5. Project Quality	19
5.1 Quality requirements	19
5.2 Quality assurance measures	19
5.3 Inspection of concealed works	20
5.4 Handling of unqualified works	21
5.5 Quality dispute detection	21
6. Safe and Civilized Construction and Environmental Protection	21
6.1 Safe and civilized construction	21
6.2 Occupational health	24
6.3 Environmental protection	24
7. Construction Term and Schedule	24
7.1 Construction organization design	24
7.2 Construction schedule	25
7.3 Commencement	25
7.3 Commencement notice	26
7.4 Measurement and setting-out	26
7.5 Construction term delay	26
7.6 Adverse material conditions	27
7.7 Extremely adverse weather conditions	27
7.8 Construction suspension	27
7.9 Early completion	29
8. Materials and Equipment	29
8.1 Supply of materials and engineering equipment by the Employer	29
8.2 Materials and engineering equipment procured by the Contractor	29
8.3 Acceptance and rejection of materials and engineering equipment	29
8.4 Storage and use of materials and engineering equipment	30
8.5 Banning on the use of unqualified materials and engineering equipment	30
8.6 Sample	31
8.7 Substitution of materials and engineering equipment	31
8.8 Construction equipment and temporary facilities	32
8.9 Special requirements for materials and equipment	32
9. Test and Inspection	32
9.1 Test equipment and personnel	32
9.2 Sampling	33
9.3 Testing and inspection of materials, engineering equipment, and the project	33
9.4 On-site process test	33

10. Change	34
10.1 Scope of change	34
10.2 Right of change	34
10.3 Change procedure	34
10.4 Change valuation	34
10.5 Contractor’s reasonable suggestions	35
10.6 Schedule adjustment caused by changes	35
10.7 Provisional estimate	35
10.8 Provisional amount	37
10.9 Daywork	37
11. Price Adjustment	37
11.1 Price adjustment caused by market price fluctuations	37
11.2 Adjustments caused by law changes	39
12. Contract Price, Measurement and Payment	40
12.1 Forms of Contract Price	40
12.2 Advance Payment	40
12.3 Measurement	41
12.4 Payment of Project Progress Payments	42
12.5 Payment Account	44
13. Acceptance and Commissioning of the Works	44
13.1 Acceptance of Subdivisional and Subitem Works	44
13.2 Completion Acceptance	45
13.3 Commissioning of the Works	46
13.4 Acceptance of Early Delivery of Unit Works	47
13.5 Operation during the Construction Period	48
13.6 Completion and Demobilization	48
14. Completion Settlement	49
14.1 Application for Completion Settlement	49
14.2 Review of Completion Settlement	49
14.3 Agreement on Completion with Omitted Items	50
14.4 Final Settlement	50
15. Defect Liability and Warranty	50
15.1 Principles of Project Warranty	50
15.2 Defect Liability Period	51
15.3 Quality Guarantee Deposit	51
15.4 Warranty	53
16. Breach of Contract	54
16.1 Employer’s Breach of Contract	54
16.2 Contractor’s Breach of Contract	55
16.3 Breach Caused by a Third Party	56
17. Force Majeure	57
17.1 Confirmation of Force Majeure	57
17.2 Notice of Force Majeure	57
17.3 Bearer of Consequences of Force Majeure	57
17.4 Termination of Contract Due to Force Majeure	58

18. Insurance	58
18.1 Project Insurance	58
18.2 Work-Related Injury Insurance	58
18.3 Other Insurances	59
18.4 Continuous Insurance	59
18.5 Insurance Certificates	59
18.6 Remedies for Failure to Insure as Agreed	59
18.7 Notification Obligation	59
19. Claims	60
19.1 Contractor’s Claims	60
19.2 Handling of Contractor’s Claims	60
19.3 Employer’s Claims	61
19.4 Handling of Employer’s Claims	61
19.5 Time Limit for Filing Claims	61
20. Dispute Resolution	61
20.1 Amicable Settlement	61
20.2 Mediation	62
20.3 Dispute Review	62
20.4 Arbitration or Litigation	62
20.5 Effect of Dispute Resolution Clauses	62
Part III Special Terms and Conditions of Contract	63
1. General agreement	63
2. The Employer	66
3. The Contractor	67
4. Supervisor	70
5. Engineering quality	71
6. Safe and Civilized Construction and Environmental Protection	71
7. Duration and schedule	72
8. Materials and equipment	74
9. Testing and Inspection	74
10. Change	75
11. Price adjustment	76
12. Contract Price, Measurement and Payment	77
13. Acceptance and engineering commissioning	80
14. Completion Settlement	81
15. Defect Liability Period and Warranty	81
16. Default	82
17. Force majeure	84
18. Insurance	84
20. Dispute resolution	85
Annexes	86

Part 1 Contract Agreement

The Employer (full name): Ruike Electronics (Wenzhou) Co., Ltd.

The Contractor (full name): Zhongxia Construction Co., Ltd.

Pursuant to relevant laws, such as the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China, the following agreement on the construction and related matters of the New 150mWh/a Energy Storage and Intelligent Power Equipment Project of Ruike Electronics (Wenzhou) Co., Ltd. (hereinafter referred to as “this Agreement”) is made and entered into by and between the Employer and the Contractor on the principle of equality, voluntariness, fairness, and good faith after reaching consensus via amicable consultation.

1. Project Overview

1. Project name: New 150mWh/a Energy Storage and Intelligent Power Equipment Project of Ruike Electronics (Wenzhou) Co., Ltd.

2. Location: Block A-02-2, Longwan Phase II (0577-WZ-WW08)

3. No. of project initiation approval document: 2502-330371-89-01-953113

4. Capital source: Self-raised

5. Scope of works: The total building area is approximately 41,210m2, including the underground area of 124 m2. All of the works are of reinforced framework structure, including 1# Dormitory, 2# and 3# Production Workshops and 4# Guard Room. To be specific, the 1# Dormitory includes 7 floors, 2# and 3# Production Workshops include 5 and 4 floors respectively while 4# Guard Room includes 1 floor. The specific amount shall be subject to the shop drawings and verified engineering quantities.

6. Scope of contracting: Contracting for both labor and materials. The general contracting construction of the project within the scope of the approved shop drawings (including civil engineering, water and electricity, fire installation, ventilation engineering, ancillary works, etc.). Details shall be subject to the designed contents in shop drawings and the preparation caliber of the engineering budget base as verified by both parties.

2. Contract Term

Planned date of commencement: June 1, 2025.

Planned date of completion: January 31, 2026.

Total construction term: 600 calendar days. In case of any inconsistency between the total construction term (calendar days) and the planned dates of commencement and completion as said above, the former shall prevail.

3. Quality Standard

The quality of this Project shall conform to the qualified standards.

4. Signed Contract Price and Contract Price Form

1. Signed contract price:

RMB 80,000,000.00 (in words: RMB EIGHTY MILLION Only);

Including:

(1) Safe and civilized construction fees:

RMB 1,680,000.00 (in words: RMB ONE MILLION SIX HUNDRED EIGHTY THOUSAND Only);

(2) Provisional estimate of material and engineering equipment:

RMB / (in words: RMB Only);

(3) Provisional estimate of specialized works:

RMB / (in words: RMB Only);

(4) Provisional amount:

RMB / (in words: RMB Only);

2. Contract price form: Fixed-unit-price contract.

5. Project Manager

The Contractor’s project manager (PM): Ye Yu.

6. Composition of Contract Documents

This Agreement constitutes the contract documents together with:

(1) Letter of acceptance (if any);

(2) Letter of tender and annex herewith (if any);

(3) Special contract terms and attachments herewith;

(4) General contract terms;

(5) Technical standards and requirements;

(6) Drawings;

(7) Priced BoQ or budget; and

(8) Other contract documents.

All documents in connection with the contract as concluded while concluding and performing the contract serve as an integral part of the contract documents.

The contract documents above include the documents regarding the supplementation and modification of the contract documents. The documents whose contents fall under the same type shall be subject to the versions signed the latest. The special contract terms and attachments herewith shall be signed or stamped by the parties to the contract.

7. Commitment

1. The Employer hereby commits to handle the project approval procedures and raise construction funds as per laws, and pay the Contractor the contract price based on the term and mode of payment as specified in the contract.

2. The Contractor hereby commits to organize and complete the construction of the project as per laws and the contract, ensure the quality and safety of the project, and that it will not sublet or illegally subcontract the project; bear the corresponding project repairing responsibilities during the defect liability period and warranty period.

3. If the Employer and the Contractor enter into contract through bidding, both parties hereto understand and commit that they will not sign any agreement in conflict with the substantive content of the contract for the same project.

8. Meaning of the Terms

The meaning of the terms specified in this Agreement shall be the same with that specified in Part 2 General Contract Terms.

9. Date of Signature

This Agreement is signed on March 25, 2025.

10. Place of Signature

This Agreement is signed at Ruike Electronics (Wenzhou) Co., Ltd.

11. Supplementary Agreement

Any matters unmentioned herein shall be solved by both parties by concluding a supplementary agreement, which serves as an indispensable part of the contract.

12. Effectiveness of This Contract

This Agreement takes effect once signed and stamped by both parties.

13. Pieces of This Contract

This Agreement is made in octuplicate with each party holding four, all of which have the same legal effect.

The Employer: (official seal) Ruike Electronics (Wenzhou) Co., Ltd.	The Contractor: (official seal) Zhongxia Construction Co., Ltd.
Legal representative or entrusted agent: (signature) Kong Lingyi (Seal)	Legal representative or entrusted agent: of Hu Jianming (Seal)
Unified social credit code: [redacted]	Unified social credit code: [redacted]
Address: 1F, 1# Building, No. 528 Binhai Fourth Road, Xinghai Sub-district, Wenzhou Bay New Area, Wenzhou City, Zhejiang Province
Postal code: 325000
Legal representative: Kong Lingyi
Entrusted agent:
Tel.: 0577-86829999
Fax:
Email: lingyikong@erayak.com
Bank of deposit: [redacted]
Account No.: [redacted]	Address: Room 1101, Longyue Building, No. 587 Yongning West Road, Yongzhong Sub-district, Longwan District, Wenzhou City
Postal code:
Legal representative: Hu Jianming
Entrusted agent:
Tel.: 0577-88917322
Fax:
Email:
Bank of deposit: China Construction Bank
Zhuangyuan Branch
Account No.: 1929 9901 0400 36278

Part 2 General Contract Terms

1. General Provisions

1.1 Terms and definitions

The following words in the contract agreement, general contract terms, and special contract terms shall have the meanings specified in this article:

1.1.1 Contract

1.1.1.1 Contract: Refers to the document with binding force according to laws and as agreed upon by the parties to the contract. The documents that constitute the contract include the contract agreement, letter of acceptance (if any), letter of tender and annex herewith (if any), special contract terms and attachments herewith, general contract terms, technical standards and requirements, drawings, priced BoQ or budget statement, etc.

1.1.1.2 Contract Agreement: Refers to the written document named “Contract Agreement” entered into by and between the Employer and the Contractor, which serves as one of the contract documents.

1.1.1.3 Letter of acceptance: Refers to the written document by which, the Employer notifies the Contractor of winning the bid of the project, which serves as one of the contract documents.

1.1.1.4 Letter of tender: Refers to the document named the “Letter of Tender” filled in and signed by the Contractor bidding the project, which serves as one of the contract documents.

1.1.1.5 Annex to the letter of tender: Refers to the document named the “Annex to the Letter of Tender”, which is attached to the letter of tender and serves as one of the contract documents.

1.1.1.6 Technical standards and requirements: Refer to the national, industrial or local technical standards and requirements that should be followed by or guide construction, as well as the technical standards and requirements agreed upon in the contract. All of the documents above serve as part of the contract documents.

1.1.1.7 Drawings: Refer to the design documents, shop drawings, aerial views, and models provided by the Employer in accordance with the contract or as approved by the Employer, as well as drawing files formed during the performance of the contract, all of which serve as part of the contract documents. The drawings shall pass review and examination as per laws.

1.1.1.8 Priced BoQ: Refer to the BoQ, which is filled out and priced by the Contractor based on the prescribed format and requirements and serves as one of the contract documents, including instructions and tables.

1.1.1.9 Budget: Refers to the engineering budgets prepared by the Contractor based on the format and requirements specified by the Employer, which serves as one of the contract documents.

1.1.1.10 Other contract documents: Refers to the legally binding documents or written agreements, which are specified by the parties to the contract regarding project construction. The parties to the contract may make provisions in the special contract terms.

1.1.2 The parties to the contract and other related parties

1.1.2.1 The parties to the contract: Refer to the Employer and (or) the Contractor.

1.1.2.2 The Employer: Refers to the party who signs the contract agreement with the Contractor and the legal successor who has obtained the qualifications of that party.

1.1.2.3 The Contractor: Refers to the party who signs the contract agreement with the Employer and enjoys the corresponding qualifications for engineering construction contracting, as well as the legal successor who has obtained the qualifications of the party.

1.1.2.4 The Supervisor: Refers to the legal person or other organization explicitly specified in the special contract terms and entrusted by the Employer for supervising and managing the project as per laws.

1.1.2.5 The Designer: Refers to the legal person or other organization, which has been explicitly specified in the special contract terms, enjoy the corresponding engineering design qualifications, and entrusted by the Employer for designing the project.

1.1.2.6 Subcontractor: Refers to the qualified legal person, which subcontracts part of the project or work as per laws and contractual provisions, after signing a subcontract with the Contractor.

1.1.2.7 Employer’s representative: Refers to the person appointed and dispatched by the Employer to exercise the Employer’s rights within the scope authorized by the Employer on the construction site.

1.1.2.8 Project manager: Refers to the project leader appointed and dispatched by the Contractor to the construction site to perform the contract within the scope authorized by the Contractor. The project manager shall enjoy the corresponding qualifications as per laws.

1.1.2.9 Chief supervision engineer: Refers to the person appointed by the Supervisor and working on the construction site for supervising the project.

1.1.3 Engineering and equipment

1.1.3.1 Engineering: Refers to the permanent and (or) temporary works corresponding to the scope of contracting in the contract agreement.

1.1.3.2 Permanent works: Refers to the works constructed and handed over to the Employer as per the contract, including engineering equipment.

1.1.3.3 Temporary works: Refers to various kinds of temporary works constructed for completing the permanent works specified in the contract, excluding construction equipment.

1.1.3.4 Unit project: Refers to the permanent works specified in the contract agreement explicitly with independent construction conditions and able to form independent use functions.

1.1.3.5 Engineering equipment: Refers to the mechanical and electrical equipment, metal structure equipment, instruments, and other similar equipment and devices, all of which constitute the permanent works.

1.1.3.6 Construction equipment: Refers to the equipment, tools, and other items, all of which are required to complete the various tasks specified in the contract, excluding engineering equipment, temporary works, and materials.

1.1.3.7 Construction site: Refers to the place used for project construction, as well as other places which are explicitly specified in the special contract terms as part of the construction site, including permanent and temporary lands.

1.1.3.8 Temporary facilities: Refer to any and all temporary production and living facilities used for completing the various tasks stipulated in the contract.

1.1.3.9 Permanent land: Refers to the land which is permanently occupied for the implementation of the project according to the special contract terms.

1.1.3.10 Temporary land: Refers to the land which is temporarily occupied for the implementation of the project according to the special contract terms.

1.1.4 Date and term

1.1.4.1 Date of commencement: It includes the planned and actual dates of commencement. To be specific, the planned date of commencement refers to the date of commencement specified in the contract agreement while the actual date of commencement refers to the date of commencement in the commencement notice, which is issued by the Supervisor as per 7.3.2 (Commencement notice) and complies with laws.

1.1.4.2 Date of completion date: It includes the planned and actual dates of commencement. To be specific, the planned date of completion refers to the date of completion specified in the contract agreement while the actual date of completion refers to the date of completion specified as per 13.2.3 (Date of Completion).

1.1.4.3 Construction term: Refers to the term required for the Contractor to complete the project stipulated in the contract agreement, including any changes on the term as concluded as per the contract.

1.1.4.4 Defect liability period: Refers to the period during which the Contractor is obliged to repair the project defects as per the contract, and the Employer retains the quality guarantee deposit (excluding the case where the Contractor has paid the performance guarantee). The period shall be calculated from the actual date of completion of the project.

1.1.4.5 Warranty period: Refers to the period during which the Contractor bears warranty responsibility for the project as per contract. The period shall be calculated from the date when the project passes completion acceptance.

1.1.4.6 Reference date: For bid projects, the reference date shall be 28 days prior to the deadline of bidding. For projects directly contracted, the reference date shall be 28 days prior to the date of contract signing.

1.1.4.7 Day: Refers to calendar days, unless otherwise specified. If the time in the contract is calculated based on days, the starting day will not be included in the term and instead, calculation shall be made from the next day. The deadline for the last day shall be 24:00 of that day.

1.1.5 Contract price and fees

1.1.5.1 Contract price: Refers to the total amount as mutually agreed by the Employer and Contractor in the contract agreement, including safe and civilized construction fees, provisional estimate and provisional amount.

1.1.5.2 Contract price: Refers to the amount paid by the Employer for the Contractor for completing all the work within the scope of the contracting as per the contract, including any and all price changes occurring during the performance of the contract as per the contract.

1.1.5.3 Expenses: Refer to any and all necessary expenses incurred or to be incurred in the performance of the contract, including management fees and other expenses that should be shared, but excluding profits.

1.1.5.4 Provisional estimate: Refers to the amount provided by the Employer in the BoQ or budget to pay for the unit price of materials, engineering equipment, specialized works and service work which will surely incur but with temporarily undetermined price.

1.1.5.5 Provisional amount: Refers to the amount temporarily specified by the Employer in the BoQ or budget and included in the contract price, which can be used for procuring the materials, engineering equipment, services that are not yet determined or foreseen while signing the engineering contract, adjusting contract price against any possible engineering changes or contract agreement adjustment factors during the construction process, as well as the expenses incurred for claims, on-site signature confirmation, etc.

1.1.5.6 Timework: Refers to a method of pricing based on the unit price in the contract for the sporadic work proposed by the Employer or changes priced based on daywork during the performance of the contract.

1.1.5.7 Quality guarantee deposit: Refers to the guarantee provided by the Contractor as per 15.3 (Quality guarantee deposit) to ensure it can bear the defect repair obligations faithfully within the defect liability period.

1.1.5.8 Total price item: Refers to the item, against which, there is no specific workload calculation rule in the existing national, industrial and local measurement rules, and which is calculated in the form of total price or rate in the priced BoQ or budget.

1.1.6 Others

1.1.6.1 Written form: Refers to the form in which contract documents, letters, telegrams, faxes, etc. can tangibly express the contents that they carry.

1.2 Language

The contract shall be prepared, interpreted and explained in simplified Chinese. In case of any conflict on the special contract terms of more than two language versions as concluded by the parties to the contract, the Chinese version shall prevail.

1.3 Laws

For the purpose of the contract, the laws refer to the laws, administrative regulations, departmental rules of the People’s Republic of China, as well as local regulations, autonomous and specific regulations and local government rules of the local site where the project is located.

The parties to the contract may specify other normative documents applicable to the contract in the special contract terms.

1.4 Standards and norms

1.4.1 The national, industrial standards and local standards at the site of the project, as well as corresponding norms, regulations, etc., all of which are applicable to the project, shall be stipulated in the special contract terms by both parties to the contract, if they have any special requirements.

1.4.2 In case of deciding to use the international standards and norms, the Employer shall provide the original version and the Chinese version of these standards and norms, and specify their name and No. and date of provision in the special contract terms.

1.4.3 Where the Employer’s technical standards and functional requirements for the project are stricter than the current national, industrial or local standards, the Employer shall list them in the special contract terms. Unless otherwise specified in the special contract terms, the Contractor is seen as having fully anticipated the complexity of the aforementioned standards and requirements before signing the contract, and the costs arising therefrom have been included in the contract price.

1.5 Priority of contract documents

The documents that constitute the contract should be interpreted and explained mutually. Unless otherwise specified in the special contract terms, the contract documents shall be interpreted based on the priority set forth below:

(1) Contract agreement;

(2) Letter of acceptance (if any);

(3) Letter of tender and annex herewith (if any);

(4) Special contract terms and attachments herewith;

(5) General contract terms;

(6) Technical standards and requirements;

(7) Drawings;

(8) Priced BoQ or budget; and

(9) Other contract documents.

The contract documents above, including supplements and modifications made by the parties to the contract, fall under the same category of contents and the versions signed the latest shall prevail.

All documents in connection with the contract as concluded while concluding and performing the contract serve as an integral part of the contract documents, and shall be interpreted based on the priority determined according to their nature.

1.6 Drawings and the Contractor’s documents

1.6.1 Provision and disclosure of drawings

The Employer shall provide the Contractor with drawings free of charge based on the deadline, quantity and content specified in the special contract terms, and organize the Contractor, the Supervisor, and the Designer for drawing review and design disclosure. The Employer shall, no later than 14 days before the date of commencement specified in 7.3.2 (Commencement notice), provide the drawings for the Contractor.

Where the Contractor has higher costs and (or) delays the construction progress by the Employer’s failure in providing drawings as per the contract, both parties hereto agree to handle relevant matters as per 7.5.1 (Delay of Construction Period by the Employer’s Reasons).

1.6.2 Errors in drawings

Upon discovering any errors, omissions or defects in the drawings provided by the Employer, the Contractor shall, within the shortest time, notify the Supervisor, which shall, upon receiving a notice from the Contractor, issue relevant opinions and submit them to the Employer. The Employer shall make a decision within a reasonable time after receiving the notice from the Supervisor. The reasonable time specified herein refers to the time required for the Employer to make every effort and try to finish the modification and supplementation of drawings after receiving the notice from the Supervisor.

1.6.3 Modification and supplement of drawings

If any drawings need modifying or supplementing, the approval from the original designer and the examination and approval department shall be acquired first. The Supervisor shall submit the modified or supplemented drawings to the Contractor before the construction of the project or the corresponding part of the project. The Contractor shall carry out construction according to the modified or supplemented drawings.

1.6.4 The Contractor’s documents

The Contractor shall provide the project construction documents that it shall prepare as per the special contract terms, and submit them to the Supervisor based on the deadline, quantity, and form stipulated in the special contract terms. Then the Supervisor shall submit the documents above to the Employer.

The Supervisor shall finish reviewing the Contractor’s documents within 7 days after receiving them, unless otherwise specified in the special contract terms. If, however, the Supervisor has any objections to the Contractor’s documents, the Contractor shall resubmit them to the Supervisor after modification. The review by the Supervisor does not relieve or exempt the Contractor’s responsibilities that it shall bear according to the contract.

1.6.5 Storage of drawings and the Contractor’s documents

The Contractor, unless otherwise specified in the special contract terms, shall keep a complete set of drawings and the Contractor’s documents respectively on the construction site for satisfying the inspection by the Employer, supervisor, and relevant personnel.

1.7 Contacts

1.7.1 Any and all notices, approvals, certifications, certificates, instructions, demands, requirements, requests, consents, opinions, determinations, decisions, etc. related to the contract shall be made in written form and shall be delivered to the recipient and place of delivery within the time limit specified in the contract.

1.7.2 The Employer and Contractor shall specify their respective recipient and place of delivery in the special contract terms. In case of deciding to change its recipient or place of delivery, the due party shall notify the counterparty in writing 3 days in advance.

1.7.3 The Employer and the Contractor shall sign for any correspondence that the counterparty delivers to the place of delivery and designated recipient in time. If the recipient refuses to sign it, the additional costs and (or) construction term delay arising therefrom shall be borne by the party that refuses to sign for the document.

1.8 Bribery prohibition

Either party to the contract shall not seek illegal benefits or harm the rights and interests of the other party through bribery, either directly or in a disguised manner. If one party’s bribery causes losses to the other party, the party shall compensate the observant party’s loss arising therefrom and bear corresponding legal responsibilities.

The Contractor shall not collude with the Supervisor or any third party hired by the Employer to harm the Employer’s interests. Without the written consent of the Employer, the Contractor shall neither provide the Supervisor with any communication equipment, means of transportation or benefits of other forms beyond those specified in the contract, nor pay the Supervisor remuneration.

1.9 Fossils and cultural relics

All cultural relics, historical sites, and other relics, fossils, coins, or items with geological research or archaeological value discovered on the construction site through excavation shall belong to the state. Upon discovering any of the above, the Contractor shall take reasonable and effective protective measures to prevent anyone from moving or damaging them, report to the relevant government administrative authorities and notify the Supervisor.

The Employer, the Supervisor, and the Contractor shall take appropriate protective measures at the request of relevant government administrative authorities. Any additional costs and (or) construction term delay arising therefrom shall be borne by the Employer.

If the Contractor fails to report or conceal the cultural relics upon discovery, causing any loss or damage of the cultural relics, the Contractor shall compensate the loss arising therefrom and bear corresponding legal responsibilities.

1.10 Transportation

1.10.1 Right to access the construction site

The Employer shall obtain all the approval procedures and all rights required for accessing the construction site, as well as the right to construct roads, bridges, and other infrastructures required for construction, based on the construction needs, and bear the relevant procedural and construction costs, unless otherwise specified in special contract terms. The Contractor shall assist the Employer in handling the procedures for constructing roads, bridges, and other infrastructures inside and outside the construction site.

The Contractor shall, before signing the contract, survey the construction site, and reasonably foresee the ways, means, paths, etc. required for site access based on the scale and technical parameters of the project; bear the additional costs and (or) construction term delay ascribed to its failure in making foreseeing reasonably.

1.10.2 Off-site transportation

The Employer shall provide the technical parameters and specific conditions of off-site transportation facilities. The Contractor shall ensure the drivers drive vehicles in strict accordance with relevant traffic regulations, the load restrictions of roads and bridges, the regulations on road speed limits, traffic restrictions, and overload prohibition, etc.; cooperate with the supervision and inspection of traffic management authorities. If the off-site transportation facilities cannot meet the needs of project construction, the Employer shall be responsible for making improvement at its own costs.

1.10.3 On-site transportation

The Employer shall provide the technical parameters and specific conditions of on-site transportation facilities, and shall, as per the special contract terms, provide the Contractor with on-site roads and transportation facilities that meet the requirements of the project construction free of charge. If the roads or transportation facilities are damaged by the Contractor’s cause, then the Contractor shall be responsible for repairing them at its own costs.

Except for the on-site roads and transportation facilities provided by the Employer as per the contract, the Contractor shall be responsible for constructing, repairing, maintaining and managing other temporary on-site roads and transportation facilities required for construction of the project. The Employer and the Supervisor may, for the purpose of the contract, use the temporary roads and transportation facilities built by the Contractor on site.

The boundary between off-site and on-site transportation shall be agreed upon by the parties hereto parties in the special contract terms.

1.10.4 Transportation of oversized and overweight items

The Contractor shall apply to the transportation management authority for handling the procedures for oversized or overweight items under the Employer’s assistance before conveying them. The fees for temporarily reinforcing and innovating the roads and bridges required for transporting oversized or overweight items, as well as other related expenses, shall be borne by the Contractor, unless otherwise specified in the special contract terms.

1.10.5 Liability for damage to roads and bridges

If the public roads and bridges inside and outside the site are damaged by the Contractor’s transportation behaviors, the Contractor shall bear the entire costs for repairing as well as any possible compensation.

1.10.6 Transportation by water and air

The contents above in this article apply to the transportation by water and air. In particular, the term “road” includes rivers, waterways, navigation locks, airports, docks, embankments, and other similar structures in transportation by water or air; the term “vehicle” includes ships, airplanes, etc.

1.11 IPRs

1.11.1 The copyright of the drawings provided by the Employer for the Contractor, the technical specifications prepared by the Employer either in person or by entrusting others for the project, as well as other documents reflecting the Employer’s requirements and the documents of a similar nature, unless otherwise specified in special contract terms, shall belong to the Employer. The Contractor may, for the purpose of the contract only, copy and use such documents. Without the written consent of the Employer, the Contractor shall not copy, use or provide the documents above to any third party for purposes other than the one prescribed herein.

1.11.2 Unless otherwise specified in the special contract terms, the copyright of the documents prepared by the Contractor for the construction of the project, except for the right of signature, shall belong to the Employer. The Contractor may copy and use such documents for the purpose of operation, commissioning, maintenance, renovation, etc. of the project, but cannot use them for other matters unrelated to the contract. Without the Employer’s written consent, the Contractor shall not copy, use or provide the documents above to any third party for purposes other than the one prescribed herein.

1.11.3 The parties to the contract hereby commit that they will not infringe upon the intellectual property rights (IPRs) of the other party or any third party during the while term of the contract. The Contractor shall bear the liability arising from the infringement of others’ patent rights or other IPRs when using materials, construction equipment, engineering equipment or adopting construction processes; in case of any the infringement ascribed to the materials, construction equipment, engineering equipment or construction technology provided by the Employer, the Employer shall bear the responsibilities arising therefrom.

1.11.4 Unless otherwise specified in the special contract terms, the use fees for patents, proprietary technologies, and technical secrets that the Contractor has decided to use prior to and while signing the contract have been included in the signing contract price.

1.12 Confidentiality

Unless otherwise specified in laws or the contract, the Contractor, without the Employer’s consent, shall not disclose the Employer’s any commercial secrets such as drawings, documents, and information declared confidential to any third party.

Unless otherwise specified in laws or the contract, the Employer, without the Contractor’s consent, shall not disclose the Contractor’s technical secrets and information declared confidential to any third party.

1.13 Corrections of errors in the BoQ

Unless otherwise specified in the special contract terms, the BoQ provided by the Employer shall be deemed accurate and complete. However, the Employer shall make corrections and adjust the contract price if:

(1) There are missing or omitted items in the BoQ;

(2) The deviation in the BoQ exceeds the scope of quantity deviation stipulated in the special contract terms;

(3) Measurement is not conducted as per the mandatory provisions of the current national measurement standards.

2. The Employer

2.1 Permission or approval

The Employer shall comply with laws and handle the permits, approvals or filing formalities that it shall handle as per laws, including but not limited to planning permit for construction land, planning permit for project construction, project construction permit, temporary water and electricity required for project construction, disruptions of road traffic, temporary land occupation permit, etc. The Employer shall assist the Contractor in applying for relevant construction certificates and approvals specified by laws.

Where the permits, approvals or filing formalities above are not handled in time by the Employer’s cause, the Employer shall bear the additional costs and (or) construction term delay arising therefrom, and pay the Contractor reasonable profits.

2.2 The Employer’s representative

The Employer shall specify the name, position, contacts and scope of authorization of the representative that it dispatches on site in the special contract terms. The Employer’s representative shall handle the specific matters related to the Employer during the performance of the contract within the scope authorized by the Employer. The Employer shall bear legal responsibilities for its representative’s behaviors within the authorized scope. In case of deciding to replace its representative, the Employer shall notify the Contractor in writing 7 days in advance.

Where the Employer’s representative fails to fulfill the duties and obligations as stipulated in the contract, resulting in the failure in performing the contract normally and continuously, the Contractor may request the Employer to replace its representative.

For projects that are not legally required to be supervised, the Supervisor’s functions and powers can be exercised by the Employer’s representative or other personnel designated by the Employer.

2.3 The Employer’s personnel

The Employer shall require its personnel on the construction site to comply with the laws and regulations regarding safety, quality, environmental protection, civilized construction, etc., and ensure that the Contractor is not liable for any losses and responsibilities caused by the failure of the Employer’s personnel in satisfying the requirements above.

The Employer’s personnel include its representative and other personnel dispatched by the Employer to the construction site.

2.4 Provision of construction site, construction conditions, and basic data

2.4.1 Provision of construction site

Unless otherwise specified in the special contract terms, the Employer shall, 7 days prior to the date of commencement at most, hand over the construction site to the Contractor.

2.4.2 Provision of construction conditions

Unless otherwise specified in the special contract terms, the Employer shall provide the necessary construction conditions, including:

(1) Connecting the necessary construction conditions, such as water, electricity, and communication lines, to the construction site;

(2) Ensuring the supply of necessary transportation conditions to enter the construction site for normal construction to the Contractor;

(3) Coordinating and handling the protection of underground pipelines, adjacent buildings and structures, and ancient and famous trees around the site, and bearing the costs arising therefrom;

(4) Providing other facilities and conditions that should be provided according to the special contract terms.

2.4.3 Provision of basic data

The Employer shall, before handing over the construction site to the Contractor, provide the Contractor with data about the construction site and required for project construction, including underground pipelines (such as water supply & drainage, supply of electricity, gas and heat, communication, broadcasting and television), meteorological and hydrological observation data, geological survey data, adjacent buildings and structures and underground engineering, etc. The Employer is also liable for the authenticity, accuracy and completeness of the data provided.

The Employer shall timely provide the Contractor with the basic information that must be provided after the commencement of project as per laws within a reasonable period before the commencement of the corresponding works. The so-called reasonable period should not affect the normal construction of the Contractor.

2.4.4 Liability for overdue provision

In case of failing to provide the construction site, construction conditions, and basic data for the Contractor in time as per the contract due to the Employer’s reasons, the Employer shall bear the additional costs and (or) construction term delay arising therefrom.

2.5 Proof of fund source and payment guarantee

Unless otherwise specified in the special contract terms, the Employer shall, within 28 days after receiving a written notice requesting the proof of fund source from the Contractor, provide the Contractor with corresponding proof which can demonstrate that the Employer can pay the Contractor contract price in accordance with the contract.

Unless otherwise specified in the special contract terms, if the Employer requires the Contractor to provide performance guarantee, the Employer shall provide the Contractor with payment guarantee, which can be in the form of bank guarantee or guarantee from guarantee company. Both parties shall specify the details in the special contract terms.

2.6 Payment of contract price

The Employer shall pay the contract price to the Contractor in time as per the contract.

2.7 Organization of completion acceptance

The Employer shall organize completion acceptance in time as per the contract.

2.8 Agreement on unified site management

The Employer shall sign an agreement on the unified management of construction site with the Contractor and the specialized works contractor to which the Employer lets the project directly, in order to specify their respective rights and obligations. The agreement above serves as an attachment to the special contract terms.

3. The Contractor

3.1 General obligations of the Contractor

During the whole term of the contract, the Contractor shall comply with laws and engineering construction standards and specifications, and fulfill the following obligations:

(1) Handle permits and approvals that shall be handled by the contractor as per laws, and submit the results in writing to the Employer for retention;

(2) Complete the project as per laws and the contract, and assume warranty obligations for the project during the warranty period;

(3) Take measures for construction safety and environmental protection as per laws and the contract; place work-related injury insurance, and ensure the safety of the project, personnel, materials, equipment, and facilities;

(4) Prepare construction organization design and construction measures plan based on the working contents and construction schedule requirements in the contract; hold liable for the completeness, safety and reliability of all construction operations and methods;

(5) Do not infringe the rights of the Employer and others to use public facilities while carrying out relevant work specified in the contract, such as public roads, water sources, and municipal pipelines; avoid interfering with the public facilities nearby; bear responsibilities for influencing other’s work or life by occupying or using other’s construction site;

(6) Protect the construction site and its surrounding environment and ecology in accordance with 6.3 (Environmental protection);

(7) Take construction safety measures as per 6.1 (Safe and civilized construction) to ensure the safety of the project, its personnel, materials, equipment and facilities; prevent personal injury and property damage caused by the project construction;

(8) Use various payments made by the Employer in accordance with the contract for the project specified herein exclusively; pay the wages of its employees in time and pay contract price to subcontractors in time;

(9) Prepare completion documents as per laws and the contract, complete the filing and archiving of completion documents, and hand them over to the Employer based on the requirements of the number, content, deadline, etc. of completion documents specified in the special contract terms;

(10) Fulfilling other obligations

3.2 Project manager

3.2.1 The project manager shall be confirmed by the parties to the contract. His/her name, position, No. of registered practice certificate, contacts and scope of authorization shall be explicitly stated in the special contract terms. The project manager shall be responsible for fulfilling the contract on behalf of the Contractor after being authorized by the Contractor; an employee officially hired by the Contractor, which shall submit the labor contract it signs with the project manager to the Employer, as well as valid proof certifying that the Contractor has paid social insurance for the project manager, to the Employer. If the Contractor fails to submit the documents above to the Employer, the project manager has no right to perform his/her duties, and the Employer has the right to request the Contractor to replace the project manager. However any additional costs and (or) construction term delay arising therefrom shall be borne by the Contractor.

The project manager should always work on site for no less than the days specified in the special contract terms each month. The project manager shall not double as the project manager for other projects. In case of having to leave the construction site, the project manager should notify the Supervisor in advance and obtain the Employer’s written consent. The notice on the project manager should include the registered professional qualifications, management experience, etc. of the person that performs the duties on behalf of the project manager temporarily. The person above shall have the ability to fulfill their corresponding responsibilities.

In case of any breach of the provisions above, the Contractor shall bear the violation liabilities as per the special contract terms.

3.2.2 The project manager shall organize project construction in accordance with the contract. To ensure construction and personnel safety under emergencies, the project manager can take necessary measures to ensure the safety of personnel, property related to the project and the project if unable to contact the Employer’s representative and the chief supervision engineer in time. In such case, the project manager shall submit a written report to the Employer’s representative and the chief supervision engineer within 48 hours.

3.2.3 In case of deciding to replace the project manager, the Contractor shall notify the Employer and the Supervisor in writing 14 days in advance and obtain the Employer’s written consent. The notice shall specify the relevant data of the new project manager, including the registered professional qualifications and management experience. The new project manager shall fulfill the responsibilities in 3.2.1 continuously. Without the Employer’s written consent, the Contractor shall not replace the project manager arbitrarily; otherwise, the Contractor shall bear the liability for breach of contract as per the special contract terms.

3.2.4 The Employer has the right to notify the Contractor to replace the project manager that the Employer deems unqualified by sending a written notice to the Contractor. To be specific, the notice above shall state the reason for replacement. The Contractor shall, within 14 days after receiving the notice above, submit a written improvement report to the Employer. If the Employer still requests replacement after receiving the report, the Contractor shall make replace the project manager within 28 days after receiving a second replacement notice from the Employer and notify the Employer, in written form, of the new project manager’s registered professional qualifications, management experience, etc. The new project manager shall fulfill the responsibilities stipulated in 3.2.1 continuously. Should the Contractor refuse to replace the project manager without justifiable reasons, it shall bear the liability for breach of contract as per the special contract terms.

3.2.5 If the project manager authorizes its subordinate to perform a certain responsibility under special circumstances, the subordinate shall be able to perform the corresponding responsibilities. In the case above, the project manager shall notify the Supervisor in writing of the name and scope of authorization of the subordinate 7 days in advance, and obtain the Employer’s written consent.

3.3 The Contractor’s personnel

3.3.1 Unless otherwise specified in the special contract terms, the Contractor shall, within 7 days after receiving the notice of commencement, submit the report on the Contractor’s project management organization and onsite construction personnel to the Supervisor. To be specific, the report should include the name list of the main construction managers responsible for contract management, project construction, technology, materials, quality, safety, finance, their positions, registered professional qualifications, as well as the arrangement of technical workers in various trades. The Contractor shall also provide a valid proof of labor relations between the main construction management personnel and the Contractor and the social insurance payment.

3.3.2 The main onsite construction management personnel dispatched by the Contractor should be relatively stable. In case of any change of the personnel above during the construction process, the Contractor shall submit a report to the Supervisor on the changes of the personnel in time. In case of deciding to change its the main construction management personnel, the Contractor shall notify the Supervisor in writing 7 days in advance and obtain the Employer’s written consent. The notice above shall specify the registered professional qualifications, management experience, etc. of the new construction management personnel.

Operators of special work should hold corresponding qualification certificates, which shall be checked by the Supervisor at any time.

3.3.3 If the Employer has any objections to the qualifications or abilities of the Contractor’s main construction management personnel, the Contractor shall prove their ability to complete their duties or no circumstance doubted by the Employer by providing the corresponding evidentiary materials. The Contractor shall replace its main construction management personnel that the Employer believes unable to fulfill their duties and obligations as stipulated in the contract. If the Contractor refuses to replace them without justifiable reasons, the Contractor shall bear the liability for breach of contract as per the special contract terms.

3.3.4 Unless otherwise specified in the special contract terms, if the main construction management personnel of the Contractor leave the construction site for a cumulative period of no more than 5 days per month, they shall report to the Supervisor for approval; Those who leave the construction site for more than 5 days per month shall notify the Supervisor and obtain written consent from the employer. Before leaving the construction site, the main construction management personnel should designate an experienced person to temporarily perform their duties. This person should have the qualifications and abilities to perform the corresponding duties and should obtain the consent of the Supervisor or employer.

3.3.5 The Contractor shall bear the liability for breach of contract in accordance with the special contract terms, if replacing the main construction management personnel arbitrarily or if the personnel above leave the construction site without the consent of the Supervisor or the Employer.

3.4 The Contractor’s onsite survey

The Contractor shall be responsible for the explanations and inferences made based on the basic information submitted by the Employer as per 2.4.3 (Provision of basic data). However, if the Contractor’s explanations or inferences are inaccurate due to errors or omissions in the basic data, the Employer shall bear the responsibilities arising therefrom.

The Contractor shall survey the construction site and conditions, and fully understand the local information related to the performance of contract, including the meteorological and traffic conditions, customs. If the Contractor fails to fully survey, understand or estimate the possible consequences of the situations above, it shall bear the additional costs and (or) construction term delay caused thereby.

3.5 Subcontracting

3.5.1 General agreement on subcontracting

The Contractor shall not sublet all of the works that it contracts to a third party, either directly or in the form of subcontracting after breaking the works down. The Contractor shall not subcontract the main structure, critical work, and specialized works which are prohibited from being subcontracted in the special contract terms to a third party. The scope of the main structure and critical work shall be clearly defined by the parties to the contract as per laws in the special contract terms.

The Contractor shall not sublet or illegally subcontract the project in the name of labor subcontracting.

3.5.2 Determination of subcontracting

The Contractor shall subcontract the works and determine the subcontractors as per the special contract terms; determine the subcontractor of specialized works with provisional estimate in the priced BoQ or budget as per 10.7 (Provisional estimate). In case of subcontracting the works according to the contract, the Contractor shall ensure that the subcontractor has the corresponding qualifications and abilities. The Contractor shall not be exempted or bear less responsibilities and obligations for the project by subcontracting the works. The Contractor and subcontractor shall bear joint and several liabilities to the Employer for the subcontracted works. Unless otherwise specified in the contract, the Contractor shall, within 7 days after the signature of subcontract, submit the duplicate of the subcontract to the Employer and the Supervisor.

3.5.3 Subcontracting management,

The Contractor shall submit a list of the subcontractor’s main construction management personnel to the Supervisor, and manage the subcontractor’s construction personnel according to the real name management mechanism, including but not limited to entry and exit management, registration and filing, and handling of various certificates and licenses.

3.5.4 Subcontract price

(1) Except for the circumstance specified in (2) of this item or unless otherwise specified in the special contract terms, the subcontract price shall be settled between the Contractor and the subcontractor. Without the Contractor’s consent, the Employer shall not pay the subcontract price to the subcontractor;

(2) If the Employer shall pay the subcontract price to the subcontractor as per the provisions of valid legal documents, the Employer has the right to deduct this amount from the project price that shall be paid to the Contractor.

3.5.5 Transfer of the rights and interests specified in subcontract

If the subcontractor’s obligations under the subcontract expire upon the expiration of the defect liability period, the Employer has the right to, before the defect liability period expires, request the Contractor to transfer its rights and interests under the subcontract to the Employer. In such case, the Contractor shall transfer them. Unless otherwise specified in the transfer contract, the subcontractor shall fulfill its obligations to the Employer upon the effectiveness of the transfer contract.

3.6 Project keeping and protection of finished and semi-finished products

(1) The Contractor shall be responsible for keeping the project as well as the materials and equipment related to the project after receiving the construction site from the Employer until the project acceptance certificate is issued, unless otherwise specified in the special contract terms.

(2) In case of any damage of the project, materials and engineering equipment by the Contractor’s reason while the Contractor keeps them, the Contractor shall be responsible for repairing or replacing them, and shall bear the additional costs and (or) construction term delay caused thereby.

(3) Before the issuance of the project acceptance certificate, the Contractor shall protect the finished and semi-finished products completed in stages within the contract term. If the finished or semi-finished products are damaged by the Contractor’s reasons, the Contractor shall be responsible for repairing or replacing them, and shall bear the additional costs and (or) construction term delay caused thereby.

3.7 Performance guarantee

If the Contractor needs to provide performance guarantee at the request of the Employer, both parties hereto shall specify the method, amount, and duration of the performance guarantee in the special contract terms. The performance guarantee can be in the form of bank guarantee or guarantee from guarantee company. Both parties shall specify the details in the special contract terms.

If the construction term has to be further extended by the Contractor’s reasons, the Contractor shall bear the additional costs incurred by providing performance guarantee continuously; if however the extension of the construction term is not caused by the Contractor, the additional cost above shall be borne by the Employer.

3.8 Consortium

3.8.1 The parties to the consortium shall jointly sign a consortium agreement with the Employer, and shall bear joint and several liability to the Employer for the performance of the contract.

3.8.2 The consortium agreement shall be attached to the contract after being confirmed by the Employer, and shall not be modified during the performance of the contract without the Employer’s consent.

3.8.3 The leader of the consortium is responsible for contacting the Employer and the Supervisor, accepting instructions, and organizing all members of the consortium to fully fulfill the contract.

4. The Supervisor

4.1 General provisions on the Supervisor

If supervision is required for the project, the Employer and the Contractor shall specify the Supervisor’s contents supervised and authority in the special contract terms. The Supervisor shall, based on the Employer’s authorization and as per laws, inspect, examine, review, and accept relevant matters related to the construction of the project on behalf of the Employer, and issue relevant instructions. However, the Supervisor has no right to modify the contract, to reduce or exempt the Contractor from any responsibilities and obligations stipulated in the contract.

Unless otherwise specified in the special contract terms, the Contractor is responsible for providing office and dormitory for the Supervisor at the construction site and the Employer shall bear the expenses arising therefrom.

4.2 Supervision personnel

The supervision personnel dispatched by the Supervisor on site shall exercise the right granted by the Employer for supervising the construction of the project. To be specific, the supervision personnel include the chief supervision engineer and the supervision engineer. The Supervisor shall notify the Contractor, in writing, of the names and scope of authorization of the authorized chief supervision engineer and supervision engineer in advance. Before deciding to replace the chief supervision engineer, the Supervisor shall notify the Contractor in writing 7 days in advance. Before replacing other supervision personnel, the Supervisor shall notify the Contractor in writing 48 hours in advance.

4.3 The Supervisor’s instructions

The Supervisor shall issue supervision instructions in writing based on the Employer’s authorization. The instructions above shall be signed by the authorized supervisor. To ensure the safety of construction personnel or avoid project damage under emergencies, the Supervisor may issue oral instructions, which have the same legal effect with the written ones. In such case, written supervision instructions, which should be consistent with the oral ones, must be reissued within 24 hours after the oral ones.

The Supervisor’s instructions shall be delivered to the Contractor’s project manager or personnel authorized by the project manager. Where the Supervisor fails to issue instructions as per the contract, delays in sending them or issues incorrect ones, resulting in increase in the contractor’s costs and (or) construction term delay, the Employer shall bear the responsibilities caused thereby. The chief supervision engineer shall not authorize or entrust the power specified in 4.4 (Agreement or Determination) that should be determined by the chief supervision engineer to other supervision personnel, unless otherwise specified in the special contract terms.

If the Contractor has any doubts about the Supervisor’s instructions, the Contractor shall raise a written objection to the Supervisor, which shall confirm, modify or cancel the instructions within 48 hours. If the Supervisor fails to reply within the time limit, the Contractor has the right to refuse to execute the above instructions.

If the Supervisor fails to bring forth opinions on any work, project or materials and equipment used by the Contractor within the agreed or reasonable period of time, the Supervisor is seen as having approved the contents above but the above does not exempt or reduce the Contractor’s responsibilities and obligations for the work, project, materials, engineering equipment, etc.

4.4 Negotiation or determination

When the parties to the contract make negotiation or determination, the chief supervision engineer shall help them to reach a consensus via amicable consultation. If however no consensus is made, the chief supervision engineer shall make determination fairly and cautiously as per the contract.

The chief supervision engineer shall notify the Employer and the Contractor, in writing, of the determination and provide detailed evidences. If the parties to the contract have no objection to the determination of the chief supervision engineer, the determination then shall be implemented. If however either party to the contract raises objections, relevant matters shall be handled in accordance with 20 (Dispute Resolution). Before the dispute is resolved, the parties to the contract shall temporarily follow the determination of the chief supervision engineer; if the result of the dispute resolution is inconsistent with the determination of the chief supervision engineer after dispute is resolved, the former shall prevail and any loss arising therefrom shall be borne by the responsible person.

5. Project Quality

5.1 Quality requirements

5.1.1 The engineering quality standards must comply with the requirements of the current national construction quality acceptance specifications and standards. Special standards or requirements related to engineering quality shall be agreed upon by the contracting parties in the special contract terms.

5.1.2 If the project quality fails to meet the standards in the contract by the Employer’s cause, the Employer shall bear the additional costs and (or) construction term delay caused thereby, and pay the Contractor reasonable profits.

5.1.3 If the project quality fails to meet the standards in the contract by the Contractor’s cause, the Employer has the right to require the Contractor to rework until the project quality meets the standards above. In such case, the Contractor shall bear the additional costs and (or) construction term delay caused thereby.

5.2 Quality assurance measures

5.2.1 Quality management by the Employer

The Employer shall complete all work related to project quality as per laws and the contract.

5.2.2 Quality management by the Contractor

The Contractor shall, as per 7.1 (Construction organization design), submit the engineering quality assurance system and measures documents to the Employer and the Supervisor; establish a sound quality inspection system, and submit the corresponding engineering quality documents. The Contractor has the right to refuse to implement the Employer’s and the Supervisor’s any instructions against laws and the contract.

The Contractor shall offer quality and technical trainings for the construction workers, organize regular assessment on their labor skills and strictly implement construction standards and operating procedures.

The Contractor shall conduct full-process quality inspection and testing of the materials, engineering equipment, and all parts of the project and their construction processes as per laws and at the request of the Employer, and make detailed records; prepare engineering quality reports, which shall be submitted to the Supervisor for review. In addition, the Contractor shall conduct on-site sampling tests, engineering review measurements, equipment performance testing, provide test samples, submit test reports and measurement results, and other work as per laws and at the request of the Employer.

5.2.3 Quality test and inspection by the Supervisor

The Supervisor shall inspect and test all parts of the project, its construction technology, materials, and engineering equipment as per laws and based on the Employer’s authorization. The Contractor shall provide convenience for the Supervisor’s inspection and test, including the Supervisor’s check and view of original construction records at the construction, manufacturing, processing site or other places agreed upon in the contract. The inspection and test conducted by the Supervisor based on the above purpose do not exempt or reduce the Contractor’s responsibilities in the contract.

The inspection and test by the Supervisor should not affect the normal construction. If however the inspection and test above affect the normal construction and are found unqualified, the cost of the part affecting normal construction shall be borne by the Contractor, but the construction term will not be extended accordingly; if the part passes inspection and test, the additional costs and (or) construction term delay shall be borne by the Employer.

5.3 Inspection of concealed works

5.3.1 The Contractor’s self-inspection

The Contractor shall conduct self-inspection on the concealed parts of the project and confirm whether they meet the requirements for concealing after the self-inspection.

5.3.2 Inspection procedure

Unless otherwise specified in the special contract terms, if the Contractor confirms that the concealed parts of the project meet the concealing requirements through self-inspection, the Contractor shall notify the Supervisor 48 hours before the joint inspection by a written notice, which shall specify the content, time, and location of the concealed inspection, and shall be attached with self-inspection records and all required inspection materials.

The Supervisor shall arrive on time and inspect the concealed works, their construction techniques, materials, and engineering equipment. The Contractor cannot conceal the works until the Supervisor confirms that the quality meets the requirements for concealing and signs on the acceptance record. If the quality is found unqualified after inspection by the Supervisor, the Contractor shall complete the repair within the time instructed by the Supervisor, which shall conduct inspection again. The additional costs and (or) construction term delay caused thereby shall be borne by the Contractor.

In case of being unable to conduct the inspection on time, the Supervisor shall, unless otherwise specified in the special contract terms, submit a written extension application to the Contractor 24 hours ahead of the inspection but the extension cannot be longer than 48 hours. If the above leads to construction term delay, the construction term shall be extended accordingly. If the Supervisor neither conducts inspection on time nor brings forth an extension application, the concealed works is seen as having passed inspection; in such case, the Contractor may complete the conceal the works at its sole discretion and make corresponding records, which shall be submitted to the Supervisor for signature and confirmation. If the Supervisor has any doubts about the inspection records, it can re inspect them according to 5.3.3 (Re-inspection).

5.3.3 Re-inspection

In case where the Employer or the Supervisor has doubts about the quality of the works that has been concealed by the Contractor, they may require the Contractor to drill holes or uncover the concealed parts for re-inspection. The Contractor shall act based as required and re-conceal and restore them to their original state after re-inspection. If the project quality meets the requirements of the contract through re-inspection, the Employer shall bear the additional costs and (or) construction term delay caused thereby, and pay the Contractor reasonable profits; if however the project quality does not meet the contract through re-inspection, the additional costs and (or) construction term delay shall be borne by the Contractor.

5.3.4 Contractor’s unauthorized concealing

If the Contractor conceals the concealed parts without notifying the Supervisor of onsite inspection, the Supervisor has the right to instruct the Contractor to drill holes or uncover the part for inspection. Any additional costs and (or) construction term delay shall be borne by the Contractor, no matter whether the quality of the concealed works is qualified or not.

5.4 Handling of unqualified works

5.4.1 If the project is not qualified by the Contractor’s reasons, the Employer has the right to require the Contractor to take remedial measures at all times until the project meets the quality standards in the contract. Any additional costs and (or) construction term delay arising therefrom shall be borne by the Contractor. If the project cannot be remedied, relevant matters shall be handled as per 13.2.4 (Refusal to accept all or part of the project).

5.4.2 If the project is not qualified by the Employer’s reasons, any additional costs and (or) construction term delay caused thereby shall be borne by the Employer, which shall also pay the Contractor reasonable profits.

5.5 Quality dispute detection

In case of any dispute on the project quality, both parties shall invite the project quality inspection agency as mutually through consultation for inspection. All the fees and losses arising therefrom shall be borne by the responsible party. If both parties to the contract are responsible for it, then both parties shall bear their respective responsibilities. If the parties to the contract cannot reach an agreement, relevant matters shall be handled as per 4.4 (Negotiation or determination).

6. Safe and Civilized Construction and Environmental Protection

6.1 Safe and civilized construction

6.1.1 Requirements for work safety

During the term of the contract, the parties to the contract shall follow the relevant requirements for work safety of the state and the local site, specify their special requirements for the goal of work safety standard of the project and the corresponding items in the special contract terms. The Contractor has the right to refuse the Employer’s and the Supervisor’s any instructions which force the Contractor to carry out work illegally or by running risks.

In case of any emergencies that affect construction safety during the construction process, such as sudden geological changes, unknown underground construction obstacles, etc., the Contractor shall send an immediate report to the Supervisor and the Employer. The Employer shall immediately order the suspension of work and report to the relevant government administrative authorities for emergency measures.

If construction needs to be suspended for the sake of work safety, the requirements of 7.8 (Construction suspension) shall be complied with.

6.1.2 Work safety assurance measures

The Contractor shall, as per relevant provisions, prepare safety technical measures or special construction plans, establish work safety responsibility system, security system, and work safety training system; and fulfill safety responsibilities in accordance with work safety laws and the contract; truthfully prepare relevant records of engineering safety production and accept the inspection and supervision from the Employer, the Supervisor, and government safety regulatory authorities.

6.1.3 Special provisions on work safety

The Contractor shall construct the project as per laws; conduct safety and technical disclosure before commencement, and during the construction process, take various safety protection measures; offer special training for the workers of special type of work for performing the contract and ensure they have obtained job certificates issued by relevant government management authorities.

The Contractor shall, before construction near the power equipment, transmission lines, underground pipelines, sealed earthquake-resistant workshops, flammable and explosive areas, and streets, bring forth the safety protective measures to the Employer and the Supervisor, and carry out construction after the measures are approved by the Employer.

For blasting operations, construction in radioactive and toxic environments (including storage, transportation and use), and use of any toxic and corrosive materials for construction, the Contractor shall notify the Employer and the Supervisor, in writing, 7 days in advance and submit corresponding safety protection measures to them; carry out construction after the measures are approved by the Employer.

Where it is of necessity to prepare a dedicated construction plans for highly risky subprojects or for highly risky subprojects, which are beyond a certain scale and entail expert evaluation, the Contractor shall prepare the plans and organize the evaluation in time.

6.1.4 Security

Unless otherwise specified in the special contract terms, the Employer shall establish a public security management organization or joint defense organization on the construction site via consulting with the local public security authority; unify the management of security matters on site, and fulfill the security responsibilities of the project.

The Employer and the Contractor shall lay special emphasis on the security of their respective jurisdictions, including the living area, besides helping with the on-site security management organization or joint defense organization in maintaining social order on site.

The Employer and the Contractor shall, unless otherwise specified in the special contract terms, prepare a construction site security management plan together within 7 days after the commencement of the project, and also work out an emergency plans against sudden security accidents together. In case of any terrorist incidents, such as riots and explosions, or sudden public security incidents, such as group fights and brawls during the construction process, the Employer and the Contractor shall report to the local government authority as soon as possible and actively assist local relevant authorities in taking measures to calm down issue, prevent it from deteriorating and avoid casualties and property losses with the greatest efforts.

6.1.5 Civilized construction

The Contractor, during the whole construction process, shall take measures to keep the site level and stack materials in order; follow the special requirements of relevant local government administrative authorities; the parties to the contract can also specify their other requirements for civilized construction in the special contract terms.

Before handing over the project to the Employer, the Contractor shall remove all of its engineering equipment, excessive materials, construction wastes and various temporary works from the construction site, and keep the site clean and tidy. If the Employer permits, the Contractor may retain the materials, engineering equipment, and temporary works required for the Contractor to fulfill its obligations during the warranty period at the site designated by the Employer.

6.1.6 Safe and civilized construction fees

The safe and civilized construction fees shall be borne by the Employer, which shall not deduct the fees from the Contractor by any means. Any increase of the fees ascribed to the changes of the applicable laws or government regulations after the reference date shall be borne by the Employer.

The Employer is responsible for the costs incurred by the Contractor in taking safety measures other than those stipulated in the contract upon the Employer’s consent. If the Contractor takes extra measures without the Employer’s consent but such measures avoid the Employer from suffering any loss or losses, the Employer shall bear the cost of the measures within the amount of losses avoided. If the measures above avoid the Contractor from suffering any losses, the Contractor shall bear the cost of the measures.

Unless otherwise specified in the special contract terms, the Employer shall, within 28 days after the commencement of the project, prepay 50% of the total amount of safe and civilized construction fees, and pay the remaining part simultaneously with the progress payment. If the Employer fails to pay the safe and civilized construction fees for more than 7 days overdue, the Contractor is entitled to issue a reminder notice to the Employer for payment. If however the Employer still fails to effect payment within 7 days after receiving the notice, the Contractor may suspend construction and take actions as per 16.1.1 (Circumstances of breach of contract by the Employer).

The Contractor shall use the safe and civilized construction fees for the specified purpose only and separately list them in the financial statements for reference; the Contractor shall not use the fees for any unspecified purpose. Otherwise, the Employer is entitled to request the Contractor to make corrections within a specified time; should the Contractor fail to make corrections within the prescribed time, the Employer may require it to suspend construction, and the additional costs and (or) construction term delay caused thereby shall be borne by the Contractor.

6.1.7 Emergency treatment

For any event endangering the project safety during the construction process or the defect liability period, the Supervisor shall inform the Contractor of rescue. If the Contractor declares that it is incapable of or unwilling to rescue with no delay, the Employer has the right to hire others to carry out rescue. If the Contractor is obliged to carry out such rescue as per the contract, the additional costs and (or) construction term delay shall be borne by the Contractor.

6.1.8 Accident treatment

In case of any accident during the construction process, the Contractor shall immediately notify the Supervisor, which shall report to the Employer with no delay. The Employer and the Contractor shall organize personnel and equipment for emergency rescue and repair immediately, try to minimize casualties and property losses, prevent the accident from escalating, and protect the site. If any item on site needs removing, they shall make markings and written records and keep relevant evidences properly. The Employer and the Contractor shall, as per relevant national provisions, report the accidents and the emergency measures being taken to relevant authorities in a truthful and timely manner.

6.1.9 Work safety responsibility

6.1.9.1 Safety responsibilities of the Employer

The Employer shall be responsible for compensating for the losses caused by:

(1) Third party’s property damage caused by the occupation of land by the whole or part of the project;

(2) Third party’s personal injury and property damage caused by the Employer’s reasons at or near the construction site;

(3) The Contractor’s and the Supervisor’s personal injury and property damage caused by the Employer;

(4) The Employer’s personal injury and property damage by the Employer’s cause.

6.1.9.2 Safety responsibilities of the Contractor

The Contractor shall be responsible for compensating for any personal injuries or property losses of the Employer, the Supervisor, and third party within and near the construction site by the Contractor’s reasons.

6.2 Occupational health

6.2.1 Labor protection

The Contractor shall arrange the working and rest hours of the construction personnel on site as per laws, ensure their rest time and pay them reasonable remuneration and expenses; handle necessary documents, permits, insurance, registration, etc. for the personnel employed for performing the contract as per laws; urge its subcontractors to handle necessary documents, permits, insurance, registration, etc. for the personnel employed by the subcontractors.

The Contractor shall ensure the labor safety of the construction personnel on site as per laws, provide PPEs and, in strict accordance with relevant national regulations on labor protection, take effective labor protection measures such as dust prevention, noise reduction, control over harmful gases, and safety of high-temperature, high-altitude, and high-altitude operations. The Contractor shall immediately take effective measures for rescuing and treating the personnel employed by it, who are injured during construction of the project.

The Contractor shall arrange working hours as per laws and ensure their right to rest and vacation. If the personnel have to work during vacation or work longer than specified, the Contractor shall ensure the extra working hours do not exceed the limit prescribed by laws and grant them postponed leave or pay them extra payment as per laws.

6.2.2 Living conditions

The Contractor shall provide necessary accommodation, meal and living conditions for the construction personnel employed under the contract; take effective measures to prevent infectious diseases, ensure their health and conduct regular dedicated epidemic prevention and hygiene inspections and treatment for the construction site, their living quarters and the project; provide necessary medical personnel and facilities for disease prevention and emergency treatment for the construction sites far away from towns.

6.3 Environmental protection

The Contractor shall list the specific environmental protection measures in the construction organization design. During the whole term of the contract, the Contractor shall protect the environment of construction site by taking reasonable measures; take specific and feasible preventive measures against air, water, noise, and solid waste pollution that may occur during construction.

The Contractor shall be responsible for compensation against environmental pollution infringement and damage caused by its own reasons. If the environmental pollution above leads to suspension of construction, the additional costs and (or) construction term delay arising therefrom shall be borne by the Contractor.

7. Construction Term and Schedule

7.1 Construction organization design

7.1.1 Content of construction organization design

The construction organization design should include:

(1) Construction plan;

(2) Construction site layout plan;

(3) Construction schedule and guarantee measures;

(4) Plan of labor and material supply;

(5) Selection of construction machinery and equipment;

(6) Quality assurance system and measures;

(7) Measures for work safety and civilized construction;

(8) Measures for environmental protection and cost control;

(9) Other contents agreed upon by the parties to the contract.

7.1.2 Submission and modification of the construction organization design

Unless otherwise specified in the special contract terms, the Contractor shall submit a specific construction organization design to the Supervisor within 14 days upon signature of the contract (no later than 7 days before the date of commencement specified in 7.3.2 (Commencement notice). The Supervisor shall submit it to the Employer. The Employer and the Supervisor shall, unless otherwise specified in the special contract terms, confirm or provide modification suggestions within 7 days after the Supervisor receives the design. The Contractor shall modify it and make improvement based on the reasonable opinions and requirements from the Employer and the Supervisor at its own costs. If the construction organization design needs modifying according to the actual situation of the project, the Contractor shall submit it again to the Employer and the Supervisor after modification.

The construction schedule shall be prepared and modified as per 7.2 (Construction schedule).

7.2 Construction schedule

7.2.1 Preparation of construction schedule

The Contractor shall, as per 7.1 (Construction organization design), submit the construction schedule, which shall be prepared as per national laws and based on general engineering practices, and shall be implemented after approval by the Employer. The construction schedule serves as the basis for controlling the progress of the project. Both the Employer and the Supervisor have the right to inspect the progress of the project according to the construction schedule.

7.2.2 Revision of construction schedule

If the construction schedule does not meet the contract requirements or is inconsistent with the actual progress of the project, the Contractor shall submit it again to the Supervisor after revision together with relevant measures and materials. The Supervisor shall submit the schedule to the Employer. Unless otherwise specified in the special contract terms, the Employer and the Supervisor shall complete the review and approval or provide modification suggestions on the revised schedule within 7 days after receiving it. The confirmation of the construction schedule submitted by the Contractor by the Employer and the Supervisor cannot alleviate or exempt the Contractor from any responsibilities or obligations that it shall be borne as per laws and the contract.

7.3 Commencement

7.3.1 Preparations for commencement

Unless otherwise specified in the special contract terms, the Contractor shall submit the project commencement application form to the Supervisor within the time specified in 7.1 (Construction organization design), and execute it after it is approved by the Employer via the Supervisor’s submission. The commencement approval form should elaborate the status of the construction roads, temporary facilities, materials, engineering equipment, construction personnel, etc. required for normal construction according to the construction schedule, and also the progress arrangement of the project.

The parties to the contract shall finish preparing for the commencement as per requirements, unless otherwise specified in the special contract terms.

7.3 Commencement notice

The Employer shall obtain the necessary permits for the construction of the project as per laws. The commencement notice issued by the Supervisor upon acquiring the Employer’s consent shall comply with laws. The Supervisor shall issue a commencement notice to the Contractor 7 days before the planned date of commencement. The construction term shall be calculated from the date of commencement in the commencement notice.

Where the Supervisor fails to issue a commencement notice within 90 days since the planned date of commencement by the Employer’s reason, the Contractor has the right to request price adjustment or terminate the contract, unless otherwise specified in the special contract terms. The Employer shall bear the additional costs and (or) construction term delay arising therefrom and pay reasonable profits to the Contractor.

7.4 Measurement and setting-out

7.4.1 Unless otherwise specified in the special contract terms, the Employer shall, no later than 7 days before the date of commencement specified in 7.3.2 (Commencement notice), provide the Contractor with measurement reference points, reference lines, benchmark points and their written materials through the Supervisor. The Employer shall be responsible for the authenticity, accuracy and completeness of the above that it provides.

Upon discovering any errors or omissions in the measurement reference points, reference lines, benchmark points and their written materials from the Employer, the Contractor shall send an immediate notice to the Supervisor, which shall report to the Employer with no delay and make verification together with the Employer and the Contractor. The Employer shall decide how to handle the issue and whether to continue with construction, and notify the Supervisor and the Contractor of the decisions.

7.4.2 The Contractor is responsible for all the measurement and setting-out work during the construction process, and allocate personnel with corresponding qualifications, qualified instruments, equipment, and other items for the work above; correct any errors in the position, elevation, dimensions or alignment of the project, and hold liable for the positioning of each part of the project.

During the construction process, the Contractor is responsible for protecting the measurement markers such as benchmark points on the construction site.

7.5 Construction term delay

7.5.1 Construction term delay by the Employer’s reasons

Any construction term delay and (or) additional costs by any of the following circumstances during the term of the contract shall be borne by the Employer, which shall pay the Contractor reasonable profits:

(1) The Employer fails to provide the drawings specified in contract or the drawings it provides do not comply with the contract;

(2) The Employer fails to provide the construction site and conditions, basic data, permits, approvals and other commencement conditions as agreed in the contract;

(3) Errors or omissions are contained in the measurement reference points, reference lines, benchmark points and their written materials provided by the Employer;

(4) The Employer fails to approve the issuance of commencement notice within 7 days from the planned date of commencement;

(5) The Employer fails to pay the project advance payment, progress payment or completion settlement payment based on the date specified in the contract;

(6) The Supervisor fails to issue instructions, approvals, and other documents as per the contract;

(7) Other circumstances stipulated in the special contract terms.

If the project is not commenced based on the planned date of commencement by the Employer’s reasons, the Employer shall extend the date of completion based on the actual date of commencement, and ensure that the actual construction term is not shorter than the total calendar days stipulated in the contract. If the construction schedule needs revising after the delay ascribed to the Employer, relevant matters shall be handled as per 7.2.2 (Revision of construction schedule).

7.5.2 Construction term delay by the Contractor’s reasons

If the construction term is delayed by the Contractor’s reasons, both parties can specify the calculation method and upper limit of the liquidated damages against construction delay in the special contract terms. The Contractor cannot be exempted from the obligation to continue with the construction of the project and to finish repairing after paying the liquidated damages as said above.

7.6 Adverse material conditions

Adverse material conditions refer to the unforeseeable natural and non-natural material conditions, and pollutants faced by well-experienced contractors on site, including material and hydrological conditions under the surface as well as other situations specified in the special contract terms, but excluding climatic conditions.

If meeting any adverse material conditions, the Contractor shall take reasonable measures against the conditions, continue with construction, and notify the Employer and the Supervisor with no delay. To be specific, the notice above shall contain the content of the adverse material conditions and the Contractor’s reasons why the conditions above are unforeseeable. The Supervisor shall issue instructions soon after acquiring the Employer’s consent. If the instructions constitute any change, relevant matters shall be subject to 10 (Change). The additional costs and (or) construction term delay incurred by the Contractor’s reasonable measures shall be borne by the Employer.

7.7 Extremely adverse weather conditions

The extremely adverse weather conditions refer to the adverse weather conditions incurring during the construction process of the project, which cannot be foreseen by well- experienced contractors at the time of signing the contract, exerts a substantial impact on the performance of the contract, and does not constitute a force majeure event. The parties to the contract may specify the specific circumstances of the extremely adverse weather conditions in the special contract terms.

The Contractor shall take reasonable measures against the extremely adverse weather conditions, continue with construction, and notify the Employer and the Supervisor with no delay. The Supervisor shall promptly issue instructions soon after acquiring the Employer’s consent. If the instructions constitute any change, relevant matters shall be subject to 10 (Change). The additional costs and (or) construction term delay incurred by the Contractor’s reasonable measures shall be borne by the Employer.

7.8 Construction suspension

7.8.1 Construction suspension by the Employer’s reasons

For any construction suspension caused by the Employer’s reasons, the Supervisor shall issue a suspension instruction soon after acquiring the Employer’s consent. If the situation is urgent but the Supervisor fails to issue a suspension instruction in time, relevant matters shall be subject to 7.8.4 (Construction suspension under emergencies).

If construction is suspended by the Employer’s reasons, the Employer shall bear the additional costs and (or) construction term delay arising therefrom, and pay the Contractor reasonable profits.

7.8.2 Construction suspension by the Contractor’s reasons

For any construction suspension caused by the Contractor’s reasons, the Contractor shall bear the additional costs and (or) construction term delay arising therefrom. If however the Contractor fails to resume work within 84 days after receiving the Supervisor’s resumption instruction, the Contractor is seen as being unable to perform the contract continuously as per (7) of 16.2.1 (Breach of the contract by the Contractor).

7.8.3 Construction suspension instruction

The Supervisor may send a construction suspension instruction to the Contractor, where necessary, after acquiring the Employer’s consent. In such case, the Contractor shall suspend construction according to the Supervisor’s instruction.

7.8.4 Construction suspension under emergencies

Where construction needs suspending under emergencies but the Supervisor does not issue the construction suspension instruction, the Contractor may suspend construction first and timely notify the Supervisor, which shall issue instructions within 24 hours after receiving the notice from the Contractor. If the Supervisor fails to issue the notice in due time, it is seen as having agreed on the Contractor’s construction suspension. In case of disapproving the Contractor’s construction suspension, the Supervisor shall state why. The Contractor’s any objection to the Supervisor’s response shall be handled as per 20 (Dispute Resolution).

7.8.5 Resumption after construction suspension

After construction suspension, the Employer and the Contractor should take effective measures to actively eliminate the influence arising therefrom. Before construction resumption, the Supervisor shall determine the losses caused by the suspension together with the Employer and the Contractor, and determine the conditions for resuming the project. When the project meets the resumption conditions, the Supervisor shall issue a resumption notice to the Contractor after acquiring the Employer’s consent and the Contractor shall resume work as per the notice.

If the Contractor delays in or refuses to resume construction with no just cause, it shall bear the additional costs and (or) construction term delay caused thereby; if the resumption cannot be carried out on time by the Employer’s reasons, relevant matters shall be handled as per 7.5.1 (Construction term delay by the Employer’s reasons).

7.8.6 Construction suspension for more than 56 days

Where the Supervisor fails to issue a resumption notice to the Contractor within 56 days after issuing the suspension instruction, the Contractor may, except for the circumstances falling under 7.8.2 (Construction suspension by the Contractor’s reasons) and 17 (Force Majeure), submit a written notice to the Employer for approving the continuous construction of the suspended part or all of the project within 28 days after receiving the written notice. If the Employer fails to approve within the prescribed time, the Contractor may notify the Employer to include the affected part of the project into the work that can be cancelled in (2) of 10.1 (Scope of change).

If construction is suspended for more than 84 days continuously and the suspension does not fall under 7.8.2 (Construction suspension by the Contractor’s reasons) or 17 (Force majeure), but exerts influence on the entire project and the purpose of the contract, the Contractor is entitled to request adjusting the contract price or terminating the contract. If the contract is terminated, relevant matters shall be handled as per 16.1.1 (Termination of contract by the Employer’s breach).

7.8.7 Project management during suspension process

When construction is suspended, the Contractor shall be responsible for properly managing the project and providing safety measures. Any extra fees arising therefrom shall be borne by the responsible party.

7.8.8 Measures for construction suspension

When construction is suspended, both the Employer and the Contractor shall take necessary measures to ensure the quality and safety of the project, and prevent a heavier loss ascribed to construction suspension.

7.9 Early completion

7.9.1 If the Employer asks the Contractor to complete the project earlier than specified, the Employer shall issue an early completion instruction to the Contractor through the Supervisor. Accordingly, the Contractor shall provide the Employer and the Supervisor with an early completion proposal, which shall include the implementation plan, shortened time, increased contract price, etc., Should the Employer decide to accept the proposal, the Supervisor shall negotiate with the Employer and the Contractor on the measures for accelerating the progress and revise the construction schedule; any additional costs incurred shall be borne by the Employer. If the Contractor believes that the early completion instruction cannot be executed at all, it shall raise an objection to the Supervisor and the Employer in written form. The Employer and the Supervisor shall give a reply within 7 days after receiving the objection. In no circumstance shall the Employer reduce the reasonable construction term.

7.9.2 If the Employer asks the Contractor to complete the project earlier than specified or the Contractor’s proposal for early completion can bring benefits to the Employer, the parties to the contract can specify the rewards for early completion in the special contract terms.

8. Materials and Equipment

8.1 Supply of materials and engineering equipment by the Employer

Where the Employer is responsible for supplying the materials and engineering equipment required for the project, both parties shall, while signing the contract, specify the type, specification, model, quantities, unit price, quality grade and place of delivery of them in the Appendix List of Materials and Equipment Supplied by the Employer to the special contract terms.

The Contractor shall notify the Employer, in written form, of mobilization of the materials and engineering equipment supplied by the Employer, 30 days in advance through the Supervisor. When the Contractor revises the construction schedule as per 7.2.2 (Revision of construction schedule), it shall also submit the revised mobilization plan of the materials and engineering equipment supplied by the Employer.

8.2 Materials and engineering equipment procured by the Contractor

Where the Contractor is responsible for procuring the materials and engineering equipment for the project, it shall make procurement as per the design and relevant standards, provides the certificate of conformity and ex-factory certificate, and holds liable for the quality of the materials and engineering equipment. For the materials and engineering equipment procured by the Contractor as per the contract, the Employer shall not designate the manufacturers or suppliers of them. If the Employer however designates the specific manufacturers or suppliers in violation of the provisions of this article, the Contractor is entitled to refuse and the Employer shall bear the responsibilities arising therefrom.

8.3 Acceptance and rejection of materials and engineering equipment

8.3.1 The Employer shall supply materials and engineering equipment as per the List of Materials and Equipment Supplied by the Employer and provide the Contractor with the corresponding certificate of conformity and ex-factory certificate and hold liable for their quality. The Employer shall notify the Contractor and the Supervisor in writing of the arrival time 24 hours before the arrival of the materials and equipment. The Contractor is responsible for counting, inspecting, and receiving the materials and engineering equipment.

If the specification, quantities or quality of the materials and engineering equipment supplied by the Employer do not comply with the contract, or if the date of delivery is delayed or the place of delivery is changed due to the Employer’s reasons, the provisions of 16.1 (Breach of the contract by the Employer) shall apply.

8.3.2 The Contractor shall ensure the materials and engineering equipment it procures are qualified; notify the Supervisor of inspection 24 hours before the arrival of the materials and engineering equipment above. The Contractor shall manufacture permanent equipment and materials in accordance with relevant quality standards, submit the samples of materials and relevant information to the Supervisor, and obtain the Supervisor’s consent before using the materials or engineering equipment.

In case where the materials and engineering equipment procured by the Contractor do not meet the design requirements or relevant standards, the Contractor shall take away the disqualified materials and engineering equipment from the construction site within a reasonable period of time required by the Supervisor, and re-procure the conforming ones. Any additional costs and (or) construction term delay caused thereby shall be borne by the Contractor.

8.4 Storage and use of materials and engineering equipment

8.4.1 Storage and use of materials and engineering equipment supplied by the Employer

The Contractor shall count and properly keep the materials and engineering equipment supplied by the Employer at its own expenses, except for those already listed in the priced BoQ or budget or as otherwise agreed in the special contract terms. If any of the material and equipment above is lost or damaged by the Contractor’s fault, the Contractor shall make compensation. If the Supervisor fails to notify the Contractor to count the materials and equipment, the Contractor shall not be responsible for storing them and any loss or damage arising therefrom shall be borne by the Employer.

The materials and engineering equipment supplied by the Employer shall be inspected by the Contractor before use and the inspection fees arising therefrom shall be borne by the Employer. It is forbidden to use any material and equipment failing to pass the inspection.

8.4.2 Storage and use of materials and engineering equipment procured by the Contractor

The Contractor shall properly keep the materials and engineering equipment that it procures at its own costs. For the materials and engineering equipment that shall be inspected or tested before use as per laws, the Contractor shall carry out the inspection or testing at the Supervisor’s request and the fees arising therefrom shall be borne by the Contractor. It is forbidden to use any material and equipment failing to pass the inspection.

In case where the Employer or the Supervisor discovers that the Contractor uses the materials and engineering equipment that do not meet the design requirements or relevant standards, then the Employer or the Supervisor is entitled to request the Contractor to make repairing, dismantling or re-procure qualified ones. Any additional costs and (or) construction term delay caused by this shall be borne by the Contractor.

8.5 Banning on the use of unqualified materials and engineering equipment

8.5.1 The Supervisor has the right to refuse the unqualified materials or engineering equipment from the Contractor and require the Contractor to replace them immediately. The Supervisor shall inspect and test the materials and equipment re-supplied by the Contractor, which shall bear the additional costs and (or) construction term delay.

8.5.2 If the Supervisor discovers that the Contractor has used unqualified materials and engineering equipment in the project, the Contractor shall make corrections with no delay following the Supervisor’s instructions and cannot use any unqualified materials and engineering equipment in the project any longer.

8.5.3 The Contractor has the rights to not use the materials or engineering equipment supplied by the Employer, which do not meet the requirements of the contract, and may request the Employer to replace them. Any additional costs and (or) construction term delay arising therefrom shall be borne by the Employer, which shall also pay the Contractor reasonable profits.

8.6 Sample

8.6.1 Sample submission and sealing

For the materials or engineering equipment against which samples need submitting by the Contractor, the type, name, specification, quantity, etc. of the samples shall be specified in the special contract terms. The samples shall be submitted as per the procedure set forth below:

(1) The Contractor shall submit samples to the Supervisor 28 days before planning to make procurement and ensure the samples are from the actual production site of the materials supplied and that the specification and quantity of the samples can fully present the quality, model, color, surface treatment, texture, error, and other required characteristics of the materials or engineering equipment.

(2) The Contractor shall attach a declaration form when submitting samples each time. The form shall contain relevant data and information of the samples, and the corresponding drawing number for each sample, as well as a column for accommodating the Supervisor’s approval comments. The Supervisor shall reply the sample approval opinions signed by the Employer to the Contractor within 7 days after receiving the samples submitted by the Contractor.

(3) The samples confirmed by the Employer and the Supervisor through examination and approval shall be sealed based on the specified method. The sealed samples shall be used as one of the criteria for inspecting the relevant parts of the project. The Contractor shall not use materials or engineering equipment that does not match the samples in the project.

(4) The confirmation of samples by the Employer and the Supervisor through examination and approval is aimed at confirming the characteristics or uses of relevant materials or engineering equipment only and cannot be interpreted as any modification or change to the contract or as relief or exemption of the Contractor from any responsibilities and obligations herein. If the sealed sample is modified or the contractual provisions are changed, the parties to the contract shall make confirmation it in writing.

8.6.2 Storage of samples

The Supervisor shall seal the approved samples on site. The Contractor shall provide a suitable fixed place on site for sample storage and maintain appropriate storage environmental conditions.

8.7 Substitution of materials and engineering equipment

8.7.1 If alternative materials and engineering equipment are required in any of the following circumstances, the Contractor shall follow the requirements of 8.7.2:

(1) The materials and engineering equipment are forbidden as per laws taking effect after the reference date;

(2) The Employer requests the use of substitutive ones;

(3) Alternative products must be used for other reasons.

8.7.2 The Contractor shall notify the Supervisor in writing 28 days before using the alternative materials and engineering equipment, and attach:

(1) The name, quantity, specification, model, brand, performance, price, and other relevant information of the replaced materials and engineering equipment;

(2) The name, quantity, specification, model, brand, performance, price, and other relevant information of the substitutive ones;

(3) The differences between substitutive and replaced materials and equipment, and the influence of the substitutive ones on the project;

(4) The price difference between substitutive and replaced materials and equipment;

(5) Reasons and explanations for using substitutive materials and equipment;

(6) Other documents required by the Supervisor.

The Supervisor shall, within 14 days after receiving the notice, issue a written instruction signed by the Employer to the Contractor. If the Supervisor fails to issue the instruction in due time, the Employer and the Supervisor are seen as having agreed on the use of the substitutive materials and equipment.

8.7.3 If the Employer approves the use of substitutive materials and engineering equipment, their prices shall be determined based on the prices of the same items in the priced BoQ or budget. If there are no similar projects, the price shall be determined by referring to the price of similar items; If however there are neither identical nor similar items, the price shall be determined by the parties as per 4.4 (Negotiation or determination) on the principle of reasonable cost and profit composition.

8.8 Construction equipment and temporary facilities

8.8.1 Construction equipment and temporary facilities provided by the Contractor

The Contractor shall allocate construction equipment and construct temporary facilities for the project in time as per the contract schedule. The Contractor’s equipment on site cannot be used until they are verified by the Supervisor. The Contractor shall ask the Supervisor for approval before replacing its equipment specified in the contract.

Unless otherwise specified in the special contract terms, the Contractor shall bear the cost of constructing temporary facilities. If any land needs occupying temporarily, the Employer shall handle the application procedures at its own costs.

8.8.2 Construction equipment and temporary facilities provided by the Employer

The construction equipment or temporary facilities provided by the Employer shall be specified in the special contract terms.

8.8.3 Requirements against the Contractor for increasing or replacing construction equipment

Should the construction equipment used by the Contractor be unable to meet the contract schedule and (or) quality requirements, the Supervisor has the right to require the Contractor to increase or replace the construction equipment. In such case, the Contractor shall increase or replace the equipment with no delay and bear any additional costs and (or) construction term delay arising therefrom.

8.9 Special requirements for materials and equipment

The materials, engineering and construction equipment conveyed to the site by the Contractor, and the temporary facilities constructed by the Contractor at the construction site, including spare parts, installation tools, and materials, shall be used for the project exclusively. Without the Employer’s consent, the Contractor shall not convey them out of the site or use them for any other purposes. The Contractor may remove idle construction equipment and other items according to the construction schedule after acquiring the Employer’s consent.

9. Test and Inspection

9.1 Test equipment and personnel

9.1.1 The Contractor shall test materials on site based on the contract or the Supervisor’s instructions. The Contractor shall provide the required test conditions, such as testing site, personnel, equipment, etc. The Supervisor may use the testing site, equipment, and other testing conditions provided by the Contractor, where necessary, for reviewing the materials under the Contractor’s assistance, in order to check the project quality.

9.1.2 The Contractor shall provide testing equipment, sampling devices, testing site, and testing conditions as per the special contract terms, and submit the corresponding entry schedule to the Supervisor.

The testing equipment configured by the Contractor shall comply with the corresponding testing regulations and has passed the test by qualified testing agencies; pass the calibration by the Supervisor and the Contractor before being used formally.

9.1.3 The Contractor shall submit relevant evidentiary materials to the Supervisor, including the name list of testing personnel and their positions, qualifications. The testing personnel must be proficient in corresponding testing. The Contractor is responsible for the correctness of the testing procedures and results made by the testing personnel.

9.2 Sampling

If test belongs to self-inspection, the Contractor can take samples separately. If however the test belongs to spot check, sampling can be made by the Supervisor or by the Contractor’s testing personnel under the supervision of the Supervisor.

9.3 Testing and inspection of materials, engineering equipment, and the project

9.3.1 The Contractor shall test and inspect the materials, engineering equipment and the project as per the contract, and provide necessary test data and original records for the Supervisor’s check of these materials, equipment and the project. If the Supervisor and the Contractor need to conduct tests and inspections together as per the contract, the Contractor shall provide necessary test data and original records.

9.3.2 If the test belongs to self-inspection, the Contractor may conduct the test separately. If the test belongs to the spot check by the Supervisor, the Supervisor can conduct the test separately or together with the Contractor. If the Contractor raises an objection to the test results conducted solely by the Supervisor, it can apply for joint test. If the application for joint test is approved but the Supervisor fails to participate in it as per the requirements, the Contractor may conduct the test at its sole discretion and submit the test results to the Supervisor, who shall acknowledge the test results.

9.3.3 If the Supervisor has an objection the Contractor’s test and inspection results, or requests the Contractor to organize test and inspection again for the purpose of confirming the reliability of the Contractor’s test and inspection results, the Supervisor and the Contractor may conduct test and inspection together. If the quality of the material, engineering equipment or the project does not meet the contract requirements according to the results of the secondary test and inspection, the additional costs and (or) construction term delay arising therefrom shall be borne by the Contractor; if however the quality of the materials, engineering equipment and the project meets the contract requirements according to the results of the secondary test and inspection, additional costs and (or) construction term delay arising therefrom shall be borne by the Employer.

9.4 On-site process test

The Contractor shall conduct on-site process test as per the contract or under the Supervisor’s instructions. For large-scale on-site process test, the Contractor shall prepare a process test measures plan based on the process test requirements proposed by the Supervisor and submit it to the Supervisor for review, as long as the Supervisor believes it necessary.

10. Change

10.1 Scope of change

Unless otherwise specified in the special contract terms, changes shall be made in accordance with this provision, if any of the following circumstances occur during the term of the contract:

(1) Increase or decrease of any work in the contract, or addition of any additional work;

(2) Any work in the contract is cancelled, except for work transferred to others for implementation;

(3) The quality standards or other characteristics of any work in the contract are changed;

(4) The baseline, elevation, position, and dimensions of the project are changed;

(5) The schedule or implementation sequence of the project is changed.

10.2 Right of change

Either the Employer or the Supervisor may propose to make changes. All change instructions are issued by the Supervisor, who must obtain the Employer’s consent first. The Contractor cannot implement the change until it receives the change instruction signed by the Employer. The Contractor shall not change any part of the project without permission.

In case of any design changes, the Designer should provide the revised drawings and instructions. Where the changes exceed the original design standards or approved construction scale, the Employer shall handle the approval procedures for planning, design changes, etc. on a timely basis.

10.3 Change procedure

10.3.1 Changes proposed by the Employer

Should any change be proposed by the Employer, the Supervisor shall send the Contractor a change instruction, which shall specify the scope of the planned change and the contents to be changed.

10.3.2 Change suggestions proposed by the Supervisor

The Supervisor shall submit a written change plan to the Employer if proposing any change suggestions, in order to explain the scope of the project to be changed as well as the content and reasons for the change, influence of the change implementation on the contract price and construction term. If the Employer agrees on the change, the Supervisor shall issue a change instruction to the Contractor. If however the Employer disagrees the Supervisor has no right to issue a change request arbitrarily.

10.3.3 Change implementation

If the Contractor believes it impossible to implement the change instruction from the Supervisor upon receiving it, the Contractor shall state why immediately. If the Contractor believes that the change can be implemented, it shall explain the influence of implementing the change instruction on the contract price and construction term in writing. The parties to the contract shall determine the change valuation as per 10.4 (Change valuation).

10.4 Change valuation

10.4.1 Principle of change valuation

Unless otherwise specified in the special contract terms, change valuation shall be conducted as per this article:

(1) Recognized based on the unit price of identical items in the priced BoQ or budget, if any;

(2) Recognized based on the unit price of similar items in the priced BoQ or budget, if there are no identical items;

(3) If the change between the actual completed change workload and the workload of the project listed in the priced BoQ or budget exceeds 15% by the change, or the unit price for the identical or similar items is not available in the priced BoQ or budget, the unit price of the change work shall be determined by the parties on the principle of reasonable cost and profit composition as per 4.4 (Negotiation or determination).

10.4.2 Change valuation procedure

The Contractor shall, within 14 days upon receiving the change instruction, submit a change valuation application to the Supervisor, which shall review and submit the application to the Employer within 7 days after receiving it. The Supervisor shall notify the Contractor to revise the application and submit it again if having any objection to it. The Employer shall approve the change valuation application submitted by the Contractor within 14 days. Otherwise, the Employer is seen as having approved the application.

Any price adjustment caused by changes should be included in the latest progress payment.

10.5 Contractor’s reasonable suggestions

To propose reasonable suggestions, the Contractor shall submit the corresponding explanation to the Supervisor, in order to elaborate the content and reasons of the suggestions, and the influence of implementing the proposal on the contract price and construction term.

Unless otherwise specified in the special contract terms, the Supervisor shall, within 7 days after receiving the reasonable suggestions from the Contractor, finish reviewing and submit it to the Employer. If discovering any technical defects in the suggestions, the Supervisor shall notify the Contractor to make modifications. The Employer shall complete the approval within 7 days after receiving the suggestions from the Supervisor. If the reasonable suggestions are approved by the Employer, the Supervisor shall issue a change instruction; any contract price adjustment arising therefrom shall be executed as per 10.4 (Change valuation). If the Employer however disagrees on the change, the Supervisor shall notify the Contractor in written form.

If the Contractor’s reasonable suggestions can lower the contract price or improve the economic benefits of the project, the Employer may reward the Contractor. Both parties hereto shall specify the method and amount of the reward in the special contract terms.

10.6 Schedule adjustment caused by changes

If the change leads to any change of the construction term, both parties to the contract may request adjusting the contract term and determine the specific construction term (days) based on 4.4 (Negotiation or determination) and by referring to the construction term quota standard at the local site of the project.

10.7 Provisional estimate

The parties to the contract shall specify the breakdown of subcontracted specialized works, services, materials and engineering equipment with provisional estimate in the special contract terms.

10.7.1 Works with provisional estimate that must be tendered according to laws

The works with provisional estimate that must be tendered according to laws shall be determined as per Method 1 below.

The parties to the contract may also choose other bidding methods in the special contract terms.

Method 1: For the works with provisional estimate that must be tendered according to laws, the Contractor shall be responsible for tendering. The works shall be confirmed and approved as per the following provisions:

(1) In strict accordance with the construction schedule, the Contractor shall, 14 days before bidding work starts, submit a bidding plan to the Employer for review through the Supervisor. The Employer shall approve or bring forth modification suggestions within 7 days after receiving the plan from the Contractor. The Contractor shall carry out the bidding work in accordance with the bidding plan approved by the Employer;

(2) In strict accordance with the construction schedule, the Contractor shall submit the tendering documents to the Employer for approval through the Supervisor 14 days in advance. The Employer shall complete the approval or bring forth modification suggestions within 7 days after receiving the relevant documents from the Contractor. The Employer has the right to determine the bidding control price and participate in the evaluation as per laws;

(3) Before signing a provisional estimate contract with suppliers or subcontractors, the Contractor shall submit the information of the confirmed candidate suppliers or subcontractors to the Employer 7 days in advance. The Employer shall jointly determine the winning bidder with the Contractor within 3 days after receiving the information above. The Contractor shall, within 7 days after signing the contract, submit the duplicate of the provisional estimate contract to the Employer for retention.

Method 2: For works with provisional estimate that must be tendered according to laws, if the Contractor and the Employer determine the provisional estimate supplier or subcontractor through joint bidding, the Contractor shall, based on the construction schedule, notify the Employer 14 days before bidding starts, and submit the provisional estimate bidding plan and work division. The Employer shall make confirmation within 7 days after receiving it. Upon determination of the winning bidder, the Employer, the Contractor, and the winning bidder shall enter into a provisional estimate contract.

10.7.2 Works with provisional estimate that are not required to be tendered according to laws

Unless otherwise specified in the special contract terms, the works with provisional estimate that are not required to be tendered according to laws shall be determined as per Method 1 below:

第1种方式：对于不属于依法必须招标的暂估价项目，按本项 约定确认和批准：

Method 1: The works with provisional estimate that are not required to be tendered according to laws shall be confirmed and approved as per this article:

(1) In strict accordance with the construction schedule, the Contractor shall, 28 days before signing the procurement contract and subcontracting contract for the works with provisional estimate, submit a written application to the Supervisor, which shall submit it to the Employer within 3 days after receiving it. The Employer shall approve or bring forth modification suggestions within 14 days after receiving the application. The Employer is seen as having agreed the written application, if it fails to approve or bring forth modification suggestions within the time limit;

(2) If believing that the supplier or subcontractor determined by the Contractor cannot meet the project quality requirements or contract requirements, the Employer may request the Contractor to re-determine the supplier or subcontractor for the works with provisional estimate;

(3) The Contractor shall submit the duplicate of the provisional estimate contract to the Employer for retention within 7 days after signing it.

Method 2: The Contractor shall determine the works with provisional estimate based on Method 1 in 10.7.1 (Works with provisional estimate that must be tendered according to laws).

Method 3: Works with provisional estimate as implemented directly by the Contractor

If the Contractor has the qualifications and conditions for implementing the works with provisional estimate, the Contractor may carry out works at its sole discretion after the Employer and the Contractor reach a consensus. The parties to the contract may specify the details in the special contract terms.

10.7.3 Any additional fees and (or) construction term delay arising out of the delay of conclusion and performance of the provisional estimate contract by the Employer’s fault shall be borne by the Employer, which shall pay the Contractor reasonable profits. If the conclusion and performance of the provisional estimate contract are delayed by the Contractor, then the Contractor shall bear the additional costs and (or) construction term delay arising therefrom.

10.8 Provisional amount

The provisional amount should be used based on the Employer’s requirements, which shall be issued via the Supervisor. The parties to the contract may specify relevant issues in the special contract terms via amicable consultation.

10.9 Daywork

If the daywork method is required, the Supervisor shall notify the Contractor to implement the corresponding work based on such method upon acquiring the Employer’s consent. The price shall be calculated based on the daywork priced items and their unit prices included in the priced BoQ or budget. Where there is no corresponding unit price for daywork in the priced BoQ or budget, the parties to the contract shall determine the unit price for daywork on the principle of reasonable cost and profit composition as per 4.4 (Negotiation or determination).

For each work priced by daywork method, the Contractor shall submit the following reports and relevant vouchers to the Supervisor for review on a daily basis during the entire implementation process:

(1) Name, content and quantity of the work;

(2) Name, trade, type of work and level of the operators responsible for the work and total time consumed;

(3) Types and quantities of materials used in the work;

(4) The model, quantity, and operating hours of the construction equipment used in the work;

(5) Other relevant materials and vouchers.

Daywork shall be included in the latest progress payment application form after being summarized by the Contractor, and reviewed by the Supervisor and approved by the Employer before being included in the progress payment.

11. Price Adjustment

11.1 Price adjustment caused by market price fluctuations

Unless otherwise specified in the special contract terms, if the market price fluctuates beyond the range as mutually agreed by the parties to the contract, the contract price shall be adjusted accordingly by the parties hereto in the special contract terms by any of the following ways set forth below:

Method 1: Price index.

(1) Price adjustment formula

When the contract price is affected by fluctuation of the price in labor, materials and equipment prices, the difference shall be calculated and the contract price shall be adjusted based on the data in the special contract terms via the formula, which can be expressed as:

Where, △P - price difference to be adjusted;

P0 - amount of completed work that the Contractor shall receive in the payment certificate specified. The amount above shall exclude price adjustments, withholding and payment of quality guarantee deposits, payment and deduction of advance payments as well as the agreed changes and other amounts that have already been priced at the current price;

A - Fixed value weight (i.e. the weight of the unadjusted part);

B1; B2; B3... Bn – variable-value weight of each adjustable factor (i.e. the weight of the adjustable part), which is the proportion of each adjustable factor in the signed contract price;

Ft1; Ft2; Ft3... Ftn - current price index of each adjustable factor, which refers to the price index of each adjustable factor for the first 42 days before the last day of the agreed payment certificate related period;

F01; F01; F03……F0n - the basic price index of each adjustable factor, which refers to the price index of each adjustable factor on the reference date.

The adjustable factors, fixed-value weights and variable value weights in the price adjustment formula above, as well as the basic price index and its sources, are specified in the table of price index and weight table, which serves as an annex to the letter of tender. For the contracts not entered into through bidding, both parties to the enterprise shall specify it in the special contract terms. The price index shall be the price index published by the engineering cost management agency. If the index above is unavailable, the price published by the engineering cost management agency can be used instead.

(2) Determine the adjustment difference temporarily

If there is no current price index when calculating the adjustment difference, the parties to the contract agree to make calculation using the price index of last time temporarily. If the actual price index is adjusted, the parties hereto shall make adjustment accordingly.

(3) Adjust weights

If the weight specified in the contract becomes unreasonable after changes, relevant matters shall be handled as per 4.4 (Negotiation or determination).

(4) Adjust price after project delay ascribed to the Contractor

If the project is not completed on schedule by the Contractor’s reasons, for the works carried out continuously after the date of completion agreed in the contract, the price index on the planned date of completion or on the actual date of completion shall be used as the current price index (whichever is lower), when using price adjustment formula.

Method 2: Adjust price by using cost information.

If the contract price is affected by fluctuations of the prices in labor, materials, engineering equipment, and machineries per shift during the term of the contract, the labor and machinery use fees shall be adjusted according to the labor and machinery use fee coefficients released by the construction administrative management authority of national or provincial, autonomous region, or municipal level, industry construction management authority or their authorized engineering cost management agencies; the unit price and purchase quantity of materials involved in require price adjustment shall be approved by the Employer, which shall confirm the unit price and quantity of materials that need adjusting and take them as the basis for adjusting the contract price.

(1) If the unit price of labor changes and complies with the provisions on labor cost adjustment from the provincial or industrial competent construction authorities, the parties to the contract shall adjust the contract price according to the documents regarding labor costs, etc., from the provincial or industrial competent construction authorities. The above ceases to apply, if the Contractor’s quotation for labor cost or labor unit price is higher than the released price.

(2) The price adjustment against the changes of price in materials and engineering equipment shall be based on the benchmark price provided by the Employer, and shall be executed as per the following provisions on risk scope:

① Where the material unit price specified by the Contractor in the priced BoQ or budget is lower than the benchmark price, unless otherwise specified in the special contract terms, if the increase in material unit price during the term of the contract exceeds 5% based on the benchmark price, or the decrease in the price above exceeds 5% based on the material unit price specified in the priced BoQ or budget, the excess shall be adjusted according to realities.

② Where the material unit price specified by the Contractor in the priced BoQ or budget is higher than the benchmark price, unless otherwise specified in the special contract terms, if the decrease in material unit price during the term of the contract exceeds 5% based on the benchmark price, or the increase in the price above exceeds 5% based on the material unit price specified in the price BoQ or budget, the excess shall be adjusted according to realities.

③  Where the material unit price specified by the Contractor in the priced BoQ or budget is equal to the benchmark price, unless otherwise specified in the special contract terms, if the fluctuation of the material unit price during the term of the contract exceeds ± 5% based on the benchmark price, the excess shall be adjusted according to realities.

④  The Contractor shall, before making procurement, report the procurement quantity and new material unit price to the Employer for verification. While confirming the materials are used for the project, the Employer shall confirm the quantity and unit price of the materials to be procured. The Employer is seen as having agreed the confirmation materials from the Contractor, and the materials above can serve as the basis for adjusting contract price, if the Employer fails to reply within 5 days after receiving the materials. If the Contractor procures the materials without asking the Employer for verification in advance, the Employer has the right not to adjust the contract price. The contract price can be adjusted after the Employer’s consent.

The benchmark price as said above refers to the price of materials and engineering equipment as specified by the Employer in the tendering documents or special contract terms. In principle, the price shall be prepared according to the information price from the provincial or industrial competent construction authority or its authorized engineering cost management agency.

(3) If the change of the unit price of construction machineries per shift or the use fee of construction machinery is beyond the scope specified the provincial or industrial competent construction authority or its authorized engineering cost management agency, the contract price shall be adjusted according to the provisions.

Method 3: Other methods in the special contract terms.

11.2 Adjustments caused by law changes

In case of any increase in the costs required by the Contractor during the term of the contract by law changes after the reference date, except for the provisions of 11.1 (Price adjustment caused by market price fluctuations), the Employer shall bear the costs increased; if however the costs above are decreased, the corresponding part shall be deducted from the contract price. Any construction term delayed by law change after the reference date shall be extended accordingly.

Any dispute regarding the contract price and schedule adjustment caused by law change by and between the parties to the contract shall be solved by the chief supervision engineer as per 4.4 (Negotiation or determination).

Any additional fees and (or) construction term delay caused by law change during the construction term delayed by the Contractor’s reason shall be borne by the Contractor.

12. Contract Price, Measurement and Payment

12.1 Forms of Contract Price

The employer and the contractor shall select one of the following forms of contract price in the contract agreement:

1. Unit Price Contract

A unit price contract refers to a construction project construction contract where the parties to the contract agree to calculate, adjust and confirm the contract price based on the bill of quantities and their comprehensive unit prices. Within the agreed scope, the contract unit price shall not be adjusted. The parties to the contract shall stipulate in the special contract terms the scope of risks included in the comprehensive unit price and the calculation method of risk expenses, and agree on the adjustment method of the contract price beyond the scope of risks. Among them, the adjustment caused by market price fluctuations shall be implemented in accordance with the provisions of Clause 11.1 [Adjustments Caused by Market Price Fluctuations].

2. Lump Sum Contract

A lump sum contract refers to a construction project construction contract where the parties to the contract agree to calculate, adjust and confirm the contract price based on the construction drawings, priced bill of quantities or budget documents and relevant conditions. Within the agreed scope, the total contract price shall not be adjusted. The parties to the contract shall stipulate in the special contract terms the scope of risks included in the lump sum and the calculation method of risk expenses, and agree on the adjustment method of the contract price beyond the scope of risks. Among them, the adjustment caused by market price fluctuations shall be implemented in accordance with Clause 11.1 (Adjustments Caused by Market Price Fluctuations), and the adjustment caused by legal changes shall be implemented in accordance with Clause 11.2 (Adjustments Caused by Legal Changes).

3. Other Price Forms

The parties to the contract may agree on other forms of contract price in the special contract terms.

12.2 Advance Payment

12.2.1 Payment of Advance Payment

The payment of the advance payment shall be implemented in accordance with the agreement in the special contract terms, but it shall be paid no later than 7 days before the commencement date specified in the notice to commence work. The advance payment shall be used for the purchase of materials, engineering equipment, construction equipment, the construction of temporary works, the organization of construction teams to enter the site, etc.

Unless otherwise agreed in the special contract terms, the advance payment shall be deducted in proportion in the progress payment.

If the contract is terminated early before the issuance of the Taking-Over Certificate for the Works, the unpaid advance payment shall be settled together with the contract price.

If the employer delays the payment of the advance payment for more than 7 days, the contractor has the right to issue a notice to the employer demanding the advance payment. If the employer still fails to make the payment within 7 days after receiving the notice, the contractor has the right to suspend the construction and act in accordance with Item 16.1.1 [Circumstances of Employer’s Breach of Contract].

12.2.2 Advance Payment Guarantee

If the employer requires the contractor to provide an advance payment guarantee, the contractor shall provide the advance payment guarantee 7 days before the employer pays the advance payment, unless otherwise agreed in the special contract terms. The advance payment guarantee may take the form of a bank guarantee, a guarantee company guarantee, etc., which shall be specifically agreed by the parties to the contract in the special contract terms. Before the advance payment is fully deducted, the contractor shall ensure that the advance payment guarantee remains valid.

After the employer deducts the advance payment in installments from the project payment, the amount of the advance payment guarantee shall be reduced accordingly, but the remaining amount of the advance payment guarantee shall not be less than the amount of the undeducted advance payment.

12.3 Measurement

12.3.1 Principles of Measurement

The measurement of engineering quantities shall be carried out in accordance with the contractually agreed engineering quantity calculation rules, drawings, change instructions, etc. The engineering quantity calculation rules shall be based on relevant national standards, industry standards, etc., and shall be agreed upon by the parties to the contract in the special contract terms.

12.3.2 Measurement Cycle

Unless otherwise agreed in the special contract terms, the measurement of engineering quantities shall be carried out on a monthly basis.

12.3.3 Measurement of Unit Price Contracts

Unless otherwise agreed in the special contract terms, the measurement of unit price contracts shall be implemented in accordance with the provisions of this item:

(1) The contractor shall submit a report on the completed quantities from the 20th of the previous month to the 19th of the current month to the supervisor on the 25th of each month, accompanied by a progress payment application form, a statement of completed quantities and relevant materials.

(2) The supervisor shall, within 7 days after receiving the quantity report submitted by the contractor, complete the review of the quantity statement submitted by the contractor and submit it to the employer to determine the actual completed quantity of the month. If the supervisor has objections to the quantities, he has the right to request the contractor to conduct a joint review or sampling re-measurement. The contractor shall assist the supervisor in the review or sampling re-measurement and provide supplementary measurement data as required by the supervisor. If the contractor fails to participate in the review or sampling re-measurement as required by the supervisor, the quantities reviewed or revised by the supervisor shall be deemed as the actual completed quantities of the contractor.

(3) If the supervisor fails to complete the review within 7 days after receiving the quantity statement submitted by the contractor, the quantities in the quantity report submitted by the contractor shall be deemed as the actual completed quantities of the contractor, and the project price shall be calculated accordingly.

12.3.4 Measurement of Lump Sum Contracts

Unless otherwise agreed in the special contract terms, for lump sum contracts with monthly measurement and payment, the following provisions shall apply:

(1) The contractor shall submit a report on the completed quantities from the 20th of the previous month to the 19th of the current month to the supervisor on the 25th of each month, accompanied by a progress payment application form, a statement of completed quantities and relevant materials.

(2) The supervisor shall, within 7 days after receiving the quantity report submitted by the contractor, complete the review of the quantity statement submitted by the contractor and submit it to the employer to determine the actual completed quantity of the month. If the supervisor has objections to the quantities, he has the right to request the contractor to conduct a joint review or sampling re-measurement. The contractor shall assist the supervisor in the review or sampling re-measurement and provide supplementary measurement data as required by the supervisor. If the contractor fails to participate in the review or sampling re-measurement as required by the supervisor, the quantities reviewed or revised by the supervisor shall be deemed as the actual completed quantities of the contractor.

(3) If the supervisor fails to complete the review within 7 days after receiving the quantity statement submitted by the contractor, the quantities in the quantity report submitted by the contractor shall be deemed as the actual completed quantities of the contractor.

12.3.5 For lump sum contracts paid by measurement using a payment breakdown schedule, measurement may be carried out in accordance with the provisions of Item 12.3.4 [Measurement of Lump Sum Contracts], but the contract price shall be paid in accordance with the payment breakdown schedule.

12.3.6 Measurement of Contracts with Other Price Forms

The parties to the contract may agree on the measurement methods and procedures for contracts with other price forms in the special contract terms.

12.4 Payment of Project Progress Payments

12.4.1 Payment Cycle

Unless otherwise agreed in the special contract terms, the payment cycle shall be consistent with the measurement cycle as agreed in Item 12.3.2 [Measurement Cycle].

12.4.2 Preparation of Progress Payment Application Form

(1) Unless otherwise agreed in the special contract terms, the progress payment application form shall include the following contents:

(1) The amount corresponding to the work completed up to the current payment cycle;

(2) The amount of changes to be increased and deducted in accordance with Article 10 [Changes];

(3) The advance payment to be paid and the refund of the advance payment to be deducted in accordance with Clause 12.2 [Advance Payment];

(4) The quality guarantee deposit to be deducted in accordance with Clause 15.3 [Quality Guarantee Deposit];

(5) The amount of claims to be increased and deducted in accordance with Article 19 [Claims];

(6) The correction of errors in the issued progress payment certificate, which shall be paid or deducted in the current progress payment;

(7) Other amounts to be increased and deducted in accordance with the contract agreement.

12.4.3 Submission of Progress Payment Application Form

(1) Submission of Progress Payment Application Form for Unit Price Contracts

The progress payment application form for unit price contracts shall be submitted to the supervisor monthly at the time agreed in Item 12.3.3 [Measurement of Unit Price Contracts], accompanied by the statement of completed quantities and relevant materials. The lump sum items in the unit price contract shall be decomposed into monthly payments and summarized in the current progress payment application form.

(2) Submission of Progress Payment Application Form for Lump Sum Contracts

For lump sum contracts with monthly measurement and payment, the contractor shall submit the progress payment application form to the supervisor monthly at the time agreed in Item 12.3.4 [Measurement of Lump Sum Contracts], accompanied by the statement of completed quantities and relevant materials.

For lump sum contracts paid according to the payment breakdown schedule, the contractor shall submit the progress payment application form to the supervisor in accordance with the provisions of Item 12.4.6 [Payment Breakdown Schedule] and Item 12.4.2 [Preparation of Progress Payment Application Form].

(3) Submission of Progress Payment Application Form for Contracts with Other Price Forms

The parties to the contract may agree on the preparation and submission procedures of the progress payment application form for contracts with other price forms in the special contract terms.

12.4.4 Review and Payment of Progress Payments

(1) Unless otherwise agreed in the special contract terms, the supervisor shall complete the review and submit it to the employer within 7 days after receiving the contractor’s progress payment application form and relevant materials. The employer shall complete the approval and issue the progress payment certificate within 7 days after receipt. If the employer fails to complete the approval within the time limit and raises no objections, it shall be deemed that the progress payment certificate has been issued.

If the employer and the supervisor have objections to the contractor’s progress payment application form, they have the right to request the contractor to make corrections and provide supplementary materials, and the contractor shall submit a corrected progress payment application form. The supervisor shall complete the review and submit it to the employer within 7 days after receiving the corrected progress payment application form and relevant materials from the contractor. The employer shall, within 7 days after receiving the progress payment application form and relevant materials submitted by the supervisor, issue a temporary progress payment certificate for the undisputed part to the contractor. The disputed part shall be handled in accordance with the provisions of Article 20 [Dispute Resolution].

(2) Unless otherwise agreed in the special contract terms, the employer shall complete the payment to the contractor within 14 days after the issuance of the progress payment certificate or the temporary progress payment certificate. If the employer delays the payment of the progress payment, it shall pay liquidated damages at the benchmark lending rate of the same type and term published by the People’s Bank of China.

(3) The employer’s issuance of a progress payment certificate or a temporary progress payment certificate does not indicate that the employer has agreed, approved or accepted the corresponding part of the work completed by the contractor.

12.4.5 Correction of Progress Payments

If errors, omissions or duplications are found in the stage summary and review of the issued progress payment certificates, both the employer and the contractor have the right to apply for correction. The corrections agreed upon by the employer and the contractor shall be paid or deducted in the next progress payment.

12.4.6 Payment Breakdown Schedule

1. Requirements for Preparing the Payment Breakdown Schedule

(1) The amount of each payment listed in the payment breakdown schedule shall be the estimated amount specified in Item (1) of Item 12.4.2 [Preparation of Progress Payment Application Form];

(2) If the actual progress is inconsistent with the construction schedule, the parties to the contract may revise the payment breakdown schedule in accordance with Clause 4.4 [Agreement or Determination];

(3) If a payment breakdown schedule is not used, the contractor shall submit a quarterly payment estimate breakdown schedule to the employer and the supervisor for payment reference.

2. Preparation and Approval of the Payment Breakdown Schedule for Lump Sum Contracts

(1) Unless otherwise agreed in the special contract terms, the contractor shall decompose the lump sum contract monthly based on factors such as the construction schedule agreed in Clause 7.2 [Construction Schedule], the signed contract price and the engineering quantities, and prepare a payment breakdown schedule. The contractor shall submit the payment breakdown schedule and supporting materials for preparing the payment breakdown schedule to the supervisor within 7 days after receiving the construction schedule approved by the supervisor and the employer.

(2) The supervisor shall complete the review and submit it to the employer within 7 days after receiving the payment breakdown schedule. The employer shall complete the approval within 7 days after receiving the payment breakdown schedule reviewed by the supervisor, and the payment breakdown schedule approved by the employer shall be a binding payment breakdown schedule.

(3) If the employer fails to complete the approval of the payment breakdown schedule within the time limit and does not promptly request the contractor to make corrections and provide supplementary materials, the payment breakdown schedule submitted by the contractor shall be deemed to have been approved by the employer.

3. Preparation and Approval of the Payment Breakdown Schedule for Lump Sum Items in Unit Price Contracts

Unless otherwise agreed in the special contract terms, for the lump sum items in unit price contracts, the contractor shall decompose them monthly based on factors such as the construction schedule, the composition of the lump sum of the lump sum items, the nature of the expenses, the planned occurrence time and the corresponding engineering quantities, to form a payment breakdown schedule. Its preparation and approval shall be carried out with reference to the preparation and approval of the payment breakdown schedule for lump sum contracts.

12.5 Payment Account

The employer shall pay the contract price to the contractor’s account agreed in the contract agreement.

13. Acceptance and Commissioning of the Works

13.1 Acceptance of Subdivisional and Subitem Works

13.1.1 The quality of subdivisional and subitem works shall comply with the relevant national codes and standards for construction acceptance as well as the contract agreements. The Contractor shall complete the construction of subdivisional and subitem works in accordance with the requirements of the construction organization design.

13.1.2 Unless otherwise agreed in the Special Contract Conditions, where a subdivisional or subitem work is qualified through the Contractor’s self-inspection and meets the acceptance conditions, the Contractor shall notify the Supervisor 48 hours in advance for acceptance. If the Supervisor cannot conduct the acceptance on time, it shall submit a written request for extension to the Contractor 24 hours before the acceptance, but the extension shall not exceed 48 hours. If the Supervisor fails to conduct the acceptance on time and does not request an extension, the Contractor shall have the right to conduct the acceptance on its own, and the Supervisor shall recognize the acceptance result. No subdivisional or subitem work that has not been accepted shall proceed to the next construction process.

The acceptance documents of subdivisional and subitem works shall be part of the completion documents.

13.2 Completion Acceptance

13.2.1 Conditions for Completion Acceptance

The Contractor may apply for completion acceptance when the works meet the following conditions:

(1) Except for the omitted works and defect repair works agreed by the Employer, all works within the contract scope and related works, including tests, trial operations, and inspections required by the contract, have been completed and meet the contract requirements;

(2) A list of omitted works and defect repair works and the corresponding construction plans have been prepared in accordance with the contract agreement;

(3) Completion documents have been prepared in the content and quantity as agreed in the contract.

13.2.2 Procedures for Completion Acceptance

Unless otherwise agreed in the Special Contract Conditions, where the Contractor applies for completion acceptance, the following procedures shall be followed:

(1) The Contractor shall submit a completion acceptance application report to the Supervisor, and the Supervisor shall complete the review and submit it to the Employer within 14 days after receiving the completion acceptance application report. If the Supervisor deems that the acceptance conditions are not yet met after review, it shall notify the Contractor of the work contents that need to be completed before the completion acceptance. The Contractor shall resubmit the completion acceptance application report after completing all the work contents notified by the Supervisor.

(2) If the Supervisor deems that the completion acceptance conditions are met after review, it shall submit the completion acceptance application report to the Employer. The Employer shall complete the approval within 28 days after receiving the completion acceptance application report reviewed by the Supervisor and organize the completion acceptance with relevant units such as the Supervisor, the Contractor, and the Designer.

(3) If the completion acceptance is qualified, the Employer shall issue a Taking-Over Certificate to the Contractor within 14 days after the acceptance is qualified. If the Employer has no justifiable reason to delay the issuance of the Taking-Over Certificate, it shall be deemed that the Taking-Over Certificate has been issued from the 15th day after the acceptance is qualified.

(4) If the completion acceptance is unqualified, the Supervisor shall issue instructions in accordance with the acceptance opinions, requiring the Contractor to rework, repair, or take other remedial measures for the unqualified works. The additional costs and/or delayed construction period resulting therefrom shall be borne by the Contractor. After the Contractor completes the rework, repair, or other remedial measures for the unqualified works, it shall resubmit the completion acceptance application report and conduct the acceptance again in accordance with the procedures agreed in this item.

(5) If the works are not accepted or the acceptance is unqualified and the Employer uses them without authorization, it shall issue a Taking-Over Certificate to the Contractor within 7 days after transferring possession of the works; if the Employer has no justifiable reason to delay the issuance of the Taking-Over Certificate, it shall be deemed that the Taking-Over Certificate has been issued from the 15th day after the transfer of possession.

Unless otherwise agreed in the Special Contract Conditions, if the Employer fails to organize the completion acceptance and issue the Taking-Over Certificate in accordance with the provisions of this item, it shall pay liquidated damages at the benchmark lending rate of the same type and term published by the People’s Bank of China, with the signed contract price as the base, for each day of delay.

13.2.3 Completion Date

If the works pass the completion acceptance, the actual completion date shall be the date on which the Contractor submits the completion acceptance application report, which shall be specified in the Taking-Over Certificate; if, due to the Employer’s reasons, the completion acceptance is not completed within 42 days after the Supervisor receives the completion acceptance application report submitted by the Contractor, or the Taking-Over Certificate is not issued after the completion acceptance, the date of submitting the completion acceptance application report shall be the actual completion date; if the works are not subject to completion acceptance and the Employer uses them without authorization, the date of transferring possession of the works shall be the actual completion date.

13.2.4 Refusal to Accept All or Part of the Works

For works that fail the completion acceptance, after the Contractor completes the rectification, a re-completion acceptance shall be conducted. If the re-organization acceptance still results in failure and no remedial measures can be taken, the Employer may refuse to accept the unqualified works. If the unqualified works cause other works to be unable to be used normally, the Contractor shall take measures to ensure the normal use of the relevant works, and the additional costs and/or delayed construction period resulting therefrom shall be borne by the Contractor.

13.2.5 Handover and Acceptance of All or Part of the Works

Unless otherwise agreed in the Special Contract Conditions, the parties to the contract shall complete the handover of the works within 7 days after the issuance of the Taking-Over Certificate.

If the Employer has no justifiable reason to refuse to accept the works, the Employer shall, from the date on which it should accept the works, bear all expenses related to the works such as care, finished product protection, and storage. The parties to the contract may otherwise agree on the liability for breach of contract by the Employer for delaying the acceptance of the works in the Special Contract Conditions.

If the Contractor has no justifiable reason to refuse to hand over the works, the Contractor shall bear all expenses related to the works such as care, finished product protection, and storage. The parties to the contract may otherwise agree on the liability for breach of contract by the Contractor for refusing to hand over the works without justifiable reasons in the Special Contract Conditions.

13.3 Commissioning of the Works

13.3.1 Commissioning Procedures

Where commissioning of the works is required, unless otherwise agreed in the Special Contract Conditions, the content of commissioning shall be consistent with the Contractor’s contracting scope, and the commissioning expenses shall be borne by the Contractor. The commissioning of the works shall be carried out in accordance with the following procedures:

(1) When conditions for no-load commissioning of a single machine are met, the Contractor shall organize the commissioning and notify the Supervisor in writing 48 hours before the commissioning, specifying the content, time, and location of the commissioning in the notice. The Contractor shall prepare commissioning records, and the Employer shall provide necessary conditions for the commissioning as required by the Contractor. If the commissioning is qualified, the Supervisor shall sign on the commissioning records. If the Supervisor fails to sign on the commissioning records after the commissioning is qualified, it shall be deemed that the Supervisor has approved the commissioning records 24 hours after the completion of the commissioning, and the Contractor may continue the construction or go through the completion acceptance procedures.

If the Supervisor cannot participate in the commissioning on time, it shall submit a written request for extension to the Contractor 24 hours before the commissioning, but the extension shall not exceed 48 hours. If the construction period is delayed as a result, the construction period shall be extended accordingly. If the Supervisor fails to request an extension within the aforesaid period and does not participate in the commissioning, it shall be deemed to have approved the commissioning records.

(2) When conditions for no-load linkage commissioning are met, the Employer shall organize the commissioning and notify the Contractor in writing 48 hours before the commissioning. The notice shall specify the content, time, location of the commissioning and requirements for the Contractor, and the Contractor shall make preparations as required. If the commissioning is qualified, the parties to the contract shall sign on the commissioning records. If the Contractor fails to participate in the commissioning without justifiable reasons, it shall be deemed to have approved the commissioning records.

13.3.2 Liabilities in Commissioning

If the commissioning fails to meet the acceptance requirements due to design reasons, the Employer shall require the Designer to revise the design, and the Contractor shall re-install in accordance with the revised design. The Employer shall bear all expenses for revising the design, dismantling, and re-installing, and the construction period shall be extended accordingly. If the commissioning fails to meet the acceptance requirements due to the Contractor’s reasons, the Contractor shall re-install and commission as required by the Supervisor, and bear the expenses for re-installation and commissioning, and the construction period shall not be extended.

If the commissioning fails to meet the acceptance requirements due to reasons related to the manufacture of engineering equipment, the party to the contract that purchased the engineering equipment shall be responsible for re-purchasing or repairing it, and the Contractor shall be responsible for dismantling and re-installing it. The additional expenses for repair, re-purchase, dismantling, and re-installation as well as the delayed construction period shall be borne by the party to the contract that purchased the engineering equipment.

13.3.3 Commissioning

If commissioning is required, the Employer shall organize the commissioning after the completion acceptance of the works. If the Employer requires it to be carried out before the completion acceptance of the works or needs the Contractor’s cooperation, it shall obtain the Contractor’s consent and agree on relevant matters in the Special Contract Conditions.

If the commissioning is qualified, the expenses shall be borne by the Employer; if the commissioning is unqualified due to the Contractor’s reasons, the Contractor shall carry out rectification as required by the Employer, and the rectification expenses arising therefrom shall be borne by the Contractor; if the commissioning is unqualified not due to the Contractor’s reasons, and the Employer requires the Contractor to carry out rectification, the expenses arising therefrom shall be borne by the Employer.

13.4 Acceptance of Early Delivery of Unit Works

13.4.1 If the Employer needs to use a unit work before the completion of the entire works, or the Contractor proposes to deliver a completed unit work in advance and obtains the Employer’s consent, the acceptance of the unit work may be conducted, and the acceptance procedures shall be in accordance with the provisions of Clause 13.2 [Completion Acceptance].

After the acceptance is qualified, the Supervisor shall issue a unit work taking-over certificate signed by the Employer to the Contractor. The unit work for which the unit work taking-over certificate has been issued shall be taken care of by the Employer. The acceptance results and conclusions of the unit work shall be annexed to the completion acceptance application report of the entire works.

13.4.2 If the Employer requires the delivery of a unit work before the completion of the works, resulting in increased expenses and/or delayed construction period for the Contractor, the Employer shall bear the increased expenses and/or delayed construction period and pay reasonable profits to the Contractor.

13.5 Operation during the Construction Period

13.5.1 Operation during the construction period refers to the situation where, before the entire contracted works are completed, some unit works or engineering equipment installations have been completed and need to be put into operation during the construction period in accordance with the agreement in the Special Contract Conditions. They can be put into operation during the construction period only after being accepted as qualified by the Employer in accordance with the provisions of Clause 13.4 [Acceptance of Early Delivery of Unit Works] and proved to be safe.

13.5.2 If damage or defects of the works or engineering equipment are found during the operation period, the Contractor shall carry out repairs in accordance with the provisions of Clause 15.2 [Defect Liability Period].

13.6 Completion and Demobilization

13.6.1 Completion and Demobilization

After the issuance of the Taking-Over Certificate, the Contractor shall clean up the construction site in accordance with the following requirements:

(1) All residual garbage on the construction site has been removed from the site;

(2) Temporary works have been demolished, and the site has been cleaned, leveled, or restored;

(3) Personnel, the Contractor’s construction equipment, and remaining materials that should be evacuated in accordance with the contract, including discarded construction equipment and materials, have been evacuated from the construction site as planned;

(4) Construction deposits around the construction site and on nearby roads and rivers have all been cleaned up;

(5) Other site cleaning work on the construction site has all been completed.

The expenses for completion and demobilization from the construction site shall be borne by the Contractor. The Contractor shall complete the completion and demobilization within the period agreed in the Special Contract Conditions. If it fails to do so within the period, the Employer shall have the right to sell or otherwise dispose of the items left by the Contractor, and the expenses incurred therefrom shall be borne by the Contractor. The proceeds from the sale of the items left by the Contractor by the Employer shall be returned to the Contractor after deducting the necessary expenses.

13.6.2 Surface Restoration

The Contractor shall restore the temporary occupied land and clean up the site as required by the Employer. If the Contractor fails to restore the temporary occupied land as required by the Employer or the site cleaning does not meet the contract requirements, the Employer shall have the right to entrust others to carry out the restoration or cleaning, and the expenses incurred therefrom shall be borne by the Contractor.

14. Completion Settlement

14.1 Application for Completion Settlement

Unless otherwise agreed in the Special Contract Conditions, the Contractor shall submit a completion settlement application form to the Employer and the Supervisor within 28 days after the project passes the completion acceptance, along with complete settlement materials. The requirements regarding the list and number of copies of materials for the completion settlement application form shall be agreed upon by the parties to the contract in the Special Contract Conditions.

Unless otherwise agreed in the Special Contract Conditions, the completion settlement application form shall include the following contents:

(1) The contract price for completion settlement;

(2) The amount already paid by the Employer to the Contractor;

(3) The quality guarantee deposit to be retained, except where a performance bond has been paid or other forms of project quality guarantee have been provided;

(4) The contract price to be paid by the Employer to the Contractor.

14.2 Review of Completion Settlement

(1) Unless otherwise agreed in the Special Contract Conditions, the Supervisor shall complete the verification and submit it to the Employer within 14 days after receiving the completion settlement application form. The Employer shall complete the approval within 14 days after receiving the verified completion settlement application form submitted by the Supervisor, and the Supervisor shall issue a completion payment certificate signed by the Employer to the Contractor. If the Supervisor or the Employer has objections to the completion settlement application form, they have the right to request the Contractor to make corrections and provide supplementary materials, and the Contractor shall submit a revised completion settlement application form.

If the Employer fails to complete the approval and raise no objections within 28 days after receiving the completion settlement application form submitted by the Contractor, it shall be deemed that the Employer has approved the completion settlement application form submitted by the Contractor, and the completion payment certificate shall be deemed to have been issued from the 29th day after the Employer receives the completion settlement application form submitted by the Contractor.

(2) Unless otherwise agreed in the Special Contract Conditions, the Employer shall complete the completion payment to the Contractor within 14 days after issuing the completion payment certificate. If the Employer delays the payment, it shall pay liquidated damages at the benchmark lending rate of the same type and term published by the People’s Bank of China; if the delay exceeds 56 days, it shall pay liquidated damages at twice the benchmark lending rate of the same type and term published by the People’s Bank of China.

(3) If the Contractor has objections to the completion payment certificate signed by the Employer, it shall raise objections to the disputed part within 7 days after receiving the completion payment certificate signed by the Employer. The parties to the contract shall review it in accordance with the methods and procedures agreed in the Special Contract Conditions, or handle it in accordance with the provisions of Article 20 (Dispute Resolution). For the undisputed part, the Employer shall issue a temporary completion payment certificate and complete the payment in accordance with item (2) of this paragraph. If the Contractor fails to raise objections within the time limit, it shall be deemed to have approved the Employer’s approval result.

14.3 Agreement on Completion with Omitted Items

If the Employer requires completion with omitted items, the parties to the contract shall sign an agreement on completion with omitted items. In the agreement on completion with omitted items, it shall be clearly stipulated that the parties to the contract shall settle the completed and qualified works and pay the corresponding contract price in accordance with the provisions of Clause 14.1 (Application for Completion Settlement) and Clause 14.2 (Review of Completion Settlement).

14.4 Final Settlement

14.4.1 Application Form for Final Settlement

(1) Unless otherwise agreed in the Special Contract Conditions, the Contractor shall submit an application form for final settlement to the Employer in the number of copies agreed in the Special Contract Conditions within 7 days after the issuance of the defect liability period termination certificate, and provide relevant supporting materials.

Unless otherwise agreed in the Special Contract Conditions, the application form for final settlement shall list the quality guarantee deposit, the quality guarantee deposit to be deducted, and the increased or decreased expenses incurred during the defect liability period.

(2) If the Employer has objections to the contents of the application form for final settlement, it has the right to request the Contractor to make corrections and provide supplementary materials, and the Contractor shall submit a revised application form for final settlement to the Employer.

14.4.2 Final Settlement Certificate and Payment

(1) Unless otherwise agreed in the Special Contract Conditions, the Employer shall complete the approval and issue a final settlement certificate to the Contractor within 14 days after receiving the application form for final settlement submitted by the Contractor. If the Employer fails to complete the approval within the time limit and raises no revision opinions, it shall be deemed that the Employer has approved the application form for final settlement submitted by the Contractor, and the final settlement certificate shall be deemed to have been issued from the 15th day after the Employer receives the application form for final settlement submitted by the Contractor.

(2) Unless otherwise agreed in the Special Contract Conditions, the Employer shall complete the payment within 14 days after issuing the final settlement certificate. If the Employer delays the payment, it shall pay liquidated damages at the benchmark lending rate of the same type and term published by the People’s Bank of China; if the delay exceeds 56 days, it shall pay liquidated damages at twice the benchmark lending rate of the same type and term published by the People’s Bank of China.

(3) If the Contractor has objections to the final settlement certificate issued by the Employer, it shall be handled in accordance with the provisions of Article 20 (Dispute Resolution).

15. Defect Liability and Warranty

15.1 Principles of Project Warranty

After the project is handed over to the Employer, the Contractor shall bear the liability for quality defects and warranty obligations for quality defects caused by the Contractor. Upon the expiration of the defect liability period, the Contractor shall still bear the warranty obligations for each part of the project in accordance with the warranty period agreed in the contract.

15.2 Defect Liability Period

15.2.1 The defect liability period shall start from the date when the project passes the completion acceptance. The specific duration of the defect liability period for each subdivisional and subitem project shall be agreed by the parties to the contract in the Special Contract Conditions, but shall not exceed 24 months.

If a unit project is accepted before the completion of the entire project and is delivered for use after being accepted as qualified, the defect liability period of the unit project shall start from the date when the unit project is accepted as qualified. If the project cannot be completed and accepted within the period agreed in the contract due to the Contractor’s reasons, the defect liability period shall start from the date when the project actually passes the completion acceptance. If the project cannot be completed and accepted within the period agreed in the contract due to the Employer’s reasons, the project shall automatically enter the defect liability period 90 days after the Contractor submits the completion acceptance report; if the Employer uses the project without completion acceptance, the defect liability period shall start from the date when the possession of the project is transferred.

15.2.2 During the defect liability period, for defects caused by the Contractor, the Contractor shall be responsible for repairs and bear the appraisal and repair costs. If the Contractor neither makes repairs nor bears the costs, the Employer may deduct the costs from the guarantee deposit or bank guarantee in accordance with the contract agreement. If the costs exceed the amount of the guarantee deposit, the Employer may claim compensation from the Contractor in accordance with the contract agreement. After the Contractor makes repairs and bears the corresponding costs, it shall not be exempted from the liability for compensation for losses to the project. The Employer has the right to require the Contractor to extend the defect liability period and shall issue a notice of extension before the expiration of the original defect liability period. However, the defect liability period (including the extended part) shall not exceed 24 months in total.

For defects caused by others, the Employer shall be responsible for organizing repairs, and the Contractor shall not bear the costs, and the Employer shall not deduct costs from the guarantee deposit.

15.2.3 After any defect or damage is repaired, if it is proved through inspection that the repair has affected the performance of the project or engineering equipment, the Contractor shall re-conduct the tests and trial runs agreed in the contract, and all costs of the tests and trial runs shall be borne by the responsible party.

15.2.4 Unless otherwise agreed in the Special Contract Conditions, the Contractor shall send a notice of expiration of the defect liability period to the Employer within 7 days after the expiration of the defect liability period. The Employer shall verify whether the Contractor has fulfilled the defect repair obligations within 14 days after receiving the notice of expiration of the defect liability period. If the Contractor fails to fulfill the defect repair obligations, the Employer has the right to deduct the corresponding amount of repair costs. The Employer shall issue a defect liability period termination certificate to the Contractor within 14 days after receiving the notice of expiration of the defect liability period.

15.3 Quality Guarantee Deposit

If the parties to the contract agree through negotiation to retain the quality guarantee deposit, it shall be specified in the Special Contract Conditions.

Before the completion of the project, if the Contractor has provided performance guarantee, the Employer shall not reserve the project quality guarantee deposit at the same time.

15.3.1 Ways for the Contractor to Provide Quality Guarantee Deposit

The Contractor may provide the quality guarantee deposit in the following three ways:

(1) Quality guarantee deposit letter of guarantee;

(2) A corresponding proportion of the project payment;

(3) Other ways agreed by both parties.

Unless otherwise agreed in the Special Contract Conditions, in principle, the quality guarantee deposit shall be provided in the first way mentioned above.

15.3.2 Retention of Quality Guarantee Deposit

The quality guarantee deposit may be retained in the following three ways:

(1) It shall be retained successively when paying the project progress payment. In this case, the calculation base of the quality guarantee deposit shall not include the amount of advance payment, the amount of deduction and recovery of advance payment, and the amount of price adjustment;

(2) The quality guarantee deposit shall be retained in a lump sum when settling the completed project;

(3) Other retention ways agreed by both parties.

Unless otherwise agreed in the Special Contract Conditions, in principle, the quality guarantee deposit shall be retained in the first way mentioned above.

The total amount of the quality guarantee deposit retained by the Employer shall not exceed 3% of the total settlement amount of the project price. If the Contractor submits a quality guarantee deposit letter of guarantee within 28 days after the Employer issues the completion payment certificate, the Employer shall return the retained project price as the quality guarantee deposit at the same time; the amount of the letter of guarantee shall not exceed 3% of the total settlement amount of the project price.

When returning the quality guarantee deposit, the Employer shall pay interest at the benchmark lending rate of the same type and term published by the People’s Bank of China.

15.3.3 Return of Quality Guarantee Deposit

If the Contractor has earnestly fulfilled its obligations agreed in the contract during the defect liability period, it may apply to the Employer for the return of the guarantee deposit upon the expiration of the period.

Upon receiving the Contractor’s application for the return of the guarantee deposit, the Employer shall, within 14 days, verify the fulfillment of obligations together with the Contractor in accordance with the contents agreed in the contract. If there is no objection, the Employer shall return the guarantee deposit to the Contractor in accordance with the agreement. If the return period is not agreed or is not clearly agreed, the Employer shall return the guarantee deposit to the Contractor within 14 days after verification. If the Employer fails to return it within the time limit, it shall bear the liability for breach of contract in accordance with the law. If the Employer fails to respond to the Contractor’s application for the return of the guarantee deposit within 14 days after receiving it, and still fails to respond within 14 days after being urged, it shall be deemed to have approved the Contractor’s application for the return of the guarantee deposit.

Any dispute between the Employer and the Contractor regarding the reservation and return of the guarantee deposit, as well as the quality and cost of project repairs, shall be handled in accordance with the dispute resolution procedures agreed in Article 20 of this contract.

15.4 Warranty

15.4.1 Warranty Obligations

The warranty period of the project shall start from the date when the project passes the completion acceptance. The warranty period for specific subdivisional and subitem projects shall be agreed by the parties to the contract in the Special Contract Conditions, but shall not be less than the statutory minimum warranty period. During the warranty period of the project, the Contractor shall bear the warranty obligations in accordance with relevant laws and regulations and the contract agreement.

If the Employer uses the project without completion acceptance, the warranty period shall start from the date when the possession of the project is transferred.

15.4.2 Repair Costs

During the warranty period, the repair costs shall be handled in accordance with the following agreements:

(1) During the warranty period, for defects and damages to the project caused by the Contractor, the Contractor shall be responsible for repairs and bear the repair costs as well as personal injuries and property losses caused by the defects and damages to the project;

(2) During the warranty period, for defects and damages to the project caused by improper use by the Employer, the Employer may entrust the Contractor to make repairs, but the Employer shall bear the repair costs and pay reasonable profits to the Contractor;

(3) For defects and damages to the project caused by other reasons, the Employer may entrust the Contractor to make repairs, and the Employer shall bear the repair costs and pay reasonable profits to the Contractor. Personal injuries and property losses caused by the defects and damages to the project shall be borne by the responsible party.

15.4.3 Repair Notice

During the warranty period, if the Employer finds defects or damages in the received project during use, it shall notify the Contractor in writing to make repairs. However, in case of emergency where defects or damages must be repaired immediately, the Employer may notify the Contractor orally and confirm it in writing within 48 hours after the oral notice. The Contractor shall arrive at the project site within a reasonable period agreed in the Special Contract Conditions and repair the defects or damages.

15.4.4 Failure to Repair

If the project has defects or damages caused by the Contractor, and the Contractor refuses to make repairs or fails to repair the defects or damages within a reasonable period, and still fails to repair after being urged in writing by the Employer, the Employer has the right to make repairs by itself or entrust a third party to make repairs, and the necessary costs shall be borne by the Contractor. However, if the repair scope exceeds the scope of the defects or damages, the repair costs for the excess part shall be borne by the Employer.

15.4.5 Right of Access for the Contractor

During the warranty period, the Contractor has the right to access the project site for repairing defects or damages. Except in case of emergency where defects or damages must be repaired immediately, the Contractor shall notify the Employer of the time of accessing the site for repairs 24 hours in advance. The Contractor shall obtain the Employer’s consent before entering the project site, shall not affect the Employer’s normal production and operation, and shall comply with the Employer’s regulations on security and confidentiality.

16. Breach of Contract

16.1 Employer’s Breach of Contract

16.1.1 Circumstances of Employer’s Breach

The following circumstances occurring during the performance of the contract shall constitute a breach of contract by the Employer:

(1) Failure to issue the notice to commence work within 7 days prior to the planned commencement date due to reasons attributable to the Employer;

(2) Failure to pay the contract price in accordance with the contract agreement due to reasons attributable to the Employer;

(3) The Employer, in violation of the provisions of Item (2) of Clause 10.1 (Scope of Changes), independently performs the cancelled work or transfers it to others for performance;

(4) The specifications, quantity or quality of materials and engineering equipment provided by the Employer do not conform to the contract agreement, or the delivery date is delayed or the delivery place is changed due to reasons attributable to the Employer;

(5) Suspension of construction caused by the Employer’s violation of the contract agreement;

(6) The Employer fails to issue a resumption instruction within the agreed period without justifiable reasons, resulting in the Contractor’s inability to resume construction;

(7) The Employer explicitly expresses or indicates through its actions that it will not perform the main obligations under the contract;

(8) The Employer fails to perform other obligations in accordance with the contract agreement.

If the Employer commits any breach of contract other than that specified in Item (7) of this paragraph, the Contractor may issue a notice to the Employer, requiring the Employer to take effective measures to rectify the breach. If the Employer still fails to rectify the breach within 28 days after receiving the Contractor’s notice, the Contractor shall have the right to suspend construction of the corresponding part of the project and notify the Supervisor.

16.1.2 Liability for Employer’s Breach

The Employer shall bear the additional costs and/or delayed construction period caused by its breach of contract and pay reasonable profits to the Contractor. In addition, the parties to the contract may otherwise agree on the methods of assuming liability for the Employer’s breach of contract and the calculation methods in the Special Contract Conditions.

16.1.3 Termination of Contract Due to Employer’s Breach

Unless otherwise agreed in the Special Contract Conditions, if the Employer still fails to rectify its breach of contract and the purpose of the contract cannot be achieved after the Contractor suspends construction for 28 days in accordance with the provisions of Clause 16.1.1 (Circumstances of Employer’s Breach), or if the breach specified in Item (7) of Clause 16.1.1 (Circumstances of Employer’s Breach) occurs, the Contractor shall have the right to terminate the contract. The Employer shall bear the additional costs caused thereby and pay reasonable profits to the Contractor.

16.1.4 Payment After Termination of Contract Due to Employer’s Breach

If the Contractor terminates the contract in accordance with the provisions of this paragraph, the Employer shall pay the following amounts within 28 days after the termination of the contract and release the performance security:

(1) The price of the work completed before the termination of the contract;

(2) The price of materials, engineering equipment and other items purchased by the Contractor for the project and already paid for;

(3) The amount for the Contractor to evacuate from the construction site and dismiss its personnel;

(4) Liquidated damages that should be paid before the termination of the contract in accordance with the contract agreement;

(5) Other amounts that should be paid to the Contractor in accordance with the contract agreement;

(6) The quality guarantee deposit that should be refunded in accordance with the contract agreement;

(7) Losses caused to the Contractor due to the termination of the contract.

If the parties to the contract fail to reach an agreement on the settlement after the termination of the contract, it shall be handled in accordance with the provisions of Article 20 (Dispute Resolution).

The Contractor shall properly protect and hand over the completed works and purchased materials and engineering equipment related to the project, and withdraw its construction equipment and personnel from the construction site. The Employer shall provide necessary conditions for the Contractor’s withdrawal.

16.2 Contractor’s Breach of Contract

16.2.1 Circumstances of Contractor’s Breach

The following circumstances occurring during the performance of the contract shall constitute a breach of contract by the Contractor:

(1) The Contractor subcontracts or illegally sublets the contract in violation of the contract agreement;

(2) The Contractor purchases and uses unqualified materials and engineering equipment in violation of the contract agreement;

(3) The project quality fails to meet the contract requirements due to reasons attributable to the Contractor;

(4) The Contractor, in violation of the provisions of Clause 8.9 (Special Requirements for Materials and Equipment), removes materials or equipment that have entered the construction site in accordance with the contract agreement from the construction site without approval;

(5) The Contractor fails to complete the work agreed in the contract in a timely manner in accordance with the construction schedule, resulting in a delay in the construction period;

(6) During the defect liability period and warranty period, the Contractor fails to repair project defects within a reasonable period or refuses to make repairs as required by the Employer;

(7) The Contractor explicitly expresses or indicates through its actions that it will not perform the main obligations under the contract;

(8) The Contractor fails to perform other obligations in accordance with the contract agreement.

If the Contractor commits any breach of contract other than that specified in Item (7) of this paragraph, the Supervisor may issue a rectification notice to the Contractor, requiring it to make corrections within a specified period.

16.2.2 Liability for Contractor’s Breach

The Contractor shall bear the additional costs and/or delayed construction period caused by its breach of contract. In addition, the parties to the contract may otherwise agree on the methods of assuming liability for the Contractor’s breach of contract and the calculation methods in the Special Contract Conditions.

16.2.3 Termination of Contract Due to Contractor’s Breach

Unless otherwise agreed in the Special Contract Conditions, if the breach specified in Item (7) of Clause 16.2.1 (Circumstances of Contractor’s Breach) occurs, or if the Contractor fails to rectify the breach within a reasonable specified period after the Supervisor issues a rectification notice and the purpose of the contract cannot be achieved, the Employer shall have the right to terminate the contract. After the termination of the contract, the Employer shall have the right to use the materials, equipment, temporary works, Contractor’s documents and other documents prepared by or in the name of the Contractor on the construction site for the needs of continuing the project completion. The parties to the contract shall agree on the methods of bearing the corresponding costs in the Special Contract Conditions. The Employer’s continued use shall not exempt or reduce the Contractor’s liability for breach of contract.

16.2.4 Handling After Termination of Contract Due to Contractor’s Breach

If the contract is terminated due to reasons attributable to the Contractor, the parties to the contract shall complete the valuation, payment and liquidation within 28 days after the termination of the contract and implement them in accordance with the following agreements:

(1) After the termination of the contract, agree or determine the contract price corresponding to the actual work completed by the Contractor and the value of materials, engineering equipment, construction equipment and temporary works provided by the Contractor in accordance with the provisions of Clause 4.4 (Agreement or Determination);

(2) Liquidated damages that the Contractor should pay after the termination of the contract;

(3) Losses caused to the Employer due to the termination of the contract after the termination of the contract;

(4) After the termination of the contract, the Contractor shall complete the on-site cleaning and evacuation in accordance with the Employer’s requirements and the Supervisor’s instructions;

(5) The Employer and the Contractor shall conduct liquidation after the termination of the contract, issue a final settlement payment certificate and settle all amounts.

If the contract is terminated due to the Contractor’s breach of contract, the Employer shall have the right to suspend payment to the Contractor and find out all payments and deducted amounts. If the Employer and the Contractor fail to reach an agreement on the liquidation and payment of amounts after the termination of the contract, it shall be handled in accordance with the provisions of Article 20 (Dispute Resolution).

16.2.5 Assignment of Rights and Interests in Purchase Contracts

If the contract is terminated due to the Contractor’s breach of contract, the Employer shall have the right to require the Contractor to assign the rights and interests of the purchase contracts for materials and equipment signed by it for the implementation of the contract to the Employer. The Contractor shall, within 14 days after receiving the notice of contract termination, assist the Employer in reaching relevant assignment agreements with the suppliers of the purchase contracts.

16.3 Breach Caused by a Third Party

In the course of performing the contract, if a party breaches the contract due to the cause of a third party, it shall bear liability for breach of contract to the other party. Disputes between a party and the third party shall be resolved in accordance with legal provisions or agreements.

17. Force Majeure

17.1 Confirmation of Force Majeure

Force majeure refers to natural disasters and social emergencies that are unforeseeable to the parties to the contract at the time of signing the contract, unavoidable and insurmountable during the performance of the contract, such as earthquakes, tsunamis, plagues, riots, martial law, riots, wars and other circumstances agreed in the Special Contract Conditions.

After the occurrence of force majeure, the Employer and the Contractor shall collect evidence proving the occurrence of force majeure and the losses caused by force majeure, and timely and carefully count the losses caused. If the parties to the contract have different opinions on whether it is force majeure or its losses, the Supervisor shall handle it in accordance with the provisions of Clause 4.4 (Agreement or Determination). In case of dispute, it shall be handled in accordance with the provisions of Article 20 (Dispute Resolution).

17.2 Notice of Force Majeure

If a party to the contract encounters a force majeure event that hinders the performance of its contractual obligations, it shall immediately notify the other party to the contract and the Supervisor, explain in writing the details of the force majeure and the hindrance, and provide necessary evidence.

If force majeure continues to occur, a party to the contract shall promptly submit an interim report to the other party to the contract and the Supervisor, explaining the force majeure and the hindrance to the performance of the contract, and submit a final report and relevant materials within 28 days after the end of the force majeure event.

17.3 Bearer of Consequences of Force Majeure

17.3.1 The consequences caused by force majeure and the losses incurred shall be borne by the parties to the contract respectively in accordance with legal provisions and contract agreements. The works completed before the occurrence of force majeure shall be measured and paid in accordance with the contract agreement.

17.3.2 The consequences of force majeure, such as personal injury, property loss, increased expenses and/or delay in construction period, shall be borne by the parties to the contract in accordance with the following principles:

(1) Damage to permanent works, materials and engineering equipment delivered to the construction site, and personal injury and property loss of third parties caused by project damage shall be borne by the Employer;

(2) Damage to the Contractor’s construction equipment shall be borne by the Contractor;

(3) The Employer and the Contractor shall bear their own personal injury and property loss;

(4) If the performance of the Contractor’s contractual obligations is affected by force majeure, which has caused or will cause a delay in the construction period, the construction period shall be extended accordingly. The cost loss caused by the Contractor’s suspension of work resulting therefrom shall be reasonably shared by the Employer and the Contractor, and the wages of workers that must be paid during the suspension period shall be borne by the Employer;

(5) If force majeure causes or will cause a delay in the construction period, and the Employer requires rush work, the additional rush work costs resulting therefrom shall be borne by the Employer;

(6) The expenses incurred by the Contractor in taking care of, cleaning and repairing the works in accordance with the Employer’s requirements during the suspension period shall be borne by the Employer.

After the occurrence of force majeure, all parties to the contract shall take measures to avoid and reduce the expansion of losses as much as possible. If any party fails to take effective measures to cause the expansion of losses, it shall be liable for the expanded losses.

If a party to the contract delays in performing its contractual obligations and encounters force majeure during the delay, its liability for breach of contract shall not be exempted.

17.4 Termination of Contract Due to Force Majeure

If force majeure makes the performance of the contract impossible for more than 84 consecutive days or 140 cumulative days, both the Employer and the Contractor shall have the right to terminate the contract. After the termination of the contract, the parties shall agree or determine the amount to be paid by the Employer in accordance with the provisions of Clause 4.4 (Agreement or Determination), which includes:

(1) The price of the work completed by the Contractor before the termination of the contract;

(2) The price of materials, engineering equipment and other items ordered by the Contractor for the project and delivered to the Contractor, or which the Contractor is responsible for accepting delivery;

(3) Expenses incurred by the Employer requiring the Contractor to return goods or terminate the purchase contract, or losses incurred due to inability to return goods or terminate the contract;

(4) Expenses for the Contractor to evacuate from the construction site and dismiss its personnel;

(5) Other amounts that should be paid to the Contractor before the termination of the contract in accordance with the contract agreement;

(6) Deduct the amount that the Contractor should pay to the Employer in accordance with the contract agreement;

(7) Other amounts agreed or determined by both parties.

Unless otherwise agreed in the Special Contract Conditions, after the termination of the contract, the Employer shall complete the payment of the above amounts within 28 days after agreeing or determining the above amounts.

18. Insurance

18.1 Project Insurance

Unless otherwise agreed in the Special Contract Conditions, the Employer shall take out all-risk insurance for construction projects or all-risk insurance for installation projects; if the Employer entrusts the Contractor to take out insurance, the insurance premiums and other related expenses arising from the insurance shall be borne by the Employer.

18.2 Work-Related Injury Insurance

18.2.1 The Employer shall participate in work-related injury insurance in accordance with legal provisions, handle work-related injury insurance for all its employees at the construction site, pay work-related injury insurance premiums, and require the Supervisor and third parties employed by the Employer to perform the contract to participate in work-related injury insurance in accordance with the law.

18.2.2 The Contractor shall participate in work-related injury insurance in accordance with legal provisions, handle work-related injury insurance for all its employees performing the contract, pay work-related injury insurance premiums, and require subcontractors and third parties employed by the Contractor to perform the contract to participate in work-related injury insurance in accordance with the law.

18.3 Other Insurances

The Employer and the Contractor may handle accident injury insurance for all personnel at the construction site and pay insurance premiums, including their employees and personnel of third parties employed to perform the contract. Specific matters shall be agreed by the parties to the contract in the Special Contract Conditions.

Unless otherwise agreed in the Special Contract Conditions, the Contractor shall take out property insurance for its construction equipment, etc.

18.4 Continuous Insurance

The parties to the contract shall keep in contact with the insurer so that the insurer can keep abreast of changes in the implementation of the project and ensure continuous insurance in accordance with the requirements of the insurance contract terms.

18.5 Insurance Certificates

The parties to the contract shall promptly submit to the other party the certificates of various insurances they have taken out and copies of the insurance policies.

18.6 Remedies for Failure to Insure as Agreed

18.6.1 If the Employer fails to take out insurance as agreed in the contract or fails to keep the insurance continuously valid, the Contractor may take out insurance on its behalf, and the necessary expenses shall be borne by the Employer. If the Employer fails to take out insurance as agreed in the contract, resulting in failure to obtain full compensation, the Employer shall be responsible for making up the difference.

18.6.2 If the Contractor fails to take out insurance as agreed in the contract or fails to keep the insurance continuously valid, the Employer may take out insurance on its behalf, and the necessary expenses shall be borne by the Contractor. If the Contractor fails to take out insurance as agreed in the contract, resulting in failure to obtain full compensation, the Contractor shall be responsible for making up the difference.

18.7 Notification Obligation

Unless otherwise agreed in the Special Contract Conditions, if the Employer changes an insurance contract other than work-related injury insurance, it shall obtain the prior consent of the Contractor and notify the Supervisor; if the Contractor changes an insurance contract other than work-related injury insurance, it shall obtain the prior consent of the Employer and notify the Supervisor.

When an insurance incident occurs, the policyholder shall promptly report to the insurer in accordance with the conditions and time limits specified in the insurance contract. The Employer and the Contractor shall promptly notify each other when they know that an insurance incident has occurred.

19. Claims

19.1 Contractor’s Claims

In accordance with the contract agreement, if the Contractor deems that it is entitled to additional payment and/or extension of the construction period, it shall submit a claim to the Employer in accordance with the following procedures:

(1) The Contractor shall, within 28 days after knowing or ought to know the occurrence of the claim event, submit a notice of claim intent to the Supervisor, stating the reasons for the occurrence of the claim event; if the Contractor fails to issue the notice of claim intent within the aforesaid 28 days, it shall lose the right to claim additional payment and/or extension of the construction period;

(2) The Contractor shall, within 28 days after issuing the notice of claim intent, formally submit a claim report to the Supervisor; the claim report shall specify in detail the reasons for the claim and the amount of additional payment and/or the extended construction period requested, and be accompanied by necessary records and supporting materials;

(3) If the claim event has a continuous impact, the Contractor shall continue to submit continuous claim notices at reasonable intervals, stating the actual situation and records of the continuous impact, and listing the cumulative amount of additional payment and/or the number of days of construction period extension;

(4) Within 28 days after the end of the impact of the claim event, the Contractor shall submit a final claim report to the Supervisor, stating the final amount of additional payment and/or the extended construction period claimed, and be accompanied by necessary records and supporting materials.

19.2 Handling of Contractor’s Claims

The handling of the Contractor’s claims shall be as follows:

(1) The Supervisor shall complete the review and submit it to the Employer within 14 days after receiving the claim report. If the Supervisor has objections to the claim report, it has the right to require the Contractor to submit a copy of all original records;

(2) The Employer shall, within 28 days after the Supervisor receives the claim report or further supporting materials related to the claim, have the Supervisor issue the results of the claim handling signed by the Employer to the Contractor. If the Employer fails to reply within the time limit, it shall be deemed to have approved the Contractor’s claim request;

(3) If the Contractor accepts the result of the claim handling, the claim amount shall be paid in the current progress payment; if the Contractor does not accept the result of the claim handling, it shall be handled in accordance with the provisions of Article 20 (Dispute Resolution).

19.3 Employer’s Claims

In accordance with the contract agreement, if the Employer deems that it is entitled to compensation and/or extension of the defect liability period, the Supervisor shall issue a notice to the Contractor with detailed proof.

The Employer shall, within 28 days after knowing or ought to know the occurrence of the claim event, submit a notice of claim intent to the Contractor through the Supervisor. If the Employer fails to issue the notice of claim intent within the aforesaid 28 days, it shall lose the right to claim compensation and/or extension of the defect liability period.

The Employer shall, within 28 days after issuing the notice of claim intent, formally submit a claim report to the Contractor through the Supervisor.

19.4 Handling of Employer’s Claims

The handling of the Employer’s claims shall be as follows:

(1) After receiving the claim report submitted by the Employer, the Contractor shall promptly review the contents of the claim report and check the Employer’s supporting materials;

(2) The Contractor shall, within 28 days after receiving the claim report or further supporting materials related to the claim, reply to the Employer with the result of the claim handling. If the Contractor fails to make a reply within the aforesaid time limit, it shall be deemed to have approved the Employer’s claim request;

(3) If the Contractor accepts the result of the claim handling, the Employer may deduct the compensation amount from the contract price payable to the Contractor or extend the defect liability period; if the Employer does not accept the result of the claim handling, it shall be handled in accordance with the provisions of Article 20 (Dispute Resolution).

19.5 Time Limit for Filing Claims

(1) After the Contractor receives the completion payment certificate as agreed in Clause 14.2 (Review of Completion Settlement), it shall be deemed to have no right to file any claims arising before the issuance of the Taking-Over Certificate.

(2) In the final settlement application form submitted by the Contractor in accordance with Clause 14.4 (Final Settlement), only claims arising after the issuance of the Taking-Over Certificate may be filed. The time limit for filing claims terminates when the final settlement certificate is accepted.

20. Dispute Resolution

20.1 Amicable Settlement

The parties to the contract may settle disputes amicably on their own. An agreement reached through amicable settlement shall be signed and sealed by both parties and serve as a supplementary document to the contract, and both parties shall comply with it.

20.2 Mediation

The parties to the contract may request the construction administrative department, industry association or other third parties to mediate disputes. A mediation agreement reached shall be signed and sealed by both parties and serve as a supplementary document to the contract, and both parties shall comply with it.

20.3 Dispute Review

The parties to the contract agree in the Special Contract Conditions to adopt the dispute review method to resolve disputes and the review rules, and shall implement them in accordance with the following agreements:

20.3.1 Determination of the Dispute Review Panel

The parties to the contract may jointly select one or three dispute reviewers to form a dispute review panel. Unless otherwise agreed in the Special Contract Conditions, the parties to the contract shall select dispute reviewers within 28 days after the contract is signed or within 14 days after the dispute arises.

If one dispute reviewer is selected, it shall be jointly determined by the parties to the contract; if three dispute reviewers are selected, each party shall select one, and the third member shall be the chief dispute reviewer, who shall be jointly determined by the parties to the contract, or jointly determined by the dispute reviewers already selected as entrusted by the parties to the contract, or the third chief dispute reviewer shall be appointed by the review institution agreed in the Special Contract Conditions.

Unless otherwise agreed in the Special Contract Conditions, the remuneration of the reviewers shall be borne equally by the Employer and the Contractor.

20.3.2 Decisions of the Dispute Review Panel

The parties to the contract may jointly refer any dispute related to the contract to the dispute review panel for review at any time. The dispute review panel shall uphold the principles of objectivity and impartiality, fully listen to the opinions of the parties to the contract, and make a written decision within 14 days after receiving the dispute review application report, stating the reasons, based on relevant laws, norms, standards, case experience and business practices, etc. The parties to the contract may otherwise agree on this matter in the Special Contract Conditions.

20.3.3 Effect of the Decisions of the Dispute Review Panel

A written decision made by the dispute review panel and confirmed by the signature of the parties to the contract shall be binding on both parties, and both parties shall comply with it.

If either party does not accept the decision of the dispute review panel or fails to perform the decision of the dispute review panel, both parties may choose to adopt other dispute resolution methods.

20.4 Arbitration or Litigation

For disputes arising from the contract and matters related to the contract, the parties to the contract may agree on one of the following methods to resolve the disputes in the Special Contract Conditions:

(1) Apply for arbitration to the agreed arbitration commission;

(2) File a lawsuit with a people’s court with jurisdiction.

20.5 Effect of Dispute Resolution Clauses

The clauses of the contract concerning dispute resolution exist independently, and the modification, rescission, termination, invalidity or revocation of the contract shall not affect their validity.

Part III Special Terms and Conditions of Contract

1. General agreement

1.1 Word definition

1.1.1 Contract

1.1.1.10 Other contract documents include: tendering documents, construction organization design approved by the Employer, meeting minutes confirmed by both parties during the performance of the contract, and bidding documents other than the bid letter and its appendix and the priced bill of quantities or budget statement.

1.1.2 Parties to the contract and other relevant parties

1.1.2.4 Supervisor:

Name: Zhejiang Jinyu Engineering Consulting Co., Ltd.

Qualification category and grade: Grade A Engineering Supervision for Building Construction

Tel: [redacted] Fan Fudong

E-mail:

Address: No. 587, Yongning West Road, Yongzhong Street, Longwan District, Wenzhou City (8th Floor, Construction Headquarters)

1.1.2.5 Designer:

Name: Zhejiang Tongfang Architectural Design Co., Ltd.;

Qualification category and grade: Grade A in the Construction Industry (Building Engineering);

Tel: [redacted]; Pan Xiaoyu;

E-mail: ;

Address: No. 458, Jinjiang Road, Nanhui Street, Lucheng District, Wenzhou City, Zhejiang Province.

1.1.3 Engineering and equipment

1.1.3.7 Other sites that are part of the construction site include: /.

1.1.3.9 Permanent land includes: /.

1.1.3.10 Temporary land includes: /.

1.3 Law

Other normative documents applicable to the contract:

1. Notice on Printing and Distributing the (Interim Measures for the Settlement of Construction Project Prices) (CJ [2004] No.369);

2. Notice on Printing and Distributing the (Measures for the Dynamic Management of Price Information of Construction Projects in Zhejiang Province) (ZJ [2012] No.1);

3. Notice on Forwarding the (Administrative Measures for the Extraction and Use of Enterprise Safety Production Expenses) (WZJF [2012] No.190);

4. Notice on Forwarding the Valuation Basis of Construction Projects in Zhejiang Province (2018 Edition) (WZJF [2018] No.299);

5. Guiding Opinions on Standardizing the Valuation Clauses of Tendering Documents for Construction Projects (ZJ [2016] No.2);

6. Other documents covered in the special terms.

If there is any inconsistency between the provisions of the above documents, the latest provisions shall prevail.

1.4 Standards and specifications

1.4.1 The standards and specifications applicable to the project include: the current relevant standards and specifications, quality evaluation standards and completion acceptance specifications of China, Zhejiang Province and Wenzhou City.

1.4.2 Names of foreign standards and specifications provided by the Employer: /;

Number of copies of foreign standards and specifications provided by the Employer: /;

Names of foreign standards and specifications provided by the Employer: /;

1.4.3 The Employer’s special requirements for the project’s technical standards and functional requirements: /.

1.5 Order of precedence of contract documents

The components of the contract documents and their order of precedence are as follows: (1) The Contract Agreement; (2) Letter of Acceptance; (3) Bid letter and its appendices; (4) Special terms and conditions of the Contract and its annexes; (5) General terms and conditions of the Contract; (6) Technical standards and requirements; (7) Drawings; (8) Priced bill of quantities or budget statement; (9) Bidding documents other than the bid letter and its appendices and the priced bill of quantities or budget statement; (10) Tender documents and their supplementary documents (including the bill of quantities and tender control price issued by the tendering unit); (11) Construction organization design approved by the Employer. Note: The meeting minutes confirmed by both parties during the performance of the contract shall be regarded as an integral part of the agreement after being agreed by the Employer.

1.6 Drawings and the Contractor’s documents

1.6.1 Provision of drawings

The deadline for the Employer to provide drawings to the Contractor: 14 days before the start of construction after signing the contract;

The number of drawings provided by the Employer to the Contractor: six sets;

Contents of the drawings provided by the employer to the contractor: complete construction drawings.

1.6.4 The Contractor’s documents

Documents to be provided by the Contractor include: construction organization design, construction schedule, various special construction plans, monthly report of the actual completed project quantities, and next month’s schedule;

The deadline for the Contractor to provide documents is: within 7 days after receiving the notice from the Employer or Supervisor;

The number of documents provided by the Contractor is: 8 copies. If the number is less than 8, both parties will negotiate separately;

The documents provided by the contractor shall be in the following forms: paper version and electronic version;

The deadline for the Employer to review and approve the Contractor’s documents: within 28 days after receipt of the Contractor’s documents.

1.6.5 Preparation of on-site drawings

Agreement regarding the preparation of on - site drawings: The general provisions shall be implemented.

1.7 Liaison

1.7.1 Both the Employer and the Contractor shall deliver written correspondence such as notices, approvals, certificates, certifications, instructions, directives, requirements, requests, consents, opinions, determinations, and decisions related to the contract to the other party within / days.

1.7.2 The place where the Employer receives the documents: On-site Project Department;

The recipient designated by the Employer is: Kong Xiangwei.

The place where the Contractor receives the documents: On-site Project Department;

The recipient designated by the Contractor is: Chen Hong.

The place where the Supervisor receives the documents: On-site Project Department;

The recipient designated by the Supervisor is: Ma Hongguang.

1.10 Transportation

1.10.1 Right to access the site

Agreement on the right to access the site: /.

1.10.3 On-site traffic

Agreement on the boundary between off-site traffic and on-site traffic: The boundary shall be defined by the construction scope marked on the construction drawings.

The agreement regarding the Employer’s free provision to the Contractor of in-site roads and transportation facilities that meet the construction needs of the project: The contractor shall solve it by itself and bear the costs.

1.10.4 Transportation of oversized and overweight parts

The costs of temporary reinforcement and reconstruction of roads and bridges required for the transportation of oversized or overweight parts and other related costs shall be borne by the Contractor.

1.11 Intellectual property rights

1.11.1 The ownership of the copyright of the drawings provided by the Employer to the Contractor, the technical specifications prepared by the Employer itself or commissioned by the Employer for the implementation of the project, and the documents reflecting the Employer’s requirements regarding the contract or other similar nature shall belong to: the Employer.

Requirements regarding restrictions on the use of the above documents provided by the Employer: The Contractor may prepare as-built drawings based on the construction drawings.

1.11.2 The ownership of the copyright of the documents prepared by the Contractor for the implementation of the project shall belong to: the Employer.

Requirements regarding restrictions on the use of the above documents provided by the Contractor: The Contractor may prepare as-built drawings based on the above documents.

1.11.4 The manner of bearing the usage fees for patents, proprietary technologies, and technical secrets adopted by the Contractor during the construction process: The Contractor shall bear them.

1.13 Correction of errors in bill of quantities

Should the contract price be adjusted when errors occur in the bill of quantities: It depends on the circumstances.

The scope of deviation of the engineering quantity within which the contract price is allowed to be adjusted: For a budget statement not confirmed by both parties, it can be adjusted according to the engineering quantity that the contractor should measure to complete the contract. However, for a budget statement confirmed by both parties, if there are errors, no further adjustment shall be made.

2. The Employer

2.2 The Employer’s representative

The Employer’s representative:

Name: Kong Xiangwei;

ID number:

Position: Responsible for the project site;

Tel: [redacted];

E-mail:

Address: 1st Floor, Building 1, No. 528, Binhai 4th Road, Xinghai Street, Wenzhou Bay New District, Wenzhou City, Zhejiang Province.

The scope of authorization of the Employer to the Employer’s representative is as follows: coordinate, supervise, and verify the whole process on site; manage the investment, be responsible for the performance of the investment control of the Contract, and be responsible for the review of design changes and project settlement data submitted by the construction unit and other matters related to the project price.

2.4 Provision of construction site, construction conditions and basic data

2.4.1 Provide construction site

The deadline for the Employer to hand over the construction site is: 7 days before the start date of construction.

2.4.2 Provide construction conditions

(1) The Employer is responsible for providing the specific location of water and electricity access near the site before the commencement of the project (this part of the cost shall be borne by the Employer), and the Contractor shall connect it to the location required for the construction by itself (this part of the cost shall be borne by the Contractor);

(2) The Contractor is responsible for the protection of underground pipelines around the construction site, adjacent buildings, structures (including cultural relics protection buildings) and ancient and famous trees. In case of any situation, the Contractor shall report to the Employer and relevant units in time.

2.5 Proof of source of funds and payment guarantee

The deadline for the Employer to provide proof of source of funds: /.

Does the Employer provide payment guarantee: No.

The form of payment guarantee provided by the Employer: /

3. The Contractor

3.1 General obligations of the Contractor

(9) The content of the completion materials submitted by the Contractor: It shall be in accordance with the content requirements of the urban construction archives for completion materials (as-built drawings, required technical archives, project completion reports, records related to completion acceptance and quality control, construction contracts, project quality warranty documents, etc.).

The number of sets of completion materials that the Contractor needs to submit: 8 sets of completion drawings and 8 sets of required technical file materials.

The cost of the completion materials submitted by the Contractor shall be borne by: the Contractor.

Time for handing over the completion materials submitted by the Contractor: within 7 days after the completion acceptance.

The completion materials submitted by the Contractor must be: in paper form or electronic format.

(10) Other obligations to be performed by the Contractor:

a. The Contract shall submit the monthly report of the actual completed project quantities for this month (from the 25th of the previous month to the 24th of this month) and the progress plan for the next month to the supervision unit and the Employer on the 25th of each month.

b. The Contractor shall handle the relevant procedures for construction site traffic, sanitation and construction noise management by itself, including solving construction noise, falling objects, dropped materials, construction waste, on-site sewage and other problems involving environmental protection, sanitation, transportation, urban management and other relevant departments and bear the relevant expenses (this part of the expenses should be taken into account when bid quotations are made), and the Employer shall cooperate.

c. Before the final acceptance of the finished project, the Contractor shall be responsible for protecting the finished product and bear the cost. If there is any loss, the Contractor shall be responsible for repair at its own expense.

d. The Contractor shall be responsible for the protection of underground pipelines and adjacent buildings, structures (including cultural relics protection buildings), and ancient trees around the construction site and shall bear the expenses. If adjacent buildings are damaged and need to be repaired or protected due to improper construction or the Contractor’s reasons, the Contractor shall bear the expenses and be responsible for the relevant compensation liability to the affected parties.

e. The Contractor shall provide purchase invoices, and project registration forms, on-site inspection forms and other information for building materials products.

f. The Contractor shall be responsible for handling the professional approval procedures of relevant departments such as fire protection, civil air defense, municipal administration, lightning protection, archives, environmental protection, and safety during the construction process. The Employer shall actively cooperate and provide relevant information.

g. The Contractor shall be responsible for undertaking construction safety and security work (such as guards) and providing corresponding facilities (such as guard boards and fences) according to the requirements of the construction administrative department and relevant departments to ensure public safety.

h. The Employer shall provide water and electricity access points at the construction site, and the Contractor shall be responsible for the costs from the access points to the construction site (this cost should be taken into account when bid quotations are made).

i. The Tenderer may directly deduct all breach of contract costs of the Bidder from the progress payment;

j. Others: The Contractor shall bear all expenses for the above obligations, and any matters not covered shall be negotiated separately by both parties.

3.2 Project Manager

3.2.1 Project Manager

Name: Ye Yu

ID number: [redacted];

Constructor’s qualification level: Grade II;

Constructor Registration Certificate No.: Zhejiang 2332010202304028;

Constructor’s seal number: /;

Safety production assessment certificate number: /;

Tel: [redacted];

E-mail: /;

Address: /;

The scope of the Contractor’s authorization to the Project Manager is as follows: to be determined when the contract is signed.

Requirements for the time the Project Manager should spend at the construction site each month: The Project Manager shall be 100% present on the working days as stipulated by the state. However, during the rest days stipulated by the state, the construction progress shall not be affected, and relevant shift - duty personnel shall be arranged.

The Contractor’s liability for breach of contract for failing to submit a labor contract and failing to pay social insurance certificates for the Project Manager: The Contractor shall pay a liquidated damages of RMB 200,000 to the Employer and shall bear all liability caused by failing to submit a labor contract and failing to pay social insurance certificates for the Project Manager.

Liability for breach of contract if the Project Manager leaves the construction site without approval: The Contractor shall pay a penalty of RMB 3,000 per day to the Employer. If the absence is less than one day, the penalty shall be counted as one day. Based on on-site attendance, twice a day (valid attendance time is between 6:00 a.m. and 8:00 p.m.. If the time interval between two attendance checks is 8 hours or more, it will be counted as one day; if it is less than 8 hours or there is only one attendance check, it will be counted as half a day).

3.2.3 The Contractor’s liability for breach of contract for changing the Project Manager without authorization: The Contractor shall pay liquidated damages of RMB 100,000/time to the Employer for each time the project leader is changed. If the Employer agrees to replace the Project manager for special reasons, the Contractor shall pay the Employer a penalty of RMB 50,000/time for each replacement.

3.2.4 Liability for breach of contract if the Contractor refuses to replace the Project Manager without justifiable reasons: The Contractor shall pay a penalty of RMB 100,000 to the Employer for each replacement.

3.3 The Contractor’s personnel

3.3.1 Deadline for the contractor to submit the report on the arrangements of the project management organization and construction site management personnel: within 7 days after receiving the notice to start construction.

3.3.3 The contractor’s liability for breach of contract if it refuses to replace the main construction management personnel without a legitimate reason: the contractor shall pay the employer a penalty of RMB 100,000 per time.

3.3.4 Approval requirements for the contractor’s main construction management personnel to leave the construction site: The contractor’s main construction management personnel (referring to the project technical person in charge, construction personnel, quality inspectors, safety personnel, the same below) should notify the supervisor and obtain the written consent of the employer when leaving the construction site. Before the main construction management personnel leave the construction site, they should designate an experienced person to temporarily perform their duties. This person should have the qualifications and ability to perform the corresponding duties and should obtain the consent of the supervisor or contractor.

3.3.5 The contractor’s liability for breach of contract for unauthorized replacement of key construction management personnel: For each replacement, the contractor shall pay a penalty of RMB 50,000 to the employer. If the contractor agrees to replace the main construction management personnel due to special reasons, the contractor shall pay a penalty of RMB 20,000 per replacement to the contractor.

The contractor’s main construction management personnel’s liability for breach of contract if they leave the construction site without authorization: the contractor shall pay a penalty of RMB 2,000 per person per day to the employer, and any period less than one day will be calculated as one day. Subject to on-site attendance. Twice a day (the attendance is valid from 6:00 a.m. to 8:00 p.m. The time interval between two attendance checks is 8 hours or more, which is counted as one day. If it is less than 8 hours or there is only one attendance check, it is counted as half a day).

3.5 Subcontracting

3. 5. 1 General agreement on subcontracting

Projects that are prohibited from subcontracting include: Executed in accordance with laws, regulations and general terms.

Scope of main structure and key work: /.

3.5.2 Determination of subcontracting

Specialized projects that are allowed to be subcontracted include: those for which the contractor does not have the corresponding qualifications and for which subcontracting is permitted by current laws and general terms.

Other agreements on subcontracting: general terms shall apply and must be approved by the supervisor and the contractor.

3.5.4 Subcontract price

Agreement on the payment of subcontract price: general terms shall be implemented and must be approved by the agent and the contractor.

3.6 Engineering care and protection of finished and semi-finished products

The start time when the contractor is responsible for taking care of the project and project-related materials and equipment is in accordance with Article 3.6 of the general contract terms.

3.7 Performance Guarantee

Does the contractor provide performance guarantee: No.

The form, amount and term of performance guarantee provided by the contractor: /.

4. Supervisor

4.1 General Provisions for Supervisors

Regarding the supervisor’s supervision content: Responsible for monitoring and verifying the project quality, safety, progress and funds throughout the entire process.

Regarding the supervisor’s supervisory authority: According to the provisions of the entrusted supervision contract, the supervisor shall be responsible for the three controls of quality, progress and investment throughout the whole process, as well as verifying the project quantity, safety management, contract management and information management, and perform the duties that the chief engineer should perform as stipulated in the “Construction Project Supervision Code (GB50319-2013)”.

The powers that can be exercised only after obtaining the approval of the contractor: 1. Design changes 2. Measurement beyond the scope of the list 3. Construction plans that increase engineering costs 4. Extension of construction period 5. Claims 6. Start, stop, and resume orders, and other matters involving engineering costs

Agreement on the provision of office and living quarters for the supervisor at the construction site and the bearing of expenses: office space and necessary office facilities shall be provided at the construction site and there shall be no less than 2 offices. The relevant expenses shall be borne by the contractor.

4.2 Supervisor

Chief Supervisory Engineer:

Name: Ma Hongguang

Position: Chief Supervision Engineer

Qualification Certificate No. of Supervision Engineer: [redacted]

Tel: [redacted]

E-mail:/

Mailing address: 8th Floor, No. 587, Yongning West Road, Yongzhong Street, Longwan District, Wenzhou City

Other agreements on the Supervisor:/

4.4 Agree upon or determine

When the Employer and the Contractor cannot reach an agreement through consultation, the Employer authorizes the Supervisor to determine the following matters:

(1)                      /                      ;

(2)                      /                      ;

(3)                      /                      .

5. Engineering quality

5.1 Quality requirements

5.1. 1 Special quality standards and requirements: The quality requirements are qualified.

Agreement on engineering awards: If there is a Chuang Cup winner, no reward will be given.

5.3 Inspection of concealed works

5.3.2 The agreement on the time limit for the Contractor to notify the Supervisor of concealed works inspection in advance shall be implemented in accordance with paragraph 5.3. 2 of the General Contract Terms and Conditions.

If the Supervisor fails to carry out the inspection on time, he shall submit a written extension request 24 hours in advance.

The maximum extension shall not exceed: 48 hours.

6. Safe and Civilized Construction and Environmental Protection

6.1 Safe and civilized construction

6.1.1 Agreement on project safety production targets and corresponding matters: It is required to create a district-level civilized and standardized construction site. 1)Safety production expenses include the basic fee of safe and civilized construction fee and the increase fee of construction dust pollution prevention and control in the Notice on Standardizing the Calculation of Safe and Civilized Construction Fee of Construction Projects (JJF [20151517]). For details, please refer to the document ZJZD [2016] No.23 forwarded by Wenzhu Jianfa [2016] No.87. 2) During the construction period, the contractor shall strictly implement the regulations of this Municipality on safety and civilized construction of construction projects. 3) In case of major safety accident, the Contractor shall pay liquidated damages, the amount of which is the total value of the guarantee amount for safe and civilized construction of the project and the safe and civilized construction cost of the project, and the Contractor shall bear the economic losses caused therefrom

6.1.4 Special agreement on public security and protection: The contractor shall consult with the local public security department to establish a public security management agency or joint defense organization on site to uniformly manage the public security and protection matters of the construction site, perform the public security and protection duties of the contract project, and bear the relevant expenses. In addition to assisting on-site security management agencies or joint defense organizations in maintaining social order at the construction site, contractors should also do a good job in public security protection in their respective jurisdictions, including living areas.

Agreement on the preparation of a security management plan for the construction site: The contractor shall prepare a security management plan for the construction site within 7 days after the project starts, and formulate an emergency plan to deal with sudden security incidents. During the construction of the project, if terrorist incidents such as riots and explosions, as well as mass public security emergencies such as group fights and armed fights occur, the Contractor shall immediately report to the local government. The contractor should actively assist relevant local authorities in taking measures to calm the situation, prevent the situation from escalating, and try to avoid casualties and property losses.

6.1. 5 Civilized construction

The contract parties’ requirements for civilized construction: 1) This project requires the creation of a district-level civilized and standardized construction site; 2) The cost of creating a standardized construction site is included in the bidding price; 3) Carry out civilized construction in accordance with relevant regulations, ensure that the construction site is clean, meet the requirements of environmental sanitation management, bear the losses and fines caused by their own reasons, and refer to the “Notice on Comprehensively Carrying out the Creation of Standardized Construction Sites for Safe Production and Civilized Construction” (Wenzhou Housing and Construction Development No. 2011119 ); according to the “Notice on the Adjustment of the Pricing Rules, Construction Fee Rates and Engineering Material Price Information in Zhejiang Province after the Implementation of the Business Tax to VAT Reform in the Construction Industry” (Wenzhou Housing and Construction Development No. 2016187 ), for those who meet the district-level civilized standardized construction site standards, the additional fee for the standardized construction site shall be calculated according to the standards of this document, and the additional fee for the standardized construction site shall not be calculated for those who have not created it. If the actual grade of the standardized construction site does not conform to the contract agreement, if it is lower than the district-level civilized standardized construction site, the lower grade shall be calculated, and if it is higher than the district-level civilized standardized construction site, the additional fee for the district-level civilized standardized construction site shall be calculated.

6.1.6 Agreement on the payment ratio and payment period of safe and civilized construction fees: According to the provisions of Wenzhou Housing and Construction Development [2012] No. 190 “Notice on Forwarding the Regulations on the Extraction and Use of Enterprise Safety Production Fees” and other documents, the construction unit shall transfer 70% of the safety production fees to the special fund account within five days from the date of signing the contract, and the remaining part shall be paid according to the construction progress. At the same time as paying the safety and civilized construction fees, the contractor shall submit the “Safety Production Fee Payment Application Form” and “Safety Production Fee Income and Expenditure Report” (including attachments) at the same time.

7. Duration and schedule

7.1 Construction organization design

7.1.1 Other contents of the construction organization design agreed upon by the parties to the contract shall be included in accordance with the general terms and conditions.

7.1.2 Submission and modification of construction organization design

Agreement on the deadline for the contractor to submit a detailed construction organization design: Provide a construction organization design (construction plan) and schedule within 7 days after obtaining a construction permit, and provide the next month’s schedule on the 20th of each month.

The deadline for the employer and the supervisor to confirm or propose amendments after receiving the detailed construction organization design: the review and approval shall be completed within seven days after the contractor provides the construction organization design; If the Employer questions its construction organization design or requires the Contractor to make amendments, the Contractor must complete the amendments and provide a formal construction organization design within three days, and the Employer shall finalize the revised construction organization design of the Contractor within seven days.

7.2 Construction Schedule

7.2. 2 Revision of Construction Schedule

The deadline for the contractor and the supervisor to confirm or propose modifications after receiving the revised construction schedule: within 7 days after receiving the revised construction schedule.

7.3 Commence work

7.3. 1 Preparation for construction start

The deadline for the contractor to submit the project commencement report: no later than 7 days before the commencement date.

Regarding other preparatory work and deadlines that the contractor should complete: The contractor should obtain the permits required for project construction in accordance with the law.

Regarding other preparatory work and deadlines that the contractor should complete: general terms and conditions shall apply.

7.3.2 Notice of commencement of construction

If the commencement notice is not issued within 180 days from the planned commencement date due to the employer’s reasons, the contractor has the right to request a price adjustment or terminate the contract.

7.4 Measurement setting-out

7.4.1 The deadline for the Client to provide the Contractor with the measurement benchmark points, baselines and leveling points and their written materials through the Supervisor is 7 days before the commencement date.

7.5 Delay of construction period

7.5.1 Construction period delay due to the Employer’s reasons

(7) Other circumstances where the construction period is delayed due to the contractor’s reasons: / .

7. 5.2 The construction period is delayed due to the contractor’s reasons.

The calculation method of liquidated damages for delay and late completion caused by the Contractor shall be as follows:

V = DX5000 Yuan/day; Among them, D is the number of overdue days, and V is the liquidated damages, which are not counted for less than 1 day. If the Employer believes that the construction period is seriously lagging behind due to the Contractor’s own reasons and there are no obvious improvement measures, the Employer has the right to terminate the contract, require the Contractor to leave the site unconditionally, and bear all losses arising therefrom. At the same time, the Employer also has the right to arrange other construction teams to enter the site for construction, and the expenses will be deducted from the Contractor’s contract price after being audited by the price examination institution.

If the construction period is delayed due to the contractor’s reasons, the upper limit of the penalty for late completion is 3% of the contract price.

7.6 Adverse material conditions

Other circumstances of unfavorable material conditions and related agreements: If obstacles such as underground pipes, pipelines, optical cables, cultural relics, etc. that are not included in the geological survey data are encountered. This shall be subject to Clause 7.6 of the General Terms and Conditions.

7.7 Unusually harsh weather conditions

The Employer and the Contractor agree that the following conditions shall be considered as exceptionally harsh climatic conditions:

(1) The following weather warning signals are issued by Wenzhou Meteorological Observatory, excluding others: typhoon warning yellow and above, rainstorm warning orange and above, snowstorm warning orange and above, gale warning orange and above, lightning warning orange and above, high temperature warning orange and above:

(2)                      /                      ;

(3)                      /                      .

7.9 Early completion incentive

7.9. 2. Bonus for early completion: None.

8. Materials and equipment

8.4 Storage and use of materials and engineering equipment

8.4.1 Costs of storage of materials and equipment supplied by the Client shall be borne by the Client in accordance with Clause 8.4.1 of the General Contract Terms.

8.6 Samples

8.6.1 Submission and sealing of samples

For materials or engineering equipment that require the contractor to submit samples, the type, name, specification and quantity requirements of the samples shall be in accordance with the general terms and conditions, and the following content shall be supplemented: Before the materials and equipment are used, the contractor must provide samples (if unable to provide samples due to special reasons, the contractor may accompany the employer to the manufacturer to inspect the materials and equipment), technical inspection test indicators, specific models and brands, and meet the employer’s requirements for materials and equipment when bidding, and can only be used with the consent of the employer and the general manager engineer. Otherwise, it will be deemed that the contractor is in breach of contract, and the employer may purchase the relevant materials and equipment on its own. The purchase fees, installation fees and other related expenses incurred shall be borne by the contractor (the employer may directly deduct this fee from the project payment), and the employer shall not pay the price difference incurred thereby. The contractor shall pay liquidated damages (the amount is 50% of the purchase and installation fees of the required materials and equipment) and bear the responsibility for the delay in the construction period caused thereby.

8.8 Construction equipment and temporary facilities

8.8.1 Construction equipment and temporary facilities provided by the Contractor

Agreement on the cost of constructing temporary facilities: the contractor shall provide office space to the supervisor and the employer, and all expenses arising therefrom shall be borne by the contractor.

9. Testing and Inspection

9.1 Test equipment and test personnel

9.1.2 Test equipment

Test sites that need to be configured at the construction site: /.

Test equipment required at the construction site: /.

Other test conditions required at the construction site: /.

9.4 Field process testing

Relevant agreements on on-site process tests: Conduct on-site process tests according to the instructions of the supervisor.

10. Change

10.1 Scope of Change

Agreement on the scope of the change: Implement Document Wen Jianjian [2010] No. 316 “Notice on Issuing Opinions on Strengthening Cost Control of Government Investment Projects”.

10.3.4 Change procedures for major government projects: /

10.4 Change in valuation

10.4.1 Change valuation principle

Agreement on valuation changes: ① According to the pricing basis (20 edition); ② When the contractor requests to report the design change, the cost must be reported at the same time. The reported information must be true. The price review fee for the design change shall refer to the provisions of Zhejiang Price Service [2009] No. 84. The price review fee beyond the reduction of more than 5% shall be borne by the contractor.

10.5 Contractor’s rationalization

The deadline for the supervisor to review the contractor’s rationalization proposal: The supervisor shall complete the review and submit it to the employer within 7 days after receiving the rationalization proposal submitted by the contractor. If any technical defects are found, the contractor shall be notified to make modifications.

The deadline for the employer to review and approve the contractor’s rationalization proposal: within 7 days after receiving the rationalization proposal submitted by the supervisor.

The method and amount of reward for the contractor’s rationalization proposal that reduces the contract price or improves the economic benefits of the project are as follows: if the contractor’s rationalization proposal reduces the contract price, 20% of the reduced price will be calculated as the contractor’s reward.

10.7 Provisional valuation

Please refer to Annex 11: List of Provisional Appraisal for details of provisional appraisal materials and engineering equipment.

10.7.1 Provisional valuation items that must be tendered according to law

The second method is used to determine the confirmation and approval of provisionally estimated price projects that must be tendered according to law.

10.7.2 It is not a provisional appraisal item that must be tendered according to law

The confirmation and approval of provisionally estimated projects that are not subject to bidding according to law shall be determined by the first method.

Mode 3: the temporary appraisal project directly implemented by the Contractor

Agreement on provisionally estimated price projects directly implemented by the contractor: /.

10.8 Provisional amount

Agreement between the parties to the contract on the use of the provisional amount: to be implemented in accordance with Article 10.8 of the general contract terms and the bidding documents, and approved by the contractor.

11. Price adjustment

11.1 Adjustments arising from market price fluctuations

Whether the contract price will be adjusted due to market price fluctuations: Yes.

The contract price is adjusted due to market price fluctuations. The following third method is used to adjust the contract price:

Mode 1: Price adjustment using price indices.

Agreement on various adjustable factors, fixed and variable weights, and basic price index and its source: /;

The second way is to adjust the price by using the cost information.

(2) Agreement on base price: /.

Special contract terms ① If the unit price of materials stated by the contractor in the priced bill of quantities or budget is lower than the benchmark price: Special contract terms If the increase in the unit price of materials during the contract period exceeds / % based on the benchmark price, or the decrease in the unit price of materials exceeds / % based on the unit price of materials stated in the priced bill of quantities or budget, the excess shall be adjusted accordingly.

② If the unit price of materials stated by the contractor in the priced bill of quantities or budget is higher than the benchmark price: Special contract terms: When the decrease in the unit price of materials during the contract performance period exceeds / % based on the benchmark price; when the increase in the unit price of materials exceeds / % based on the unit price of materials stated in the priced bill of quantities or budget, the excess shall be adjusted accordingly.

③ If the unit price of materials stated by the contractor in the priced bill of quantities or budget is equal to the benchmark unit price: Special contract terms: If the increase or decrease of the unit price of materials during the performance of the contract exceeds ± / % based on the benchmark unit price, the excess amount shall be adjusted accordingly.

The third method: other price adjustment methods: (1) Dynamic management method for main materials: Calculate the dynamic price difference by arithmetic mean in each stage, and 70% of the price difference shall be paid in the same period of the project payment (the reduction shall be fully deducted), that is, the price difference is calculated according to the arithmetic mean of the information price of each month in each stage. Among them, the main materials of civil engineering and installation adopt dynamic management (the main materials of civil engineering refer to steel, commercial mortar, commercial broken pieces and wall blocks (bricks); The main installation materials refer to wires, cables, galvanized steel pipes). The settlement price of civil engineering and installation main materials is determined in a dynamic management manner, and is adjusted based on the monthly arithmetic average of the market tax-exclusive information prices in each period of the “Wenzhou Engineering Cost Information”. The adjustment cycle is based on the progress node time confirmed by Party A’s visa, and dynamic management and adjustment are carried out according to the construction period of each building and stage.

The calculation period of main materials of civil engineering is as follows:

a. The time period from the actual start of pile driving to the completion of pile foundation; b. The time period from the beginning of pouring of the cushion layer to the completion of pouring of the bulk structure is from the steel, pumping product crushed and cushion product silicon; c. The time period from the start of construction of five walls of the above-ground part of the building and secondary structure to the completion of the construction of that part for wall blocks (special stone), commercial silicon for secondary structures and commercial mortar for masonry; d. The remaining commercial houses and commercial mortars shall be subject to the time period from intermediate acceptance to pre-acceptance of final completion.

The calculation cycle time period of the main materials for installation is as follows:

a. Galvanized steel pipes are from the beginning of cushion pouring to the completion of main structure pouring; b. The time period from the start to the completion of threading of wires and cables.

(2) The dynamic management method of labor cost calculates the price difference according to the method of pumping and making up the difference. The calculation formula is: labor cost price difference = ∑ (average labor market information price-benchmark labor market information price) × current quota labor consumption (divided into categories I, II and III labor). Specifically, please refer to the Notice of Wen Jianjian [2008] No.35 on Further Strengthening the Dynamic Management of Construction Project Cost, the Notice of Wen Zhu Jianfa [2012] No.38 on Forwarding the Measures for the Dynamic Management of Construction Project Price Information in Zhejiang Province and the Notice of Wen Zhu Jianfa [2015] No.84 on Further Improving the Manual Dynamic Management. The base period price of manual dynamic management is the information price of the month of official construction start. The dynamic management of labor cost is also calculated in three stages (from the start of the project to the completion of the pile foundation, from the completion of the pile foundation to the top of the main body, and from the top of the main body to the pre-acceptance of the completion), and 70% of the price difference is paid in the same period in the payment of the project payment (the reduction is deducted in full).

(3) When calculating the dynamic management of materials and labor, only taxes are included in the adjustment amount.

(4) Materials that comply with the above provisions for dynamic management must be available in the information prices of Zhejiang Province and Wenzhou City and every month during the dynamic stage. Otherwise, they will be fixed at one time and will not be adjusted.

12. Contract Price, Measurement and Payment

12.1 Contract price form

1. Unit price contract.

The scope of risks included in the comprehensive unit price: The comprehensive unit price will no longer be adjusted except for changes, changes in engineering contact forms, dynamic management of labor and materials, and adjustments caused by legal changes.

Calculation method of risk costs: already included in the contract price, and the bidder shall comprehensively consider various risk costs in the quotation.

Adjustment method of contract price outside the scope of risk: ① Correction of engineering quantity errors shall be carried out in accordance with Article 1.13 of this contract; ②Changes and changes to engineering contact sheets shall be implemented according to the pricing basis (2018 edition) and Article 10 of this contract; ③The dynamic management of manual materials shall be carried out in accordance with Clause 11.1 of this Contract; ④Adjustments caused by legal changes shall be implemented in accordance with Article 11.2; ⑤Construction period reward (if any) shall be implemented in accordance with Special Terms 7.9. 2, and quality project reward (if any) shall be implemented in accordance with Special Terms 5.1. 1; ⑥The general contracting service fee shall be implemented according to the actual project regulations.

2. Lump sum contract.

Risk range included in the total price: /.

Calculation method of risk fee: /.

Method for adjusting contract price outside the risk range: /.

3. Other pricing methods: /.

12.2 Advance payment

12.2.1 Advance payment

Advance payment ratio or amount: 15% of the signed contract price.

Advance payment payment period: The payment time shall be no later than 7 days before the agreed start date, and the payment is subject to the arrival of the contractor’s main construction management personnel such as quality, safety, construction, materials and project managers and the arrival of the necessary construction machinery and equipment.

Method of deduction of advance payment: After the cumulative payment of project payment reaches 30% of the contract price, the advance payment will be deducted, and it will be deducted in three equal installments. If the monthly progress payment is insufficient to deduct the advance payment that should be deducted, the remaining part of the deduction of all progress payments will be deducted from the progress payment next month.

12.2.2 Advance payment guarantee

Deadline for contractor to submit advance payment security: / .

The advance payment guarantee is in the form of: / .

12.3 Metering

12.3.1 Measurement principles

Quantity calculation rules: Zhejiang Province 2018 pricing basis, corresponding quantity calculation specifications and relevant provincial and municipal documents.

12.3.2 Measurement Period

Agreement on measurement period: before the 25th of each month, a monthly report on completed project volume shall be submitted after the progress is completed, which shall serve as the basis for payment of the project price.

12.3.3 Measurement of unit price contract

Agreement on measurement of unit price contracts: The contractor shall submit to the employer on the 25th of each month a report on the amount of work completed from the 25th of the previous month to the 24th of the current month, together with a progress payment application form, a report on the amount of work completed and relevant information.

12.3.4 Measurement of lump sum contracts

Agreement on measurement of lump sum contracts: Not applicable.

12.3.5 Where lump sum contracts adopt payment breakdown table for measurement, whether the measurement is subject to the provisions of Item 12.3.4 (Measurement of lump sum contracts): /.

12.3. 6 Measurement of contracts in other price forms

Measurement methods and procedures for other price forms: /.

12.4 Payment of Project Progress Payment

12.4.1 Payment Cycle

Agreement on payment cycle: monthly payment.

12.4.2 Preparation of progress payment application form

Agreement on the preparation of progress payment application forms: After each month’s progress is completed, a monthly report on the completed project volume shall be submitted as the basis for settlement of the project price. In addition to the general terms and conditions, a calculation of quantities is added.

12.4.3 Submission of progress payment request form

(1) Agreement on the submission of the progress payment application form for the unit price contract: payment of the project funds must be remitted into the basic account of the corporate legal person and transferred from the enterprise to the project department. After the Contractor officially starts construction, the Contractor shall provide the statement of completed quantities and progress payment for that month to the supervision unit before the 25th of each month.

For the output value of ± 0.00 part from the site construction to the completion of all individual projects, Party B shall report to the supervision unit and Party A before the 25th of each month the project quantity and cost within the above scope completed this month, which shall be checked and completed by the supervision engineer and consulting unit and confirmed by Party A. After completion to ± 0.00, Party A shall pay 80% of the completed output value of this part before the 10th of the following month.

After the completion of part of the single unit ± 0.00 (without waiting until all the single projects are completed to ± 0.00), the output value above ± 0.00 shall be paid monthly, that is, the quantity and cost completed this month shall be reported to the supervision unit and Party A before the 25th of each month. After the on-site supervision engineer of the supervision unit and the consulting unit have checked and confirmed by Party A, Party A shall pay 80% of the project progress payment for this part before the 10th of the next month. Party B shall report the contents separately when reporting the project payment every month.

90% of the total project contract price calculated according to this contract and the supplementary contract shall be paid within 30 days after the pre-acceptance of completion.

95% of the total project contract price calculated according to this contract and the supplementary contract shall be paid within 30 days after the special acceptance of fire protection, planning and elevator passes the completion acceptance of the whole project (Party A of the special acceptance project shall complete the special acceptance within 60 days after Party B passes the pre-acceptance, otherwise it shall pay the progress payment according to this node), 97% of the settlement approved price recognized by both parties shall be paid within 60 days after the completion filing and completion settlement, and 3% of the remaining settlement approved price shall be used as the project quality warranty.

If the safe and civilized construction fee has been paid according to relevant regulations, it will no longer be included in the safe and civilized construction fee when the project progress payment is paid.

(2) Agreement on submission of progress payment application form for lump sum contract: /.

(3) Agreement on submission of progress payment application form for contracts with other price forms: /.

12.4.4 Progress payment review and payment

(1) The deadline for the supervisor to review and submit the report to the contractor: as stipulated in the general terms.

The deadline for the employer to complete the approval and issue the progress payment certificate: If the employer does not receive the contractor’s progress payment application form by the 25th of each month, the employer’s representative will not issue a visa and the payment will be accumulated to the next month.

(2) The deadline for the contractor to pay progress payment: as stipulated in the general terms and conditions.

The calculation method of liquidated damages for late payment of progress payment by the contractor: in accordance with the general terms and conditions.

12.4.6 Preparation of payment breakdown table

2. Preparation and approval of lump sum contract payment breakdown table: / .

3. Preparation and approval of the lump sum item payment breakdown table for unit price contracts: / .

13. Acceptance and engineering commissioning

13.1 Acceptance of Partial Works

13.1.2 If the supervisor is unable to conduct acceptance on time, he shall submit a written request for extension 24 hours in advance.

The maximum extension period is: 48 hours.

13.2 Completion acceptance

13.2.2 Completion acceptance procedures

Agreement on completion acceptance procedures: in accordance with Clause 13.2.2 of the General Contract Terms.

The calculation method for liquidated damages if the contractor fails to organize the final acceptance and issue the project acceptance certificate in accordance with this agreement is: /.

13.2.5 Handover and receive all and part of the project

The deadline for the contractor to hand over the project to the employer: as stipulated in the general terms and conditions.

If the Employer fails to accept all or part of the project as agreed in this contract, the penalty for breach of contract shall be calculated as 1% of the contract price.

If the contractor fails to hand over the project on time, the penalty for breach of contract shall be calculated as 1% of the contract price.

13.3 Engineering Commissioning

13.3.1 Test run procedure

Engineering trial run contents: in accordance with Article 13.3.1 of the general contract terms.

(1) The cost of single machine no-load test run shall be borne by the contractor;

(2) The cost of the no-load linkage test run shall be borne by the contractor.

13. 3. 3 Commissioning and commissioning

Agreement on matters related to material feeding and trial run: /.

13.6 Exit after completion

13.6.1 Completion and exit

The deadline for the contractor to complete the completion and exit: After the final acceptance is completed, the contractor must exit the site within 7 days after receiving the exit notice from the employer.

14. Completion Settlement

14.1 Completion settlement application

Deadline for the contractor to submit the completion settlement application form: in accordance with the general contract terms.

Contents of the completion settlement application form shall be as follows: Clause 14.1 of the general contract terms.

14.2 Completion settlement review

The deadline for the contractor to review and approve the completion payment application form is as per the deadline specified by the financial department.

The deadline for the contractor to complete the completion payment: within 90 days after issuance of the completion payment certificate.

Regarding the method and procedure for reviewing the objection part of the Completion Payment Certificate: follow Clause 14.2 of the General Contract Terms.

14.4 Final clearing

14.4.1 Final settlement application form

Number of final settlement application forms submitted by the contractor: 3 copies.

Deadline for the contractor to submit the final settlement application form: general terms and conditions shall apply.

14.4.2 Final Liquidation Certificate and Payment

(1) The deadline for the Employer to complete the review and approval of the Final Settlement Application Form and issue the Final Settlement Certificate: General Terms and Conditions.

(2) The deadline for the Contractor to complete payment: General Terms and Conditions.

15. Defect Liability Period and Warranty

15.2 Defect Liability Period

Specific duration of the defect liability period: 24 months from the date the project passes the final acceptance.

15.3 Quality deposit

Agreement on whether to withhold quality deposit: Yes.

15. 3.1 The way the Contractor provides quality security deposit

The quality guarantee deposit is provided in the following (2) form:

(1) Quality deposit guarantee letter, the guarantee amount is: /;

(2) The engineering quality warranty is 3% of the engineering settlement amount;

(3) Other methods: /.

15.3.2 Withholding of quality security deposit

The withholding of the quality deposit shall be carried out in the following (3) way:

(1) In this case, the calculation base of the quality security deposit does not include the amount of payment, deduction and price adjustment of the advance payment;

(2) The quality guarantee deposit shall be detained at one time when the project is completed and settled;

(3) Other withholding methods: a one-time withholding upon completion of the project, 2% will be refunded after one year and 1% after two years.

Supplementary agreement on the quality deposit: the quality deposit shall not bear interest.

15.4 Warranty

15.4.1 Warranty Liability

The project warranty period is: see the project quality warranty.

15.4.3 Fix Notification

Reasonable time for the contractor to receive the warranty notice and arrive at the project site: For projects that fall within the scope and content of the warranty, the contractor shall send personnel to provide warranty service within 24 hours from the date of receipt of the warranty notice. If the contractor fails to send someone to provide warranty within the agreed period, the employer does not need to notify the contractor again and may entrust others to repair the product on its own and deduct the corresponding quality deposit at twice the actual cost incurred.

16. Default

16.1 Breach of contract by the employer

16.1.1 Breach of Contract by the Employer

Other circumstances in which the contractor breaches the contract: /.

16.1.2 Liability of the Employer for Breach of Contract

Ways of assuming and calculating the Employer’s liability for breach of contract:

(1) The breach of contract liability for failure to issue the commencement notice within 7 days before the scheduled commencement date due to the contractor’s reasons: /.

(2) Liability for breach of contract due to failure to pay the contract price as agreed in the contract due to the contractor’s reasons: /.

(3) The Employer’s liability for breach of contract if he violates Clause 10.1 (Scope of Change) (2) and performs the cancelled work on his own or assigns it to others is: /.

(4) The contractor’s liability for breach of contract if the specifications, quantity or quality of the materials and engineering equipment provided by the contractor do not conform to the contract agreement, or if the delivery date is delayed or the delivery location is changed due to the contractor’s reasons: /.

(5) The liability for breach of contract resulting from suspension of construction due to the contractor’s breach of the contract agreement: /.

(6) The contractor’s liability for breach of contract if the employer fails to issue a resumption of work instruction within the agreed period without justifiable reasons, resulting in the contractor’s inability to resume work: /.

(7) other: /.

16.1.3 Termination of the Contract due to breach of contract by the Employer

If the Contractor still fails to correct its breach of contract after the Contractor suspends construction for a full day according to Item 16.1.1 (Breach of contract by the Employer), resulting in the failure to achieve the purpose of the Contract, the Contractor has the right to terminate the Contract.

16.2 Contractor’s breach of contract

16.2.1 Breach of contract by the contractor

Other circumstances in which the contractor breaches the contract: violation of safe and civilized construction, breach of contract in daily project management, failure of the general contractor to perform its general contracting management duties;

16.2.2 Liability of the Contractor for Breach of Contract

The way and calculation method of the Contractor’s liability for breach of contract:

Quality breach: If the project quality fails to meet the quality standard of completion acceptance due to Party B’s reasons, Party B must unconditionally rework until it is qualified, and the construction period will not be postponed. If it is still unqualified after one-time rework, Party B must also pay liquidated damages with a maximum limit of 3% of the total contract price (one-time deduction). The penalty of liquidated damages does not exempt Party B from the responsibility of repairing the project to qualification. During the construction process, Party B must organize the construction in strict accordance with the construction drawings, minutes of joint review of drawings, design change requirements and relevant specifications, and shall not cut corners or shoddy materials. Otherwise, Party B shall pay Party A 20,000 yuan/liquidated damages according to the severity of each discovery, and the construction period will not be postponed. If Party A suffers other economic losses due to quality problems, Party A may recover additional compensation according to specific circumstances.

Breach of contract in safe and civilized construction: Party B must be responsible for the civilized and safe construction on site, and bear all construction safety management responsibilities and expenses. In case of an accident, all responsibilities shall be borne by Party B, and Party A shall not bear any economic and legal responsibilities. If Party B fails to achieve the agreed safe and civilized construction goals due to Party B’s reasons, Party B must also pay liquidated damages up to 1% of the total price of this supplementary contract; Other economic losses caused by Party A may be recovered separately according to the specific circumstances.

Other liabilities of Party B for breach of contract agreed by both parties;

1. The project leader and main manager promised by Party B must be in place in time according to the requirements of project construction, and shall not be replaced or evacuated without the consent of Party A. Party A has the right to ask Party B to replace professional and technical management personnel who are irresponsible, ineffective in managing, delaying the construction period or causing serious safety accidents and engineering quality accidents, and violating laws and disciplines until they are satisfied. In principle, the person in charge of the project is not allowed to change by himself, otherwise Party A can directly terminate the contract without any responsibility. If there are real reasons why it cannot continue to perform the contract, Party B shall pay Party A 50,000 yuan as liquidated damages each time with the consent of Party A to change the person in charge of the project. If other management personnel (referring to the five members) are exchanged, Party B shall pay Party A a penalty of 20,000 yuan per person each time.

2. The arrival rate of the project leader shall not be less than 22 days per month, and Party B shall pay Party A a penalty of 5,000 yuan for each missing day. Party B shall pay Party A a penalty of 3,000 yuan for each other for no less than 25 days per person per month (the attendance of personnel shall be subject to fingerprint punch-in on calendar days).

3. Party B shall pay Party A a penalty of 3,000 yuan per day for every missing main construction machinery. (Subject to the main machinery in the approved construction organization design and construction scheme).

4. If the reputation of Party A is affected by informed criticism (including media exposure) by the competent department, Party B shall pay Party A a penalty of 20,000-30,000 yuan each time depending on the seriousness of the case.

5. If Party B defaults on the wages of migrant workers, Party A has the right to deduct them directly from the project payment to pay the wages of migrant workers.

16.2.3 Termination of contract due to breach of contract by contractor

Special agreement on termination of contract due to breach of contract by contractor: If, after the supervisor issues a rectification notice, the contractor still fails to correct the breach of contract within the specified reasonable period and causes the purpose of the contract to be unable to be achieved, the employer has the right to terminate the contract.

The cost of the contractor’s continued use of the contractor’s materials, equipment, temporary works, contractor’s documents and other documents prepared by the contractor or on its behalf at the construction site shall be borne by the employer in the following manner: each party shall bear half of the cost.

16.2.4 According to the actual situation, the Employer has the right to deduct the relevant penalties or compensation in the contract directly from the payment of the project funds without the consent of the Contractor.

17. Force majeure

17.1 Confirmation of force majeure

In addition to the force majeure events stipulated in the general contract terms, other circumstances deemed as force majeure are: /.

17.4 Termination of contract due to force majeure

After the contract is terminated, the contractor shall complete the payment within 28 days after the payment is agreed or determined.

18. Insurance

18.1 Engineering insurance

Special agreement on engineering insurance: /.

18.3 Other insurance

Agreement on other insurances: The contractor shall bear the following insurances: personal injury and property of its own property and its own employees at the construction site, accidental injury of employees engaged in dangerous operations, personal injury and property of third parties, etc.

Should the contractor purchase property insurance for its construction equipment, etc.: Yes.

18.7 Obligation to notify

Agreement on the obligation to notify when changing the insurance contract: in accordance with Article 18.7 of the General Contract Terms.

20. Dispute resolution

20.3 Dispute review

Whether the parties to the contract agree to submit the engineering dispute to the dispute review panel for decision: /.

20.3. 1 Determination of dispute review panel

Determination of members of the dispute review panel: /.

Deadline for selection of dispute reviewer: /.

Dispute Review Panel members’ remuneration will be borne by: /.

Agreements on other matters: /.

20.3. 2 Decision of the Dispute Review Panel

Agreement between the parties to the contract regarding this item: /.

20.4 Arbitration or litigation

Any dispute arising from the contract and matters related to the contract shall be resolved in accordance with the following method 2:

(1) Apply for arbitration to the Arbitration Commission;

(2) File a lawsuit with the People’s Court where the project is located.

1. Before the start of the project, the construction enterprise shall open a special account for the wages (labor fees) of migrant workers on the basis of the enterprise, entrust the bank where the account is opened to be responsible for daily supervision, and file it with the construction administrative department. The funds in the special wage account shall be earmarked for the wage payment of migrant workers in construction projects, and shall not be used for the payment of funds other than the wages of migrant workers. The wage shall be paid according to 15% of the project payment. If the wage paid by the construction unit is not enough to pay the actual labor cost of the month, the construction enterprise shall be responsible for making up to ensure that the workers get their wages in time and in full. Specifically, Party A and Party B shall implement the relevant provisions of the Notice of Wenzhou Housing and Urban-Rural Development Bureau on Regulating the Separate Account Management of Wages and Other Project Funds in Wenzhou architectural engineering (Wenzhu Jianfa [2018] No.4).

2. The Contractor shall urge the Employer to conduct the performance evaluation in time and do a good job in submitting the evaluation results according to the Notice on Carrying out the Performance Evaluation of Construction Project Contracts (Wen Zhu Jian Fa [2015] No.286). The Employer shall also objectively evaluate the Contractor’s performance according to the requirements of the documents.

Annexes

Appendix to the Agreement:

Attachment 1: List of projects contracted by contractors

Appendices to Special Terms and Conditions of Contract:

Appendix 2: List of Materials and Equipment Supplied by the Employer

Appendix 3: Engineering Quality Warranty

Annex 1:

List of projects undertaken by contractors

Name of unit project	Construction Scale	Construction Area (m2)	Structural form	Number of layers	Capacity	Equipment installation content	Contract price (RMB)	Commencement Date	Date of completion

Annex 2:

List of Materials and Equipment Supplied by the Employer

Serial number	Materials, Equipment variety	Specification and model	Unit	Quantity	Unit price (RMB)	Quality Grade	Supply Time	Place of service	Remarks

Annex 3:

Warranty Letter for Engineering Quality

Contractor (full name): Ruike Electronics (Wenzhou) Co., Ltd.

Contractor (full name): Zhongxia Construction Co., Ltd.

In accordance with the Construction Law of the People’s Republic of China and the Regulations on Construction Project Quality Management, the employer and the contractor have agreed upon and signed a project quality warranty for the new project of 150mWh energy storage and intelligent power supply equipment of Ruike Electronics (Wenzhou) Co., Ltd. (full name of the project).

1. Scope and content of project quality warranty

During the quality warranty period, the Contractor shall bear the project quality warranty responsibility in accordance with relevant laws and regulations and the contract.

Regarding the scope and content of the quality warranty, the two parties agree as follows: the project shall be warrantied in accordance with the contents of the completion drawings and the change contact form. The contractor must bear the warranty work for all contents within the scope of the project being constructed. The contractor is responsible for all quality issues and shall bear all expenses incurred.

2. Quality guarantee period

According to the Regulations on Quality Management of Construction Projects, the Interim Measures for the Administration of Quality Guarantee of Construction Projects (Jianzhi [2005] No.7) and relevant regulations, both parties agree that the quality warranty period of this project is as follows:

2.1 Foundation engineering and main structure engineering are the reasonable service life of the project specified in the design documents.

2.2 Roof waterproofing works, anti-leakage works for bathrooms, rooms and exterior walls with waterproofing requirements are five years;

2.3 The renovation project takes two years;

2.4 The quality warranty period for the equipment in this project is two years;

2.5 The quality warranty period shall be calculated from the date when the overall project is completed and accepted.

3. Defect liability period

The defect liability period for the project is 24 months, and the defect liability period is calculated from the date on which the project passes the final acceptance. The unit project shall be accepted prior to all the projects, and the period of liability for defects of the unit project shall be counted from the date of acceptance of the unit project.

Upon the termination of the Defects Liability Period, the Employer shall refund the remaining quality deposit.

4. Quality warranty responsibility

4.1 For projects that fall within the scope and content of warranty, the contractor shall send personnel to provide warranty service within 24 hours from the date of receipt of the warranty notice. If the Contractor fails to send someone for warranty within the agreed time limit (including the contents of paragraphs 4.2 and 4.3 of this article), the Employer does not need to notify the Contractor again, and may entrust others to repair it by itself, and the cost (actual warranty cost plus 50% management cost) will be deducted from the quality security deposit.

4.2 In case of emergency repair accident, the Contractor shall immediately arrive at the scene of the accident for emergency repair after receiving the notice of the accident.

4.3 For quality problems involving structural safety, it shall be immediately reported to the local construction administrative department in accordance with the provisions of the Measures for Quality Warranty of Housing architectural engineering, and safety precautions shall be taken; The original design unit or the design unit with corresponding qualification grade proposes the warranty scheme, and the contractor implements the warranty.

4.4 Upon completion of the warranty, the Employer shall organize the acceptance.

5. Warranty costs

5.1. The warranty cost shall be borne by the party responsible for causing the quality defect.

6. Other

6.1 Other project quality warranty matters agreed upon by both parties: The warranty period for other contents not listed shall be subject to the provisions of the state, province and city if there are any provisions; if there are no provisions, the warranty period shall be 2 years.

6.2 The quality warranty of this project shall be signed by both the Employer and the Contractor of the Construction Contract before the completion acceptance, as an attachment to the Construction Contract, and its validity period expires before the warranty.

Contractor (official seal): Ruike Electronics (Wenzhou) Co., Ltd. Legal representative (signature): /s/ Kong Lingyi (Seal) Dated: March, 25, 2025	Contractor (official seal): Zhongxia Construction Co., Ltd. Legal representative (signature): /s/ Hu Jianmingyin (Seal)